As filed with the Securities and Exchange Commission on April 16, 2009
Registration No. 333-156411
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Pre-Effective Amendment No. 2 to Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ING USA Annuity and Life Insurance Company
(As depositor and sponsor of the trusts described herein and as issuer of the funding agreements described herein)
(Exact name of registrant as specified in its charter)

Iowa	41-0991508
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1475 Dunwoody Drive, Suite 400
West Chester, Pennsylvania 19380-1478
(610) 425-3400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Please address a copy of all communications to:

Eric G. Banta
ING USA Annuity and Life Insurance Company
1290 Broadway
Denver, Colorado 80203-5699
(303) 860-2129
(Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)

Copies to:

Perry J. Shwachman Anthony J. Ribaudo Sidley Austin LLP One South Dearborn Chicago, Illinois 60603 (312) 853-7000	Jeffrey J. Delaney Pillsbury Winthrop Shaw Pittman LLP 1540 Broadway New York, New York 10036 (212) 858-1000

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Unit	Offering Price(1)(2)	Fee(3)(4)
Secured Medium- Term Notes	$1,300,000,000	100%	$1,300,000,000	$51,090.00
Funding Agreements issued by ING USA Annuity and Life Insurance Company(5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(2)	If any securities are (a) denominated or payable in a foreign or composite currency or currencies, such principal amount as shall result in an aggregate initial offering price equivalent to $1,300,000,000, (b) issued at an original issue discount, such principal amount as shall result in an aggregate initial offering price of $1,300,000,000, or (c) issued with their principal amount payable at maturity to be determined with reference to a currency exchange rate, such principal amount as shall result in an aggregate initial offering price of $1,300,000,000.

(3)	The registration fee has been calculated on the basis of the maximum aggregate offering price of all securities listed in accordance with Rule 457(o) under the Securities Act of 1933.

(4)	Pursuant to Rule 457(p), the registrant may offset registration fees of up to $153,010 previously paid with respect to securities that were previously registered under the Registration Statement of the registrant on Form S-3 on March 18, 2005 (No. 333-123457) and were not sold thereunder.

(5)	Each Funding Agreement of ING USA Annuity and Life Insurance Company will be purchased by a separate and distinct trust with the proceeds of the sale of a related series of the Secured Medium-Term Notes issued by such trust. Pursuant to Rule 457(o) under the Securities Act of 1933, no separate fee is payable in respect of the Funding Agreements.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains:

•	two prospectus supplements relating to notes (one for an offering of secured medium-term notes which will be offered primarily to institutional investors and the other for an offering of INGsm USA CoreNotes® which will be offered primarily to retail investors) that one or more newly established separate and distinct issuing entities in the form of trusts may issue and sell to the public, from time to time, and the underlying funding agreement that will be issued by ING USA Annuity and Life Insurance Company to the applicable trust and will secure the payment of principal and interest on the notes issued by such trust; and

•	a base prospectus relating to notes that one or more newly established separate and distinct issuing entities in the form of trusts may issue and sell to the public, from time to time, with payment of principal and interest on the applicable series of notes to be secured by a funding agreement sold to, and deposited into, the applicable trust, by ING USA Annuity and Life Insurance Company.

Each offering of notes made under this Registration Statement will be made pursuant to:

•	the base prospectus and one of the prospectus supplements included in this Registration Statement, with the specifications of the notes and funding agreements offered thereby set forth in a pricing supplement; or

•	a newly filed prospectus supplement to the base prospectus, with the specifications of the notes and funding agreements offered thereby set forth in such newly filed prospectus supplement or a pricing supplement.

“INGsm” is a service mark of ING Groep N.V. and is used under license.

“CoreNotes®” is a registered service mark of Merrill Lynch & Co., Inc.

The information in this prospectus supplement is not complete and may be changed. Neither ING USA Annuity and Life Insurance Company nor the trusts may sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or would require registration or qualification under the securities laws of that jurisdiction.

SUBJECT TO COMPLETION, DATED APRIL 16, 2009

PROSPECTUS SUPPLEMENT
(To prospectus dated [          ])
$1,300,000,000
ING USA Annuity and Life Insurance Company
Secured Medium-Term Notes (That are also Asset-Backed Securities)
Due Between Nine Months and Thirty Years From the Date of Issue
Issued Through and Obligations of
ING USA Global Funding Trusts
Secured by Funding Agreements Issued by
ING USA Annuity and Life Insurance Company

ING USA:  We are ING USA Annuity and Life Insurance Company, an Iowa insurance company, the sponsor of this program and the depositor and issuer of the funding agreements described below. This prospectus supplement relates to the offering, from time to time, through newly established separate and distinct issuing entities in the form of the trusts described below, of one or more series of secured medium-term notes (that are also asset-backed securities), which we refer to in this prospectus supplement as “notes,” in an aggregate principal amount of up to $1,300,000,000 or the equivalent amount in one or more foreign or composite currencies, less any principal amount of notes previously issued under this program pursuant to this prospectus supplement, under our INGsm USA CoreNotes® program issued primarily to retail investors pursuant to a separate prospectus supplement dated the date hereof or otherwise under the accompanying prospectus. As of the date of this prospectus supplement, we have issued an aggregate principal amount of $3,700,000,000 of notes under this program pursuant to the Registration Statement (No. 333-123457).

Issuing Entities:  The applicable trust will use the net proceeds from the offering of its series of notes to purchase a funding agreement sold to, and deposited into, the applicable trust by us. Each trust exists for the exclusive purpose of issuing and selling one series of notes to investors, using the net proceeds from the sale of that series of notes to acquire a funding agreement from us, collaterally assigning and granting a security interest in the applicable funding agreement in favor of the indenture trustee, and engaging in other activities necessary or incidental thereto.

The notes are obligations of the applicable issuing entity. The notes are secured medium-term notes that are also asset-backed securities.

You should read this prospectus supplement, the accompanying prospectus and the applicable pricing supplement carefully before you invest.

The notes:  The specific terms and conditions of each series of notes will be as set forth in a separate pricing supplement. The notes of each series will:

•	be issued by a separate and distinct issuing entity in the form of a trust and will be the obligations of that issuing entity;
•	rank as secured indebtedness of the trust secured by a funding agreement issued by us;
•	unless otherwise specified in the applicable pricing supplement, not be listed on any securities exchange;
•	be issued in only one class;
•	unless otherwise specified in the applicable pricing supplement, have a minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof or other specified denominations for foreign currencies;
•	be in book-entry or definitive form;
•	have a stated maturity of between 9 months and 30 years from the date of issue;
•	pay interest on a monthly, quarterly, semi-annual or annual basis (unless otherwise specified in the applicable pricing supplement);
•	have redemption and/or repayment provisions, if applicable, whether mandatory or at the option of the trust or the holders of the notes;
•	represent non-recourse obligations of the trust and will be paid only from the assets of that trust;
•	represent the trust’s obligations only and will not represent obligations of, represent interests in, or be guaranteed by, us or any of our affiliates;
•	provide for payment in U.S. Dollars or one or more foreign currencies;
•	bear interest at fixed or floating rates, or bear no interest at all; and
•	be sold to United States and foreign institutional and other investors.

Holders of a series of notes may look only to the trust’s rights and title in the funding agreement issued to, and deposited into, the applicable trust by us and any proceeds of that funding agreement held in the trust and not to any other assets or collateral held by any other trust, ING USA or any affiliates thereof.

Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page 2 of the accompanying prospectus.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission or any state insurance commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The trusts may sell notes to one or more of the applicable agents referred to below (collectively, the “Agents”) as principals for resale at varying or fixed offering prices or through the applicable Agents using their reasonable efforts on behalf of the trust.

U.S. Agents	European Agents

Banc of America Securities LLC	Merrill Lynch International

Barclays Capital	Barclays Capital

Credit Suisse	Credit Suisse

Deutsche Bank Securities	Deutsche Bank

Goldman, Sachs & Co.	Goldman Sachs International

HSBC	HSBC

ING Financial Markets	J.P. Morgan

J.P. Morgan	Morgan Stanley

Morgan Stanley	UBS Investment Bank

UBS Investment Bank

The date of this prospectus supplement is [          ].

“INGsm” is a service mark of ING Groep N.V. and is used under license.

“CoreNotes®” is a registered service mark of Merrill Lynch & Co., Inc.

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS

This document is a prospectus supplement and supplements a prospectus which is part of the registration statement that we have filed with the SEC. This prospectus supplement provides you with a general description of the notes being offered, through newly established separate and distinct issuing entities in the form of trusts, and the underlying funding agreements, and supplements the description of the notes and funding agreements contained in the accompanying prospectus. These notes may be offered from time to time, through issuing entities in the form of trusts, in one or more series of notes with a total initial public offering price or purchase price of up to $1,300,000,000 or the equivalent amount in one or more foreign or composite currencies, less any amount of notes previously issued under this program, pursuant to a separate prospectus supplement that relates to our INGsm USA CoreNotes® program issued primarily to retail investors or otherwise under the accompanying prospectus. As of the date of this prospectus supplement, we have issued an aggregate principal amount of $3,700,000,000 of notes under this program pursuant to the Registration Statement (No. 333-123457).

The specific terms and conditions of notes being offered and the related funding agreements will be contained in a pricing supplement. A copy of that pricing supplement will be provided to you along with a copy of this prospectus supplement and the accompanying prospectus. That pricing supplement also may add, update, supplement or clarify information in this prospectus supplement and the accompanying prospectus. You should carefully review such additional, updated, supplemental or clarifying information contained in the pricing supplement. You should read this prospectus supplement and the accompanying prospectus and the pricing supplement together with the additional information that is incorporated by reference in this prospectus supplement and the accompanying prospectus. That additional information is described under the heading “Incorporation of Certain Documents by Reference” beginning on page 11 of the accompanying prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the applicable pricing supplement and any applicable free writing prospectus. None of us, any trust or any Agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. None of us, any trust or any Agent is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement is accurate only as of its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus supplement, references to “ING USA,” “we,” “us” and “our” are to ING USA Annuity and Life Insurance Company, an Iowa insurance company, and references to “trust” are to the applicable newly established separate and distinct issuing entity in the form of a special purpose common law trust, formed in a jurisdiction located in the United States of America specified in the applicable pricing supplement, which actually issues the applicable series of notes. In this prospectus supplement, we refer to each series of secured medium-term notes as a “series of notes.” Neither ING Groep N.V. nor any of its affiliates or subsidiaries (except ING USA) will guarantee or otherwise be liable, directly or indirectly, for the payment of principal or interest on the notes.

In this prospectus supplement, references to “United States Dollars,” “U.S. Dollars” or “$” are to lawful currency of the United States of America, and references to “euro(s)” are to the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the Treaty establishing the European Community, as amended.

SUMMARY

This section summarizes the material legal and financial terms of the notes and the underlying funding agreements that are described in more detail in “Description of the Notes” beginning on page S-14 and “Description of the Funding Agreements” beginning on page S-41. Final terms of any particular series of notes are set at the time of sale and will be contained in a pricing supplement relating thereto. That pricing supplement may add to, update, supplement or clarify the terms contained in this summary. In addition, you should read the more detailed information appearing elsewhere in the accompanying prospectus, this prospectus supplement and the applicable pricing supplement.

The Trusts	Each series of notes will be issued by a newly established and separately created common law trust. Each trust will be established by GSS Holdings II, Inc., as trust beneficial owner, and U.S. Bank National Association, as trustee, pursuant to a trust agreement (each, a “trust agreement”). The assets and liabilities of each trust are separate and distinct from our assets and liabilities and the assets and liabilities of every other trust.

The Sponsor and the Depositor	We are the sponsor of this program and the registrant as the depositor and issuer of the funding agreements under the program.

Purpose of Trusts	The sole purpose of the trusts is to facilitate a program for the issuance, from time to time, of one or more series of notes to the public. Each trust may only issue one series of notes and such notes will be issued only on the original issue date for such notes. Each series of notes will be secured by only one funding agreement purchased from us by the applicable trust, the principal amount of which may not be increased. The trust will use the net proceeds received from issuing a series of notes to acquire a funding agreement for, and to be held in, the trust. The trust will hold the collateral described below under “Description of the Notes — General — Collateral” pertaining to its series of notes to fund its obligations under that series of notes.

Notes issued by the trust will be the direct obligations of the trust and will not be our obligations, the obligations of any of our affiliates or the obligations of any other trust. Holders of notes of a particular series may only look to the funding agreement issued by us and any proceeds of such funding agreement held in the related trust for payment on their notes and not to the assets held in any other trust or by us.

We are not affiliated with any trust. Neither we nor any of our officers, directors, subsidiaries or affiliates owns any beneficial interest in any trust nor has any of these persons or entities entered into any agreement with any trust other than in furtherance of the issuance of notes from time to time as contemplated by this prospectus supplement and the accompanying prospectus.

Neither we nor any of our officers, directors, subsidiaries or affiliates is affiliated with the trustee, the trust beneficial owner or the indenture trustee relating to the notes.

Below is a diagram showing the parties involved in the issuance of notes by each trust.

We Can Issue Medium-Term Notes and Funding Agreements Directly to Investors	We are able to issue our own medium-term notes directly to investors and to issue funding agreements directly to investors. However, by securing each trust’s notes with a funding agreement, such trust’s notes are secured by an asset that would have a higher priority in insolvency than our unsecured medium-term notes, if any, and may be entitled to receive a higher investment rating from one or more nationally recognized rating agencies than our unsecured medium-term notes. In addition, funding agreements are very difficult to transfer and have no active secondary market. By securing each trust’s notes with a funding agreement, investors may be able to avail themselves of many of the benefits of our funding agreements while benefiting from the liquidity afforded by each trust’s medium-term notes.

Agents	Merrill Lynch International; Banc of America Securities LLC; Barclays Capital Inc.; Barclays Bank PLC; Credit Suisse Securities (USA) LLC; Credit Suisse Securities (Europe) Limited; Deutsche Bank Securities Inc.; Deutsche Bank AG, London Branch; Goldman, Sachs & Co.; Goldman Sachs International; HSBC Securities (USA) Inc.; HSBC Bank plc; ING Financial Markets LLC; J.P. Morgan Securities Inc.; J.P. Morgan Securities Ltd.; Morgan Stanley & Co. Incorporated; Morgan Stanley & Co. International plc; UBS Securities LLC; and UBS Limited.

Secured Medium-Term Notes Program	This prospectus supplement relates to notes that one or more trusts may issue and sell to United States and foreign institutional and other investors under our secured medium-term notes program.

INGsm USA CoreNotes® Program	Included in the registration statement, of which this prospectus supplement is a part, is another prospectus supplement relating to notes that may be issued and sold to retail and other investors by newly established trusts under the related INGsm USA CoreNotes® program. The terms of the INGsm USA CoreNotes® are identical in all material respects to the terms of the notes to be sold under this secured medium-term notes program, as described in this prospectus supplement, except that the INGsm USA CoreNotes® of any series:

•	may not be issued as amortizing notes;

•	will be denominated in U.S. Dollars only;

•	will not provide for the payment of additional amounts relating to any required withholding under any circumstances; and

•	may contain a survivor’s option, permitting optional repayment of notes of a series of notes, subject to certain limitations, prior to maturity, if requested, following the death of the beneficial owner of notes of that series of notes.

Amount	The trusts may collectively issue up to a maximum aggregate principal amount of $1,300,000,000 of notes, or the equivalent in one or more foreign or composite currencies, in connection with this prospectus supplement, less any principal amount of notes previously issued under this program, under our INGsm USA CoreNotes® program or otherwise under the accompanying prospectus. As of the date of this prospectus supplement, we have issued an aggregate principal amount of $3,700,000,000 of notes under this program pursuant to the Registration Statement (No. 333-123457).

Flow of Funds	Other than during an event of default under the notes, amounts received by or on behalf of the trust will be paid:

•	first, to amounts due upon the notes; and

•	second, with respect to any remaining funds, in accordance with the trust agreement.

During an event of default under the notes, amounts received by or on behalf of the trust will be paid:

•	first, to the (i) indenture trustee, registrar, transfer agent, paying agent and calculation agent, their agents and counsel, for all amounts due them under the indenture, to be shared pro rata among them, in an aggregate amount of no more than $250,000 for all series of notes issued by all trusts outstanding to the extent not previously paid and (ii) trustee and custodian, their agents and counsel, for all amounts due them under the indenture, to be shared pro rata amongst them, in an aggregate amount of no more than $250,000 for all series of notes issued by all trusts outstanding, to the extent not previously paid; provided, however, that such amounts described in clauses (i) and (ii) above shall rank pari passu;

	•	second, to amounts due upon the notes; and

	•	third, with respect to any remaining funds, in accordance with the trust agreement. See “Description of the Notes — Application of Money Collected Under the Indenture” in the accompanying prospectus.

Enforcement of Rights Under Securities Laws	Purchasers of notes may proceed directly against us, as the depositor and a statutory issuer of the notes, to enforce their rights under the United States federal and state securities laws. The right by such purchasers to proceed against us, with respect to the applicable funding agreement and notes, under the United States federal and state securities laws is no different than if we had issued the funding agreement and notes directly to such purchasers.

Terms of the Notes:

Status	•	Each series of notes will be the unconditional, direct, non-recourse, secured and unsubordinated obligations of the applicable trust. Each series of notes will be secured by the collateral relating to that series of notes.

	•	Each series of notes may be accelerated in the payment of principal and outstanding interest if an event of default under the notes occurs. Upon the occurrence of an event of default, the indenture trustee (described below), on behalf of the holders of such notes, may only proceed against the collateral held in the related trust.

	•	The notes of each series are not, and will not be, obligations of, or guaranteed by, us or any other insurance company or any affiliate of ours. The notes will not benefit from any insurance guarantee fund coverage or any similar protection.

Payment of Principal and
Interest	•	Principal and interest payments, if any, on any series of notes will be made solely from the proceeds of a funding agreement purchased with respect to such series of notes for the related trust.

	•	Each series of notes may be interest bearing or non-interest bearing as specified in the applicable pricing supplement. Each series of notes may bear interest at either a fixed rate or a floating rate, or a combination of fixed rates and floating rates, as specified in the applicable pricing supplement.

	•	The principal amount of each note (other than amortizing notes) will be payable on its stated maturity date (as defined under “Description of the Notes — General — Maturity”), including any extensions thereof, repayment date or redemption date, as specified in the applicable pricing supplement, at the corporate trust office of the paying agent, acting in its capacity as servicer, or any other place the relevant trust designates.

	•	Unless otherwise specified in the applicable pricing supplement, interest, if any, on each series of notes will be payable on a monthly, quarterly, semi-annual or annual basis.

	•	A trust may issue amortizing notes that pay an amount in respect of both interest and principal amortized over the life of the note as specified in the applicable pricing supplement.

Interest Rate	Each fixed rate note (as defined under “Description of the Notes — Interest”) will bear interest from its date of original issuance at the annual rate stated in the applicable pricing supplement until, but not including, the date upon which the principal is paid unless otherwise specified in the applicable pricing supplement.

Each floating rate note (as defined under “Description of the Notes — Interest”) will bear interest, from the date of original issuance until, but not including, the date upon which the principal is paid, at a rate determined by reference to an interest rate or interest rate formula, which may be adjusted by a Spread and/or Spread Multiplier (each as more fully described under “Description of the Notes — Floating Rate Notes”). The applicable pricing supplement will designate one or more of the following interest rate bases along with the index maturity for that interest rate basis:

	•	the CD Rate;

	•	the CMT Rate;

	•	the Commercial Paper Rate;

	•	the Constant Maturity Swap Rate;

	•	the Eleventh District Cost of Funds Rate;

	•	EURIBOR;

	•	the Federal Funds Open Rate;

	•	the Federal Funds Effective Rate;

	•	LIBOR;

	•	the Prime Rate; or

	•	the Treasury Rate.

Maturities	Unless otherwise specified in the applicable pricing supplement, each series of notes will mature between nine months and 30 years from its date of original issuance on the last scheduled interest payment date, as specified in the applicable pricing supplement.

Redemption and Repayment	A trust will redeem its series of notes if we redeem the funding agreement securing such series of notes. Except as otherwise specified in the accompanying prospectus, this prospectus supplement or the applicable pricing supplement, the funding agreement securing a series of notes will not be redeemable by us and no series of notes will be repayable at the option of the holder prior to their stated maturity date. Unless otherwise specified in the applicable pricing supplement, the notes of any series will not be subject to any sinking fund.

Each trust may issue a series of notes which may be redeemed by the issuing trust when 20% or more of the original principal balance is outstanding. Notes that may be redeemed at a time when 20% or more of the original principal amount of such notes are outstanding will be designated in their title as “callable” in the applicable pricing supplement.

Withholding Tax	All amounts due in respect of the notes will be made without any applicable withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority, unless such withholding or deduction is required by law. Unless otherwise specified in the applicable pricing supplement, neither the notes nor the related funding agreement will provide for the payment of additional amounts relating to any required withholding or deduction imposed or levied on payments in respect of a series of notes or the funding agreement. As a result, unless otherwise specified in the applicable pricing supplement, the risk of any such withholding or deduction, whether or not as a result of a change in law or otherwise, will be borne by the holders of such series of notes.

Fees and Expenses	We will pay the costs and expenses incurred by a trust under the expense and indemnity agreements with each of the indenture trustee, the custodian, the trust beneficial owner and the trustee (on behalf of itself and each trust formed in connection with the issuance of a series of notes) and any additional service provider appointed from time to time. See “Fees and Expenses” in the accompanying prospectus. We anticipate that the indenture trustee fees for this program will be approximately $2,500 per year for each series of notes.

Denominations; Currency	Unless otherwise specified in the applicable pricing supplement, the notes will be denominated in U.S. Dollars and issued and sold in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Listing	Unless otherwise specified in the applicable pricing supplement, your series of notes will not be listed on any securities exchange.

Form of Notes	Unless otherwise specified in the applicable pricing supplement, each series of notes will be issued in book-entry form and cleared through The Depository Trust Company (“DTC” or the

“depositary”). Each book-entry note will be held by the indenture trustee as custodian for the depositary or its nominee.

Collateral	The notes of any series will be secured by the right, title and interest of the trust in and to (1) the relevant funding agreement held in that trust, (2) all proceeds of the funding agreement and all amounts and instruments on deposit from time to time in the related collection account, (3) all books and records pertaining to the relevant funding agreement and (4) all rights of the trust pertaining to the foregoing.

Each series of notes will be secured by the collateral held in the applicable trust. The trust will collaterally assign and grant a security interest in the related funding agreement in favor of the indenture trustee for the benefit of the holders of notes of the applicable series.

Under the custodial agreement (the “custodial agreement”) entered into among the indenture trustee, U.S. Bank National Association (the “custodian”) and the trustee (as defined under “— Administration of the Trusts”) (on behalf of each trust to be formed in connection with the issuance of a series of notes), upon the collateral assignment of and grant of a security interest in the funding agreement related to a series of notes of a trust, the custodian will hold the funding agreement on behalf of the indenture trustee in the State of Colorado.

Funding Agreements	A funding agreement is a type of insurance company product in which the purchaser, usually an institutional investor, pays the insurance company a deposit and, in turn, receives scheduled payments of principal and interest. The deposit we receive on the issuance of a funding agreement will be part of our general account and not allocated to any of our separate accounts. Our general account is the account which contains all of our assets and liabilities other than those held in our separate accounts. Separate accounts are segregated accounts which are established for certain products that we sell. A separate account holds assets and liabilities specifically related to one or more products and segregates these assets and liabilities from the assets and liabilities of all other separate accounts and the assets and liabilities of our general account. Since the deposit made under any funding agreement will be part of our general account, our obligations under each such funding agreement will be the obligations of our general account, rather than the obligations of any separate account. As such, we will invest the proceeds from the sale of funding agreements in a portfolio of assets which, along with our other general account assets, will be used to meet our contractual obligations under such funding agreements and our other general account obligations. We will earn the spread differential, if any, between the cost of our obligations under such funding agreements and the yield on our invested assets. We may periodically, consistent with our past practice and subject to our compliance with all applicable regulatory restrictions, dividend from our general account a portion of our net income to our direct parent, Lion Connecticut Holdings Inc.

Each trust will use the net proceeds received from the sale of its series of notes to purchase a funding agreement issued by us, the terms of which will be set forth in the applicable pricing supplement. Each funding agreement will have a deposit amount equal to the sum of the principal amount (or issue price in the case of discount notes) of the related series of notes and the amount of the beneficial interest in the related trust. The rate at which a funding agreement bears interest will be equal to the rate of interest, if any, on the related series of notes. Each funding agreement will otherwise have substantially similar payment and other terms to the related series of notes.

Each funding agreement is our unsecured obligation. See “— Ratings” below.

In the event of our impairment or insolvency, the Iowa Insurance Commissioner will be authorized and directed to commence delinquency proceedings for the purpose of liquidating, rehabilitating, reorganizing or conserving us pursuant to Iowa Code Sections 507C.4, 507C.12, 507C.13, 507C.14 and 507C.16. In conducting delinquency proceedings, claims are prioritized and an order of distribution is specified pursuant to Iowa Code Section 507C.42. There are nine classes within the priority scheme, with each successive class being fully junior to the preceding class. Class 1 priority is given to the costs and expenses of administration of the insurer during the delinquency proceedings and Class 2 priority is given to the claims of the insurer’s policyholders and guaranty associations. We believe that, in a properly prepared and presented case, a court applying Iowa law would conclude that loss claims of principal and interest in respect of each funding agreement would be accorded Class 2 priority under Iowa Code Section 507C.42 and paid equally in priority with our other policyholders. See “Description of the Funding Agreements” in the accompanying prospectus.

Iowa law would apply to our insolvency or receivership proceedings. Investors should note, however, that the statutory liquidation priority accorded to funding agreements under Iowa law does not clearly apply to any additional amounts required to be paid (if specified in the applicable pricing supplement and related funding agreement) as may be necessary in order that the net amounts receivable by a holder after any withholding or deduction shall equal the respective amounts which would have been receivable by such holder in the absence of such withholding or deduction. Accordingly, in the event of our insolvency or receivership, claims under a funding agreement for such payments, if any, may not rank equally with either life insurance policy and annuity claims or funding agreement claims, and may rank equally with our unsecured debt obligations, which are given Class 5 priority under Iowa Code Section 507C.42. See “Description of the Funding Agreements” in the accompanying prospectus.

Ratings	Unless otherwise indicated in the applicable pricing supplement, we expect the notes to have an issue credit rating of AA- from

Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s”) and a debt rating of aa- from A.M. Best Company, Inc. (“A.M. Best”). The program has been rated AA- by Standard & Poor’s, A1 by Moody’s Investors Service, Inc. (“Moody’s”) and aa- by A.M. Best. If Standard & Poor’s, Moody’s or A.M. Best changes the program rating, the new program rating will be specified in the applicable pricing supplement. Notes of a series will be issued under the program only in the event that, at the time of issuance of such series of notes, at least one nationally recognized rating agency would assign an investment grade rating to such series of notes and the funding agreement securing such series of notes.

The above information reflects the ratings as of the date hereof for the notes and the program. ING USA’s ratings information is described under the heading “ING USA Annuity and Life Insurance Company” on page 13 of the accompanying prospectus.

Indenture, Indenture Trustee and Servicer	Each trust will issue its series of notes to the public pursuant to an indenture between that trust and Citibank, N.A., in its capacity as indenture trustee. See “Description of the Notes — General — Indenture.” The indenture trustee will act as servicer with respect to the program. The indenture will be subject to, and qualified under, the Trust Indenture Act of 1939, as amended. The indenture trustee is not affiliated with any trust or with us or any of our affiliates.

Administration of the Trusts	U.S. Bank National Association, a national banking association, will be each trust’s sole trustee (the “trustee”). The trustee will not be obligated in any way to make payments under or in respect of the notes. The trustee is not affiliated with us.

We have entered into an expense and indemnity agreement with each of the indenture trustee, the custodian, the trust beneficial owner (as defined under “— Trust Beneficial Owner”) and the trustee (on behalf of itself and each trust formed in connection with the issuance of a series of notes). We will enter into an expense and indemnity agreement with additional service providers appointed from time to time. Under each expense and indemnity agreement, we will pay certain costs and expenses relating to the offering, sale, issuance and administration of any series of notes and certain costs, expenses and taxes incurred by a trust and will indemnify the indenture trustee, the custodian, the trust beneficial owner, the trustee, each trust and additional service providers appointed from time to time with respect to certain matters.

Trust Beneficial Owner	GSS Holdings II, Inc., a Delaware corporation, will be the sole beneficial owner of each trust (the “trust beneficial owner”). The beneficial interest of each trust:

•	will be purchased by the trust beneficial owner for $15 (or, in the case of a trust that issues discount notes, such other amount as corresponds to the discount on such notes), unless otherwise specified in the applicable pricing supplement;

•	will be issued in book-entry form;

•	will entitle the trust beneficial owner to receive payments in respect thereof on the same terms as the payments to be made to the holders of notes of the related series; and

•	will be subordinated to the related series of notes.

The trust beneficial owner will receive periodic distributions on its beneficial interest at the same rate and on the same day that holders of notes of the related series receive interest payments. On the maturity date (as defined under “Description of the Notes — General — Maturity”) of the trust beneficial owner’s beneficial interest and the related series of notes, the trust will redeem the principal amount of the related series of notes to the holders of such notes and the principal amount of the beneficial interest to the trust beneficial owner.

The trust beneficial owner is not affiliated with us.

Governing Law	The notes and each indenture will be governed by, and construed in accordance with, the laws of the State of New York. The trust agreement for the applicable trust will be governed by, and construed in accordance with, the laws of the jurisdiction in which it is formed. Each funding agreement will be governed by the laws of the State of Colorado.

Material United States Federal Income Tax Considerations	We intend to take the position, for United States federal income tax purposes, that each trust will be disregarded and that the notes will be treated as representing our indebtedness (the “Intended Tax Characterization”). Each holder of a note (or any beneficial interest therein), by acceptance of the note (or beneficial interest therein), agrees to the Intended Tax Characterization. Accordingly, holders of the notes generally will have the same United States federal income tax consequences from the purchase of the notes as they would have had if they purchased a debt obligation issued directly by us. Prospective purchasers of the notes must carefully consider the tax consequences of the ownership and disposition of the notes set forth under “Material United States Federal Income Tax Considerations.”

Ratio of Earnings to Fixed Charges	The following table sets forth, for the years and periods indicated, our ratios of:

•	earnings to fixed charges before interest credited to contractowners; and

•	earnings to fixed charges.

We calculate the ratio of earnings to fixed charges before interest credited to contractowners by dividing the sum of income from continuing operations before income taxes (BT), interest expense (I) and interest factor of rental expense (IF) plus undistributed income from equity investees (E) by the sum of interest expense (I), interest factor of rental expense (IF) and undistributed income from equity investees (E). The formula for this ratio is: (BT+I+IF+E)/(I+IF+E).

We calculate the ratio of earnings to fixed charges by dividing the sum of income from continuing operations before income taxes (BT), interest expense (I), interest factor of rental expense (IF) and interest credited to contractowners (IC), plus undistributed income from equity investees (E) by the sum of interest expense (I), interest factor of rental expense (IF), dividends on majority-owned subsidiary redeemable preferred securities (non-intercompany) (D) and interest credited to contractowners (IC). The formula for this calculation is: (BT+I+IF+IC+E)/(I+IF+D+IC). Interest credited to contractowners includes all benefits for FAS 97 products. FAS 97 products include universal life and investment-type products such as fixed and variable deferred annuities.

On January 1, 2004, we changed our name from Golden American Life Insurance Company (“Golden American”) to ING USA Annuity and Life Insurance Company, and merged the following affiliates into us: Equitable Life Insurance Company of Iowa, USG Annuity & Life Company, and United Life & Annuity Insurance Company. In accordance with Accounting Principles Board Opinion No. 16, “Business Combinations”, financial information of the combined entity is presented as if the entities had been combined for the full year ended and as of December 31, 2005, and comparative financial statements for the years ended and as of December 31, 2004 and 2003 are restated and presented as if the entities had previously been combined, in a manner similar to a pooling-of-interests.

	For the Year Ended December 31,
	2008	2007	2006	2005	2004

Ratio of earnings to fixed charges before interest credited to contractowners	(11.9)	5.8	8.9	7.2	21.9
Ratio of earnings to fixed charges	(0.4)	1.1	1.3	1.2	1.2

For the year ended December 31, 2008, the amount of the deficiency was $1,626.4 million.

DESCRIPTION OF THE NOTES

The following description of the material provisions of the notes supplements the general description of the notes provided in the accompanying prospectus. You should therefore review the accompanying prospectus carefully. You should carefully review the information in this prospectus supplement. The pricing supplement for each offering of notes will contain the specific information and terms and conditions for that offering. As such, you should carefully review the information contained in the pricing supplement, including any description of the method of calculating interest on any note. The applicable pricing supplement may also add, update, supplement or clarify information contained in this prospectus supplement or the accompanying prospectus. It is important for you to consider the information contained in the accompanying prospectus, this prospectus supplement, the applicable pricing supplement, any accompanying free writing prospectus, the indenture and the notes in making your investment decision.

This section describes some technical concepts and uses some capitalized terms that are not defined in this prospectus supplement. You should refer to the form of indenture and the form of note certificates filed as exhibits to the registration statement (of which this prospectus supplement and the accompanying prospectus are a part) for the full description of those concepts and complete definitions of those terms.

General

Indenture

Each trust will issue one series of notes, subject to and entitled to the benefits of a separate indenture between the trust and the indenture trustee, which will adopt and incorporate the standard indenture terms. Such notes will be issued only on the original issue date for such notes. With respect to a particular trust, we refer to the applicable indenture and the standard indenture terms as the “indenture.” Each series of notes will be the subject of a pricing supplement. The indenture will be subject to, and qualified under, the Trust Indenture Act of 1939, as amended. For a description of the terms of the indenture, see “Description of the Notes” beginning on page 19 of the accompanying prospectus.

At the date of this prospectus supplement, the notes offered pursuant to this prospectus supplement are limited to an aggregate initial public offering price or purchase price of up to $1,300,000,000 or its equivalent in one or more foreign or composite currencies. This amount is subject to reduction as a result of the previous issuance of notes under this program, under our INGsm USA CoreNotes® program or otherwise under the accompanying prospectus. As of the date of this prospectus supplement, we have issued an aggregate principal amount of $3,700,000,000 of notes under this program pursuant to the Registration Statement (No. 333-123457).

Collateral

The notes of a series will be the trust’s unconditional, direct, non-recourse, secured and unsubordinated obligations. Under the indenture, the funding agreement issued to and deposited into a trust by us, in exchange for the proceeds received by the trust from the offering of its series of notes and trust beneficial interest, will be collaterally assigned by the trust, and the trust will grant a security interest in the funding agreement, to the indenture trustee for the benefit of the holders of the related series of notes. A trust may purchase only one funding agreement from us. Each series of notes will be secured by a security interest in the “collateral,” consisting of the rights, title and interest of the trust in and to:

•	the relevant funding agreement;

•	all proceeds of the relevant funding agreement and all amounts and instruments on deposit from time to time in the related collection account; and

•	all books and records pertaining to the relevant funding agreement.

Under the terms of the custodial agreement, upon the collateral assignment and grant of security interest in the funding agreement related to a series of notes of a trust, the custodian will hold the funding agreement on behalf of the indenture trustee in the State of Colorado.

Ranking

The notes of a series of a trust will rank equally among themselves.

Pricing Options

Notes that bear interest will either be fixed rate notes or floating rate notes, or a combination of fixed rate notes and floating rate notes, as specified in the applicable pricing supplement. A trust may also issue discount notes and amortizing notes as specified in the applicable pricing supplement.

Pricing Supplement

The pricing supplement relating to the offering of a series of notes will describe the following terms:

•	the principal amount and specified currency (as defined under “Currency” below) for the notes;

•	whether the notes:

(1) are fixed rate notes;

(2) are floating rate notes;

(3) are amortizing notes, meaning that a portion or all of the principal amount is payable prior to the stated maturity date in accordance with a schedule or by application of a formula; and/or

(4) are discount notes that do not bear any interest or bear interest at a below market rate at the time of issuance;

•	the price at which the notes will be issued, which will be expressed as a percentage of the aggregate principal amount or face amount;

•	the original issue date on which the notes will be issued;

•	the stated maturity date and any extensions thereof;

•	if the notes are fixed rate notes, the rate per annum at which the notes will bear any interest and the Interest Payment Date (as defined under “Description of the Notes — Fixed Rate Notes — Interest Payments”) frequency;

•	if the notes are floating rate notes, relevant terms such as:

(1) the interest rate basis;

(2) the initial interest rate;

(3) the Interest Period or the Interest Reset Dates (each as defined under “— Floating Rate Notes — Interest Reset Dates” below);

(4) the Interest Payment Dates;

(5) the Index Maturity (as defined under “— Floating Rate Notes” below);

(6) any Maximum Interest Rate (as defined under “— Floating Rate Notes — Maximum and Minimum Interest Rates” below);

(7) any Minimum Interest Rate (as defined under “— Floating Rate Notes — Maximum and Minimum Interest Rates” below);

(8) the Spread and/or Spread Multiplier; and

(9) any other terms relating to the particular method of calculating the interest rate for the notes and whether and how the Spread and/or Spread Multiplier may be changed prior to the stated maturity date;

•	if the notes are amortizing notes, the terms for repayment prior to the stated maturity date;

•	whether the notes may be redeemed by the trust, or repaid at the option of the holder, prior to the stated maturity date and the terms of its redemption or repayment, provided that any such redemption or repayment will be accompanied by the simultaneous redemption or repayment of the relevant funding agreement;

•	the purchasing agent’s discount and net proceeds to the issuing trust;

•	any special United States federal income tax considerations relating to the purchase, ownership and disposition of the notes;

•	the jurisdiction of formation of the trust; and

•	any other terms of the notes provided in the accompanying prospectus to be set forth in a pricing supplement or that are otherwise consistent with the provisions of the indenture under which the notes will be issued.

Maturity

Unless otherwise specified in the applicable pricing supplement, each series of notes will mature on a day between nine months and 30 years from its date of original issuance on the last scheduled interest payment date (the “stated maturity date”), as specified in the applicable pricing supplement, unless the principal of such series becomes due and payable prior to the stated maturity date, whether, as applicable, by the declaration of acceleration of maturity, notice of redemption by the trust, notice of the registered holder’s option to elect repayment or otherwise (we refer to the stated maturity date or any date prior to the stated maturity date on which the particular series of notes becomes due and payable, as the case may be, as the “maturity date” with respect to the principal of such series of notes repayable on that date). A trust may issue notes that allow the holder to extend the maturity date as specified in the applicable pricing supplement, provided such extension does not extend the maturity date beyond 30 years from the date of their original issuance.

Currency

Unless otherwise specified in the applicable pricing supplement, the notes of a series will be denominated in, and payments of principal, premium, if any, and/or interest, if any, and any other amounts in respect of the notes will be made in, U.S. Dollars. In the alternative, each series of notes may be denominated in, and payments of principal, premium, if any, and/or interest, if any, and any other amounts in respect thereof may be made in, a single foreign currency. The currency in which a particular series of notes is denominated (or, if that currency is no longer legal tender for the payment of public and private debts in the country issuing that currency or, in the case of the euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union, the currency which is then legal tender in the related country or in the adopting member states of the European Union, as the case may be) is referred to as the “specified currency” with respect to such series of notes.

You will be required to pay for your notes in the specified currency. At the present time, there are limited facilities in the United States for the conversion of United States Dollars into foreign currencies and vice versa, and commercial banks do not generally offer non-United States Dollar checking or savings account facilities in the United States. The Agent from or through which a foreign currency note is purchased may be prepared to arrange for the conversion of United States Dollars into the specified currency in order to enable you to pay for your foreign currency note, provided that you make a request to that Agent on or prior to the fifth business day (as defined under “Business Day” below) preceding the date of delivery of the particular foreign currency note, or by any other day determined by that Agent. Each conversion will be made by an Agent on the terms and subject to the conditions, limitations and charges as that Agent may from time to time establish in accordance with its regular foreign exchange practices. You will be required to bear all costs of exchange in respect of your foreign currency note.

A trust may (if so specified in the applicable pricing supplement), without the consent of the holders of any note, redenominate all, but not less than all, of the notes of any series on or after the date on which the member state of the European Union in whose national currency such notes are denominated has become a participant member in the third stage of the European economic and monetary union as more fully set out in the applicable pricing supplement.

Form of Notes; Denominations

Each trust will issue each note in book-entry form represented by one or more fully registered book-entry securities registered in the name of Cede & Co., the nominee of The Depository Trust Company, as depositary, unless otherwise specified in the applicable pricing supplement. Each book-entry note will be held by the indenture trustee as custodian for the depositary. Unless otherwise specified in the applicable pricing supplement, the minimum denominations of each note will be $1,000 and integral multiples of $1,000 in excess thereof.

Transfers and Exchanges

Book-entry notes may be transferred or exchanged only through the clearing systems. See “— Book-Entry Notes.” Registration of transfer or exchange of definitive notes will be made at the office or agency maintained by the trust for this purpose in the Borough of Manhattan, The City of New York, which is currently the corporate trust office of the indenture trustee located at 111 Wall Street, 15th Floor, New York, New York 10005. No service charge will be imposed for any such registration of transfer or exchange of notes, but the trust may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such transfer or exchange (other than certain exchanges not involving any transfer).

Listing

Unless otherwise specified in the applicable pricing supplement, your series of notes will not be listed on any securities exchange.

Business Day

“Business day” means, unless otherwise specified in the applicable pricing supplement, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to foreign currency notes, the day must also not be a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined under “Principal Financial Center” below) of the country issuing the specified currency or, if the specified currency is the euro, the day must also be a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open; provided, further, that, with respect to notes as to which LIBOR is an applicable interest rate basis, the day must also be a London Banking Day.

London Banking Day

“London Banking Day” means a day on which commercial banks are open for business (including dealings in the LIBOR Currency (as defined under “Description of the Notes — Floating Rate Notes — LIBOR”)) in London.

Principal Financial Center

“Principal Financial Center” means, as applicable:

•	the capital city of the country issuing the specified currency; or

•	the capital city of the country to which the LIBOR Currency relates;

provided, however, that, with respect to United States Dollars, Australian Dollars, Canadian Dollars, the Euro, South African Rand and Swiss Francs, the Principal Financial Center shall be The City of New York, Sydney, Toronto, London (solely in the case of the LIBOR Currency), Johannesburg and Zurich, respectively.

Payments

A trust will make payments of principal of, and premium, if any, and interest and other amounts due and owing, if any, on, book-entry notes through the indenture trustee, acting in its capacity as servicer, to the account of the depositary or its nominee. See “— Book Entry Notes.” In the case of definitive notes, the trust will make payments of principal of, and premium, if any, and interest and other amounts due and owing, if any, on, the maturity date in immediately available funds upon presentation and surrender thereof (and, in the case of any repayment on an optional repayment date, upon submission of a duly completed election form if and as required by the provisions described below) at the office or agency maintained by the trust for this purpose in the Borough of Manhattan, The City of New York, which is currently the paying agency office of the indenture trustee located at 111 Wall Street, 15th Floor, New York, New York 10005. A trust will make payments of interest and other amounts due and owing, if any, on the maturity date of a definitive note to the person to whom payment of the principal thereof and premium, if any, thereon shall be made. A trust will make payments of interest and other amounts due and owing, if any, on a definitive note on any Interest Payment Date other than the maturity date by check mailed to the address of the registered holder entitled thereto appearing in the note register. Notwithstanding the foregoing, the trust will make payments of interest and other amounts due and owing, if any, on a definitive note on any Interest Payment Date other than the maturity date to each registered holder of $10,000,000 (or, if the specified currency is other than United States Dollars, the equivalent thereof in the particular specified currency) or more in aggregate principal amount of definitive notes (whether having identical or different terms and provisions) by wire transfer of immediately available funds if the applicable registered holder has delivered appropriate wire transfer instructions in writing to the indenture trustee not less than 15 calendar days prior to the particular Interest Payment Date. Any wire transfer instructions received by the indenture trustee shall remain in effect until revoked by the applicable registered holder.

Security; Non-Recourse Obligations

Each series of notes will be solely the obligations of the related trust and will not be guaranteed by any person, including but not limited to us, any Agent, any of our or their affiliates or any other trust. A trust’s obligations under its series of notes will be secured by all of its rights, title and interest in a funding agreement issued by us and other rights and assets included in the applicable collateral held in the trust.

Since we will be the sole obligor under the funding agreement, the trust’s ability to meet its obligations, and your ability to receive payments from the trust, with respect to each applicable series of notes, will be principally dependent upon our ability to perform our obligations under the applicable funding agreement held in the relevant trust. However, you will have no direct contractual rights against us under the funding agreement. Under the terms of the funding agreement, recourse rights to us will belong to the trust, its successors and its permitted assignees, but only with respect to the relevant trust. In connection with the offering and sale of a series of notes, the trust will collaterally assign and grant a security interest in the relevant funding agreement for such series of notes to the indenture trustee for the benefit of the holders of such series of notes. Accordingly, contractual recourse to us under such funding agreement will be enforceable only by the indenture trustee as a secured party on behalf of the holders of such series of notes, or by the holders of such series of notes by directing the indenture trustee under the limited circumstances described in the accompanying prospectus under “Description of the Notes — Certain Rights of Holders.” See also “Description of the Notes — Nonrecourse Enforcement” in the accompanying prospectus.

However, since we are the depositor and a statutory issuer of the notes, purchasers of notes may proceed directly against us to enforce their rights under the United States federal and state securities laws with respect to the notes and the applicable funding agreement. The right by such purchasers to proceed against us, with respect to the notes and the applicable funding agreement, under the United States federal and state securities laws is no different than if we had issued the notes and funding agreement directly to such purchasers.

Interest

Each interest-bearing series of notes will bear interest from its date of issue at the rate per annum, in the case of notes that bear interest at fixed rates (“fixed rate notes”), or pursuant to the interest rate formula, in the case of notes that bear interest at floating rates (“floating rate notes”), in each case as specified in the applicable pricing supplement, until the principal thereof is paid or made available for payment. Each trust will make interest payments in respect of its notes in an amount equal to the interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid, to but excluding the applicable interest payment date or the maturity date, as the case may be.

Interest on each series of notes will be payable in arrears on each interest payment date (as defined below), to the registered holder at the close of business on the regular interest record date (as defined below) (except that interest, if any, due at maturity will be paid to the person to whom the principal of the note is paid), and on the maturity date. The first payment of interest on any series of notes originally issued between a regular interest record date and the related interest payment date will be made on the interest payment date immediately following the next succeeding regular interest record date to the registered holder on the next succeeding regular interest record date, unless otherwise specified in the applicable pricing supplement. The “regular interest record date” shall be the day that is 15 calendar days preceding the applicable interest payment date, whether or not a business day.

Fixed Rate Notes

The applicable pricing supplement will specify the fixed interest rate per annum applicable to each series of fixed rate notes and the frequency with which interest is payable. Interest on each series of fixed rate notes, including interest for any partial period, will be computed on the basis of a 360-day year of twelve 30-day months.

Unless otherwise specified in the applicable pricing supplement, the interest payment dates for fixed rate notes will be as follows:

Interest Payment Frequency	Interest Payment Dates

Monthly	Fifteenth day of each calendar month, beginning in the first calendar month following the month the notes were issued.
Quarterly	Fifteenth day of every third calendar month, beginning in the third calendar month following the month the notes were issued.
Semi-annual	Fifteenth day of every sixth calendar month, beginning in the sixth calendar month following the month the notes were issued.
Annual	Fifteenth day of every twelfth calendar month, beginning in the twelfth calendar month following the month the notes were issued.

Unless otherwise specified in the applicable pricing supplement, if any interest payment date or the maturity date of a series of fixed rate notes falls on a day that is not a business day, the applicable trust will make the required payment of principal, premium, if any, and/or interest, if any, and any other amounts on the next succeeding business day, and no additional interest will accrue in respect of the payment made on that next succeeding business day.

Interest rates that the trust offers on its fixed rate notes may differ depending upon, among other factors, the aggregate principal amount of notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered by other trusts concurrently to different investors. Other trusts may change interest rates or formulas and other terms of notes from time to time, but no change of terms will affect any note any other trust has previously issued or as to which any other trust has accepted an offer to purchase.

Floating Rate Notes

As specified in the applicable pricing supplement, interest on each series of floating rate notes will be determined by reference to one or more of the following interest rate bases:

•	the CD Rate;

•	the CMT Rate;

•	the Commercial Paper Rate;

•	the Constant Maturity Swap Rate;

•	the Eleventh District Cost of Funds Rate;

•	EURIBOR;

•	the Federal Funds Open Rate;

•	the Federal Funds Effective Rate;

•	LIBOR;

•	the Prime Rate; or

•	the Treasury Rate.

The applicable pricing supplement will specify certain terms of the particular series of floating rate notes, including:

•	whether the floating rate notes are:

•	“Regular Floating Rate Notes”;

•	“Floating Rate/Fixed Rate Notes”;

•	“Fixed Rate/Floating Rate Notes”; or

•	“Inverse Floating Rate Notes”;

•	fixed rate commencement date, if applicable;

•	floating rate commencement date, if applicable;

•	fixed interest rate, if applicable;

•	interest rate basis or interest rate bases;

•	initial interest rate, if any;

•	Interest Reset Dates;

•	Interest Payment Dates;

•	Index Maturity;

•	Maximum Interest Rate and/or Minimum Interest Rate, if any;

•	Spread and/or Spread Multiplier; and

•	if one or more of the applicable interest rate bases is LIBOR, the LIBOR Currency and LIBOR Page (as defined under “— LIBOR” below).

The rate derived from the applicable interest rate basis will be determined in accordance with the related provisions below. The interest rate in effect on each day will be based on:

•	if that day is an Interest Reset Date, the rate determined as of the Interest Determination Date (as defined under “— Interest Determination Date” below) immediately preceding that Interest Reset Date; or

•	if that day is not an Interest Reset Date, the rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

The “Spread” is the number of basis points (one one-hundredth of a percentage point) specified in the applicable pricing supplement to be added to or subtracted from the related interest rate basis or interest rate bases applicable to a series of floating rate notes. The “Spread Multiplier” is the percentage specified in the applicable pricing supplement of the related interest rate basis or interest rate bases applicable to a series of floating rate notes by which the interest rate basis or interest rate bases will be multiplied to determine the applicable interest rate. The “Index Maturity” is the period to maturity of the instrument or obligation with respect to which the related interest rate basis or interest rate bases will be calculated.

Regular Floating Rate Notes

Unless a series of floating rate notes is designated as a series of Floating Rate/Fixed Rate Notes, a series of Fixed Rate/Floating Rate Notes or a series of Inverse Floating Rate Notes, or as having an addendum attached or having other/additional provisions apply, in each case relating to a different interest rate formula, such series of floating rate notes will be a series of Regular Floating Rate Notes and will bear interest at the rate determined by reference to the applicable interest rate basis or interest rate bases:

•	plus or minus the applicable Spread, if any; and/or

•	multiplied by the applicable Spread Multiplier, if any.

Commencing on the first Interest Reset Date, as specified in the relevant pricing supplement, the rate at which interest on a series of Regular Floating Rate Notes is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the initial interest rate, as specified in the relevant pricing supplement.

Floating Rate/Fixed Rate Notes

If a series of floating rate notes is designated as a series of Floating Rate/Fixed Rate Notes, such series of floating rate notes will bear interest at the rate determined by reference to the applicable interest rate basis or interest rate bases:

•	plus or minus the applicable Spread, if any; and/or

•	multiplied by the applicable Spread Multiplier, if any.

Commencing on the first Interest Reset Date, the rate at which interest on a series of Floating Rate/Fixed Rate Notes is payable will be reset as of each Interest Reset Date; provided, however, that:

•	the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the initial interest rate, as specified in the relevant pricing supplement; and

•	the interest rate in effect commencing on the fixed rate commencement date will be the fixed interest rate, if specified in the applicable pricing supplement, or, if not so specified, the interest rate in effect on the day immediately preceding the fixed rate commencement date.

Fixed Rate/Floating Rate Notes

If a series of floating rate notes is designated as a series of Fixed Rate/Floating Rate Notes, such series of floating rate notes will bear interest at the fixed interest rate specified in the applicable pricing supplement; provided, however, that the interest rate in effect commencing on the floating rate commencement date will be a rate determined by reference to the applicable interest rate basis or interest rate bases:

•	plus or minus the applicable Spread, if any; and/or

•	multiplied by the applicable Spread Multiplier, if any.

Commencing on the first Interest Reset Date, the rate at which interest on a series of Fixed Rate/Floating Rate Notes is payable will be reset as of each Interest Reset Date.

Inverse Floating Rate Notes

If a series of floating rate notes is designated as a series of Inverse Floating Rate Notes, such series of notes will bear interest at the fixed interest rate minus the floating rate determined by reference to the applicable interest rate basis or interest rate bases:

•	plus or minus the applicable Spread, if any; and/or

•	multiplied by the applicable Spread Multiplier, if any;

provided, however, that interest on a series of Inverse Floating Rate Notes will not be less than zero. Commencing on the first Interest Reset Date, the rate at which interest on a series of Inverse Floating Rate Notes is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the initial interest rate.

Interest Reset Dates

The applicable pricing supplement will specify the dates on which the rate of interest on a series of floating rate notes will be reset (each, an “Interest Reset Date”), and the period between Interest Reset Dates will be the “Interest Period.” Unless otherwise specified in the applicable pricing supplement, the Interest Reset Dates will be, in the case of a series of floating rate notes which reset:

•	daily — each business day;

•	weekly — the Wednesday of each week, with the exception of weekly reset series of floating rate notes as to which the Treasury Rate is an applicable interest rate basis, which will reset the Tuesday of each week;

•	monthly — the fifteenth day of each calendar month, with the exception of monthly reset series of floating rate notes as to which the Eleventh District Cost of Funds Rate is an applicable interest rate basis, which will reset on the first calendar day of the month;

•	quarterly — the fifteenth day of March, June, September and December of each year;

•	semi-annually — the fifteenth day of the two months of each year specified in the applicable pricing supplement; and

•	annually — the fifteenth day of the month of each year specified in the applicable pricing supplement;

provided, however, that, with respect to any series of Floating Rate/Fixed Rate Notes, the rate of interest thereon will not reset after the particular fixed rate commencement date; provided, further, that, with respect to any series of Fixed Rate/Floating Rate Notes, the rate of interest thereon will not reset prior to the particular floating rate commencement date.

If any Interest Reset Date for any series of floating rate notes would otherwise be a day that is not a business day, the particular Interest Reset Date will be postponed to the next succeeding business day, except that, in the case of a series of floating rate notes as to which LIBOR is an applicable interest rate basis and that business day falls in the next succeeding calendar month, the particular Interest Reset Date will be the immediately preceding business day.

Interest Determination Dates

Unless otherwise specified in the applicable pricing supplement, the interest rate applicable to a series of floating rate notes for an Interest Period commencing on the related Interest Reset Date will be determined by reference to the applicable interest rate basis as of the particular “Interest Determination Date,” which will be:

•	with respect to the Commercial Paper Rate, the Federal Funds Effective Rate and the Prime Rate — the business day immediately preceding the related Interest Reset Date;

•	with respect to the CD Rate and the CMT Rate — the second business day preceding the related Interest Reset Date;

•	with respect to the Constant Maturity Swap Rate — the second U.S. Government Securities business day (as defined under “— Constant Maturity Swap Rate” below) preceding the related Interest Reset Date; provided, however, that if, after attempting to determine the Constant Maturity Swap Rate (as described under “— Constant Maturity Swap Rate” below), such rate is not determinable for a particular Interest Determination Date (the “original interest determination date”), then such Interest Determination Date shall be the first U.S. Government Securities business day preceding the original interest determination date for which the Constant Maturity Swap Rate can be determined as described under “— Constant Maturity Swap Rate” below;

•	with respect to the Eleventh District Cost of Funds Rate — the last working day of the month immediately preceding the related Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Eleventh District Index (as defined under “— Eleventh District Cost of Funds Rate” below);

•	with respect to the Federal Funds Open Rate — the related Interest Reset Date;

•	with respect to LIBOR and EURIBOR — the second London Banking Day preceding the related Interest Reset Date; and

•	with respect to the Treasury Rate — the day of the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined under “— Treasury Rate” below) are normally auctioned (i.e., Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the Interest Determination Date will be the preceding Friday.

Unless otherwise specified in the applicable pricing supplement, the Interest Determination Date pertaining to a series of floating rate notes the interest rate of which is determined with reference to two or more interest rate bases will be the latest business day which is at least two business days before the related Interest Reset Date for the applicable floating rate notes on which each Interest Reset Basis is determinable.

Calculation Dates

The indenture trustee will be the “Calculation Agent,” for a series of notes, unless otherwise specified in the applicable pricing supplement. The interest rate applicable to each Interest Period will be determined by the Calculation Agent on or prior to the Calculation Date (as defined below), except with respect to LIBOR, EURIBOR and the Eleventh District Cost of Funds Rate, which will be determined on the particular Interest Determination Date. Upon request of the registered holder of a series of floating rate notes, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to the particular series of floating rate notes. The “Calculation Date,” if applicable, pertaining to any Interest Determination Date will be the earlier of:

•	the tenth calendar day after the particular Interest Determination Date or, if such day is not a business day, the next succeeding business day; or

•	the business day immediately preceding the applicable Interest Payment Date or the maturity date, as the case may be.

Maximum and Minimum Interest Rates

A series of floating rate notes may also have either or both of the following if specified in the applicable pricing supplement:

•	a maximum numerical limitation, or ceiling, that may accrue during any Interest Period (a “Maximum Interest Rate”); and

•	a minimum numerical limitation, or floor, that may accrue during any Interest Period (a “Minimum Interest Rate”).

In addition to any Maximum Interest Rate that may apply to a series of floating rate notes, the interest rate on a series of floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

Interest Payment Dates

Unless otherwise specified in the applicable pricing supplement, interest on each series of floating rate notes will be payable on the date(s) as set forth below (each, an “Interest Payment Date” with respect to such series of floating rate notes). Unless otherwise specified in the applicable pricing supplement, the record date will be the day that is 15 calendar days preceding the applicable interest payment date, whether or not a business day. Unless otherwise specified in the applicable pricing supplement, the Interest Payment Dates will be, in the case of a series of floating rate notes which reset:

•	daily, weekly or monthly — the fifteenth day of each calendar month;

•	quarterly — the fifteenth day of March, June, September and December of each year;

•	semi-annually — the fifteenth day of the two months of each year specified in the applicable pricing supplement; and

•	annually — the fifteenth day of the month of each year specified in the applicable pricing supplement.

In addition, the maturity date will also be an Interest Payment Date.

If any Interest Payment Date other than the maturity date for any series of floating rate notes would otherwise be a day that is not a business day, such Interest Payment Date will be postponed to the next succeeding business day, except that, in the case of a series of floating rate notes as to which LIBOR is an applicable interest rate basis and that business day falls in the next succeeding calendar month, the particular Interest Payment Date will be the immediately preceding business day. If the maturity date of a series of floating rate notes falls on a day that is not a business day, the trust will make the required payment of principal, premium, if any, and interest or other amounts on the next succeeding business day, and no additional interest will accrue in respect of the payment made on that next succeeding business day.

All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All amounts used in or resulting from any calculation on floating rate notes will be rounded, in the case of United States Dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upwards).

With respect to each series of floating rate notes, accrued interest is calculated by multiplying the principal amount of such floating rate notes by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the particular Interest Period. Unless otherwise specified in the applicable pricing supplement, the interest factor for each day will be computed by dividing the interest rate applicable to such day by 360, in the case of a series of floating rate notes as to which the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Open Rate, the Federal Funds Effective Rate, LIBOR, EURIBOR or the Prime Rate is an applicable interest rate basis, or by the actual number of days in the year, in the case of a series of floating rate notes as to which the CMT Rate or the Treasury Rate is an applicable interest rate basis. In the case of a series of notes that bears interest at floating rates as to which the Constant Maturity Swap Rate is the Interest Rate Basis, the interest factor for each day will be computed by dividing the number of days in the interest period by 360 (the number of days to be calculated on the basis of a year of 360 days with twelve 30-day months (unless (i) the last day of the interest period is the 31st day of a month but the first day of the interest period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (ii) the last day of the interest period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)). The interest factor for a series of floating rate notes as to which the interest rate is calculated with reference to two or more interest rate bases will be calculated in each period in the same manner as if only the applicable interest rate basis specified in the applicable pricing supplement applied.

The Calculation Agent shall determine the rate derived from each interest rate basis in accordance with the following provisions.

CD Rate

“CD Rate” means:

(1) the rate on the particular Interest Determination Date for negotiable United States Dollar certificates of deposit having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) (as defined below) under the caption “CDs (secondary market)”; or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for negotiable United States Dollar certificates of deposit of the particular Index Maturity as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “CDs (secondary market)”; or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, of three leading non-bank dealers in negotiable United States Dollar certificates of deposit in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for negotiable United States Dollar certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular Index Maturity in an amount that is representative for a single transaction in that market at that time; or

(4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the CD Rate in effect on the particular Interest Determination Date.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/update/h15upd.htm, or any successor site or publication.

CMT Rate

“CMT Rate” means:

(1) if Reuters Page FRBCMT is specified in the applicable pricing supplement:

(a) the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Treasury Constant Maturities”, as the yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace the specified page on that service) (“Reuters Page FRBCMT”), for the particular Interest Determination Date; or

(b) if the rate referred to in clause (a) does not so appear on Reuters Page FRBCMT, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption “Treasury Constant Maturities”; or

(c) if the rate referred to in clause (b) does not so appear in H.15(519), the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519); or

(d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include the Agents or their affiliates) (each, a “Reference Dealer”) selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

(e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

(f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

(g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the

Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

(h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the particular Interest Determination Date; or

(2) if Reuters Page FEDCMT is specified in the applicable pricing supplement:

(a) the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption “Treasury Constant Maturities”, as the yield is displayed on Reuters (or any successor service) (on page FEDCMT or any other page as may replace the specified page on that service) (“Reuters Page FEDCMT”), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

(b) if the rate referred to in clause (a) does not so appear on Reuters Page FEDCMT, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption “Treasury Constant Maturities”; or

(c) if the rate referred to in clause (b) does not so appear in H.15(519), the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

(d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

(e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

(f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time; or

(g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

(h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that Interest Determination Date.

If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

Commercial Paper Rate

“Commercial Paper Rate” means:

(1) the Money Market Yield (as defined below) on the particular Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Commercial Paper — Nonfinancial”; or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Money Market Yield of the rate on the particular Interest Determination Date for commercial paper having the particular Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper — Nonfinancial”; or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date of three leading dealers of United States Dollar commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is “Aa”, or the equivalent, from a nationally recognized statistical rating organization; or

(4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular Interest Determination Date.

“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D × 360 360 (D × M)	× 100

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable Interest Period.

Constant Maturity Swap Rate

“Constant Maturity Swap Rate” means:

(1) the rate for U.S. dollar swaps with the designated maturity specified in the applicable pricing supplement, expressed as a percentage, which appears on Reuters (or any successor service) on page ISDAFIX1 under “USD 11:00 A.M. Fix”, on the particular Interest Determination Date; or

(2) if the rate referred to in clause (1) does not appear on Reuters (or any successor service) on page ISDAFIX1 by 2:00 P.M., New York City time, on such Interest Determination Date, a percentage determined on the basis of the mid-market semi-annual swap rate quotations provided by the reference banks (as defined below) as of approximately 11:00 A.M., New York City time, on such Interest Determination Date, and, for this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. dollar interest rate swap transaction with a term equal to the designated maturity specified in the applicable pricing supplement commencing on the Interest Reset Date and in a representative amount (as defined below) with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an actual/360 day count basis, is equivalent to USD-LIBOR-BBA with a designated maturity specified in the applicable pricing supplement. The Calculation Agent will request the principal New York City office of each of the reference banks to provide a quotation of its rate. If at least three quotations are provided, the rate for that Interest Determination Date will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest); or

(3) if at least three quotations are not received by the Calculation Agent as mentioned in clause (2), the Constant Maturity Swap Rate in effect on the particular Interest Determination Date.

“U.S. Government Securities business day” means any day except for Saturday, Sunday, or a day on which The Bond Market Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Representative amount” means an amount that is representative for a single transaction in the relevant market at the relevant time.

“Reference banks” mean five leading swap dealers in the New York City interbank market, selected by the Calculation Agent, after consultation with us.

Eleventh District Cost of Funds Rate

“Eleventh District Cost of Funds Rate” means:

(1) the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the particular Interest Determination Date falls as set forth under the caption “11th Dist COFI” on the display on Reuters (or any successor service) on page COFI/ARMS (or any other page as may replace the specified page on that service) (“Reuters Page COFI/ARMS”) as of 11:00 A.M., San Francisco time, on that Interest Determination Date; or

(2) if the rate referred to in clause (1) does not so appear on Reuters Page COFI/ARMS, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Eleventh District Index”) by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding that Interest Determination Date; or

(3) if the Federal Home Loan Bank of San Francisco fails to announce the Eleventh District Index on or prior to the particular Interest Determination Date for the calendar month immediately preceding that Interest Determination Date, the Eleventh District Cost of Funds Rate in effect on the particular Interest Determination Date. If no Eleventh District Cost of Funds Rate is then in effect, the Eleventh District Cost of Funds Rate will be the initial interest rate.

EURIBOR

“EURIBOR” means:

(1) with respect to any Interest Determination Date relating to a series of EURIBOR notes or a series of floating rate notes for which the interest rate is determined with reference to EURIBOR

(a “EURIBOR Interest Determination Date”), the rate for deposits in Euros as sponsored, calculated and published jointly by the European Banking Federation and ACI — The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the Index Maturity specified in the applicable pricing supplement, commencing on the applicable Interest Reset Date, as the rate appears on Reuters (or any successor service) on page EURIBOR01 (or any other page as may replace that specified page on the service) (“Reuters Page EURIBOR01”) as of 11:00 A.M., Brussels time, on the applicable EURIBOR Interest Determination Date; or

(2) if such rate does not appear on Reuters Page EURIBOR01, or is not so published by 11:00 A.M., Brussels time, on the applicable EURIBOR Interest Determination Date, such rate will be calculated by the Calculation Agent and will be the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal Euro-zone (as defined below) offices of four major banks in the Euro-zone interbank market to provide the Calculation Agent with its offered quotation for deposits in Euros for the period of the Index Maturity specified in the applicable pricing supplement, commencing on the applicable Interest Reset Date, to prime banks in the Euro-zone interbank market at approximately 11:00 A.M., Brussels time, on the applicable EURIBOR Interest Determination Date and in a principal amount not less than the equivalent of $1 million in Euros that is representative for a single transaction in Euro in the market at that time; or

(3) if fewer than two such quotations are so provided, the rate on the applicable EURIBOR Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date by four major banks in the Euro-zone for loans in Euro to leading European banks, having the Index Maturity specified in the applicable pricing supplement, commencing on the applicable Interest Reset Date and in a principal amount not less than the equivalent of $1 million in Euros that is representative for a single transaction in Euros in the market at that time; or

(4) if the banks so selected by the Calculation Agent are not quoting as mentioned above, EURIBOR will be EURIBOR in effect on the applicable EURIBOR Interest Determination Date.

“Euro-zone” means the region comprised of member states of the European Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

Federal Funds Effective Rate

“Federal Funds Effective Rate” means:

(1) the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15(519) under the caption “Federal Funds (Effective)” and displayed on Reuters (or any successor service) on page FEDFUNDS 1 (“Reuters Page FEDFUNDS 1”); or

(2) if the rate referred to in clause (1) does not so appear on Reuters Page FEDFUNDS 1 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective)”; or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States Dollar federal funds transactions in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on that Interest Determination Date; or

(4) if the brokers so selected by the Calculation Agent are not quoting rates as mentioned in clause (3), the Federal Funds Effective Rate in effect on the particular Interest Determination Date. If no Federal Funds Effective Rate is then in effect, the Federal Funds Effective Rate will be the initial interest rate.

Federal Funds Open Rate

“Federal Funds Open Rate” means:

(1) the rate on the particular Interest Determination Date United States dollar federal funds as published in H.15(519) under the heading “Federal Funds” and opposite the caption “Open,” as this rate is displayed on Reuters (or any successor service) on page 5 (“Reuters Page 5”); or

(2) if the rate referred to in clause (1) does not so appear on Reuters Page 5 or is not yet published prior to 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for United States dollar federal funds will be the rate on that date as reported by Prebon Yamane (or a successor) on Bloomberg that appears on FEDSPREB Index; or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on that particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates, before 9:00 A.M., New York City time, on that date, for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent prior to 9:00 A.M., New York City time, on that Interest Determination Date; or

(4) if the brokers so selected by the Calculation Agent, however, are not quoting rates as mentioned in clause (3), the Federal Funds Open Rate in effect on the particular Interest Determination Date. If there was no such Interest Determination Date, the Federal Funds Open Rate is then in effect, the Federal Funds Open Rate will be the initial interest rate.

LIBOR

“LIBOR” means:

(1) the arithmetic mean of the offered rates, calculated by the Calculation Agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity, commencing on the related Interest Reset Date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date; or

(2) if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular Interest Determination Date on the LIBOR Page as specified in clause (1) the rate calculated by the Calculation Agent of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks (which may include affiliates of the Agents) in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

(3) if fewer than two offered quotations referred to in clause (2) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the particular Interest Determination Date by three major banks (which may include affiliates of the Agents) in that principal financial center selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

(4) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (3), LIBOR in effect on the particular Interest Determination Date.

“LIBOR Currency” means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no currency is specified in the applicable pricing supplement, United States Dollars.

“LIBOR Page” means (1) the display on Reuter Monitor Money Rates Service (or any successor service) on page LIBOR01 (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or (2) if page LIBOR01 is not specified as the method for calculating LIBOR, the page designated in the applicable pricing supplement.

Prime Rate

“Prime Rate” means:

(1) the rate on the particular Interest Determination Date as published in H.15(519) under the caption “Bank Prime Loan”; or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan”; or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the applicable bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on that Interest Determination Date; or

(4) if fewer than four rates referred to in clause (3) are so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks (which may include affiliates of the Agents) in The City of New York selected by the Calculation Agent; or

(5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular Interest Determination Date.

“Reuters Screen US PRIME 1 Page” means the display on the Reuter Monitor Money Rates Service (or any successor service) on the “US PRIME 1” page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

Treasury Rate

“Treasury Rate” means:

(1) the rate from the auction held on the Treasury Rate Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable pricing supplement under the caption “INVEST RATE” on the display on Reuters (or any successor service) on page USAUCTION10 (or any other page as may replace that page on that service) or page USAUCTION11 (or any other page as may replace that page on that service); or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High”; or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury; or

(4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Auction High”; or

(5) if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or

(6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement; or

(7) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D × N 360 (D × M)	× 100

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Period.

Other/Additional Provisions; Addendum

Any provision with respect to a series of notes, including the specification and determination of one or more interest rate bases, the calculation of the interest rate applicable to a floating rate note, the interest payment dates, the stated maturity date, any redemption or repayment provisions or any other term relating to the applicable notes, may be modified and/or supplemented as specified under “Other/Additional Terms” on the face thereof or in an addendum relating thereto, if so specified on the face thereof and in each case described in the applicable pricing supplement.

Discount Notes

A trust may issue a series of notes (“Discount Notes”) that has an issue price (as specified in the applicable pricing supplement) that is less than 100% of the principal amount thereof (i.e. par) by more than a percentage equal to the product of 0.25% and the number of full years to the stated maturity date. A series of Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of a series of Discount Notes and par is referred to as the “Discount.” In the event of redemption, repayment or acceleration of maturity of a series of Discount Notes, the amount payable to the holders of such series of Discount Notes will be equal to the sum of:

•	the issue price (increased by any accruals of Discount), and, in the event of any redemption of such series of Discount Notes, if applicable, multiplied by the initial redemption percentage (as adjusted by the annual redemption percentage reduction, if applicable); and

•	any unpaid interest accrued on such series of Discount Notes to the maturity date.

Unless otherwise specified in the applicable pricing supplement, for purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a series of Discount Notes, a Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the applicable series of Discount Notes (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the applicable series of Discount Notes and an assumption that the maturity of such series of Discount Notes will not be accelerated. If the period from the date of issue to the first Interest Payment Date for a series of Discount Notes (the “Initial Period”) is shorter than the compounding period for such series of Discount Notes, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable Discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), certain series of Discount Notes may not be treated as having original issue discount within the meaning of such Code, and certain series of notes other than Discount Notes may be treated as issued with original issue discount for United States federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

Each trust may issue a series of notes which may be redeemed by the issuing trust when 20% or more of the original principal balance of such notes is outstanding, which are referred to as “callable” notes. In the case of discount notes that may be redeemed at a time when 20% or more of the original principal amount of such notes are outstanding, such notes will be designated in their title as “callable” in the relevant pricing supplement. Unless otherwise specified in the applicable pricing supplement, such series of notes will otherwise be subject to the redemption provisions as specified under “— Optional Redemption; Optional Repayment; No Sinking Fund.”

Amortizing Notes

A trust may issue a series of notes with the amount of principal thereof and interest thereon payable in installments over their terms (“Amortizing Notes”). Unless otherwise specified in the applicable pricing supplement, interest on each series of Amortizing Notes will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to a series of Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of a particular series of Amortizing Notes will be specified in the applicable pricing supplement, including a table setting forth repayment information for such series of Amortizing Notes.

Optional Redemption; Optional Repayment; No Sinking Fund

In the case of notes that are not discount notes, if an optional redemption date is specified in the pricing supplement relating to a series of notes, and we have redeemed the related funding agreement in full or in part in accordance with its terms, as applicable, the related trust will redeem the series of notes secured by such funding agreement, in full or in part, as applicable, prior to the stated maturity date of such series of notes. Such redemptions shall be made in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), at the applicable redemption price (as defined below), together with unpaid interest, if any, accrued thereon to, but excluding, the date of redemption. The trust must give written notice to the holders of the particular series of notes to be redeemed not more than 60 nor less than 30 calendar days prior to the date of redemption. “Redemption price,” with respect to a series of notes, means an amount equal to the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction, as described in the applicable pricing supplement, if applicable) multiplied by the unpaid principal amount thereof to be redeemed. The initial redemption percentage, if any, applicable to a series of notes shall decline at each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid amount thereof to be redeemed.

Each trust may issue a series of notes which may be redeemed by the issuing trust when 20% or more of the original principal balance is outstanding, which are referred to as “callable” notes and will be designated in their title as “callable” in the relevant pricing supplement. Unless otherwise specified in the relevant pricing supplement, such series of notes will otherwise be subject to the redemption provisions described herein. For a discussion of the redemption of discount notes, see “— Discount Notes.”

If fewer than all of the notes are to be redeemed, DTC will select the notes to be redeemed not more than 60 calendar days prior to the redemption date by lot or, if the notes are not in book-entry form, the indenture trustee will do so, in its reasonable discretion, by lot or on a pro rata basis in accordance with its customary procedures. If any note is redeemed in part only, a new note in principal amount equal to the unredeemed principal portion will be issued.

If an optional repayment right is specified in the pricing supplement relating to a series of notes, such notes may be subject to repayment at the option of the holders of such series of notes on any repayment date specified in the applicable pricing supplement. Exercise of the repayment option under the notes by the holders will also require the trust to exercise a corresponding repayment option under the relevant funding agreement. On any such repayment date, unless otherwise specified in the applicable pricing supplement, the notes shall be repayable in whole or in part in increments of $1,000 at the option of the holders thereof at a repayment price equal to 100% of the principal amount thereof to be repaid, together with interest thereon payable to the date of repayment. A holder of any notes of a series exercising its repayment right must submit to the indenture trustee at its corporate trust office, or at such other place or places of which the relevant trust has notified such holder, the notes to be repaid together with the “option to elect repayment” form attached to the notes not more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of such repayment right by a holder shall be irrevocable. If a holder requests repayment in part only, a new note in principal amount equal to the principal portion of the notes not repaid will be issued.

None of the trusts will issue notes that may be repaid at the option of the holders prior to the stated maturity date if such issuance would cause the relevant trust to fail to satisfy the applicable requirements for exemption under Rule 3a-7 of the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder.

Only DTC may exercise a repayment option in respect of notes issued in book-entry form. Accordingly, beneficial owners of notes that desire to exercise their repayment option, if any, with respect to all or any portion of such notes, must instruct the participant through which they own their interest to direct DTC to exercise the repayment option on their behalf by delivering the duly completed election form to the indenture trustee as aforesaid. In order to ensure that the election form is received by the indenture trustee on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before such participant’s deadline for accepting instructions for that day. Participants may have different deadlines for accepting instructions from their customers. Accordingly, a beneficial owner should consult the participant through which it owns its interest in the notes for the participant’s deadline for receiving payment instructions. In addition, at the time such instructions are given, each such beneficial owner will cause such participant to transfer such beneficial owner’s interest in the notes issued in book-entry form, on DTC’s records, to the indenture trustee.

No series of notes will be subject to, or entitled to the benefit of, any sinking fund unless otherwise specified in the applicable pricing supplement. A trust may issue amortizing notes that pay a level amount in respect of both interest and principal over the life of the notes, if specified in the applicable pricing supplement. See “— Amortizing Notes.”

Purchase of Notes by Us

We may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by us will be surrendered to the indenture trustee for cancellation. Concurrently with the surrender to the indenture trustee of any note, the portion of the funding agreement related to such note will be similarly cancelled.

If applicable, a trust will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repurchase of the notes by us.

Withholding Tax and Payment of Additional Amounts

All amounts due in respect of the notes will be made without any applicable withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority, unless such withholding or deduction is required by law. Unless otherwise specified in the applicable pricing supplement and a supplemental indenture or the notes, (a) the applicable trust will not pay any additional amounts to holders of any series of notes in respect of any such withholding or deduction, (b) any such withholding or deduction will not give rise to an event of default or any independent right or obligation to redeem the notes of such series and (c) each holder of a note of the applicable series will be deemed for all purposes to have received cash in an amount equal to the portion of such withholding or deduction that is attributable to such holder’s interest in the notes as equitably determined by the trust.

If it is specified in the applicable pricing supplement or funding agreement that we have agreed to pay additional amounts to the trust to reflect any required withholding or deduction under the funding agreement and we are required, or based on an opinion of independent legal counsel selected by us a material probability exists that we will be required, to pay additional amounts in respect of such withholding or deduction, pursuant to (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any governmental authority in the United States, which amendment or change is enacted, promulgated, issued or announced on or after the effective date of the applicable funding agreement, we will have the right to redeem the affected funding agreement by giving not less than 30 and no more than 60 days prior written notice to the trust and by paying the trust the outstanding principal, and accrued but unpaid interest on, the related funding agreement or such other amount as is specified in the applicable pricing supplement. If we redeem the related funding agreement issued to the trust, the related trust will redeem all of the notes of the applicable series as provided in the indenture.

Final European Union Withholding Tax System

The European Council of Economics and Finance Ministers (“the European Commission”) adopted Council Directive 2003/48/EC on the taxation of savings income on July 1, 2005, which provides for the tax authorities of the European Union member states to provide each other with details of payments of interest and similar income made to individuals but permits Austria, Belgium and Luxembourg instead to impose a withholding tax on the payments concerned for a “transitional period” (although it provides that no such withholding tax should be levied where the beneficial owner of the payment authorizes an exchange of information and/or where the beneficial owner presents a certificate from the tax authority of the European Union member state in which the beneficial owner is resident). The directive does not preclude European Union member states from levying other types of withholding tax. On November 13, 2008, the European Commission proposed certain changes to the above provisions which would, if implemented, cause them to apply in a wider range of circumstances.

For the avoidance of doubt, unless specified in the applicable pricing supplement that additional amounts will be paid, should any deduction or withholding on account of tax be required to be made, or be made, pursuant to the directive, no additional amounts shall be paid or payable by the trust with respect to its series of notes.

Tax Redemption

If a “tax event” as to the relevant funding agreement occurs, we will have the right to redeem the funding agreement and, upon such redemption, the applicable trust will redeem its series of notes in the same manner described under “— Optional Redemption; Optional Repayment; No Sinking Fund” above. For further discussion of “tax event” redemption, see “Description of the Funding Agreements — Early Redemption for Tax Event” in the accompanying prospectus.

Book-Entry Notes

We have established a depositary arrangement, on behalf of the trusts, with DTC with respect to the book-entry notes, the terms of which are summarized below.

All book-entry notes having the same terms will be represented by one or more global securities. Each global security will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or its nominee. No global security may be transferred or exchanged except as a whole by DTC or a nominee of DTC to DTC or to another nominee of DTC, or by DTC or another nominee of DTC to a successor of DTC or a nominee of a successor to DTC. So long as DTC or its nominee is the registered holder of a global security, DTC or its nominee will be the sole owner of the related book-entry notes represented thereby for all purposes under the indenture. Except as otherwise provided below, the beneficial owners of the global security or securities represented by book-entry notes will not be entitled to receive physical delivery of definitive notes and will not be considered the registered holders of the book-entry notes for any purpose under the indenture and no global security representing book-entry notes will be exchangeable or transferable. As a result, to exercise any rights of a registered holder under the indenture, a beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or participants through which the beneficial owner owns its interest. The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. These laws may limit the ability to transfer beneficial interests in a global security represented by book-entry notes.

Each global security representing book-entry notes will be exchangeable for definitive notes having the same terms in a like aggregate principal amount only if:

•	the trust notifies the indenture trustee that the trust wishes in its sole discretion to exchange the global security for definitive notes;

•	an event of default on the notes of that series has occurred and has not been cured; or

•	DTC notifies us that it is unwilling or unable to continue as a clearing system for the global securities, or we have become aware that it has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor clearing system is not appointed by us within 60 calendar days after receiving the notice from DTC or becoming aware that DTC is no longer registered.

If any of these events occurs, the appropriate trust will print and deliver definitive notes. Definitive notes issued under these circumstances will be registered in the names of the beneficial owners of the related global securities as provided to the indenture trustee by the participants identified by DTC.

About the Depositary

The following is based on information furnished by DTC:

DTC will act as securities depository for the book-entry notes. The book-entry notes will be issued as fully registered securities in the name of Cede & Co. (DTC’s nominee) or another name requested by DTC. One fully registered global security will be issued for each issue of a series of book-entry notes in the aggregate principal amount of that issue and will be deposited with, or on behalf of, DTC. If the aggregate principal amount of any issue exceeds DTC’s limit for a single global security, then the global securities will be issued in the form of one or more global securities having a principal amount equal to DTC’s limit and one or more additional global securities representing any remaining principal amount.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with it. DTC also facilitates the settlement among direct participants of transactions in deposited securities, such as transfers and pledges, through electronic computerized book-entry changes in direct participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC’s direct participants include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Under DTC’s system, purchases of book-entry notes must be made by or through direct participants, which will receive a credit for the book-entry notes on DTC’s records. The ownership interest of the actual purchaser is in turn recorded on the records of the direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which they entered into the transaction. Transfers of ownership interests in book-entry notes are accomplished by entries made on the books of the direct and indirect participants acting on behalf of the beneficial owners. Beneficial owners will not receive definitive notes unless use of the book-entry system is discontinued as described above.

To facilitate subsequent transfers, all global securities representing the book-entry notes deposited with, or on behalf of, DTC will be registered in the name of DTC’s nominee, Cede & Co., or any other name that DTC requests. The deposit of global securities with, or on behalf of, DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the book-entry notes; DTC’s records reflect only the identity of the direct participants to whose accounts the book-entry notes are credited, which may or may not be the beneficial owners. DTC’s participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications from DTC to direct participants, from direct participants to indirect participants and from direct participants and indirect participants to beneficial owners are governed by arrangements among them and are subject to statutory and regulatory requirements.

Neither DTC nor Cede & Co. will consent or vote with respect to global securities representing book-entry notes unless authorized by a direct participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to a company as soon as possible after a record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the book-entry notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Each trust will make payments on the global securities in immediately available funds to Cede & Co. or any other nominee named by DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners are governed by standing instructions and customary practices and are subject to statutory and regulatory requirements. Each trust and the trustee are responsible only for making payments to DTC; DTC is responsible for disbursing those payments to its direct participants and the direct participants (and any indirect participants) are solely responsible for disbursing those payments to the beneficial owners.

Any redemption notices will be sent to Cede & Co. If less than all of the book-entry notes of a series are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant in those notes to be redeemed.

A beneficial owner must give notice of any election to have its book-entry notes repaid through its participant to the indenture trustee. Delivery of the book-entry notes will be effected by causing the relevant direct participant to transfer the relevant part of its interest in the global securities to the indenture trustee on DTC’s records.

DTC may discontinue providing its services as securities depository at any time by giving reasonable notice to us or the indenture trustee. If the applicable trust does not obtain a successor securities depository, the applicable trust will print and deliver definitive notes.

A trust may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). If it does so, the applicable trust will print and deliver definitive notes.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

General

Unless otherwise specified in the applicable pricing supplement, foreign currency notes will not be sold in, or to residents of, the country issuing the specified currency. The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents and, with respect to foreign currency notes, is by necessity incomplete. We, the trusts and the Agents disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, and premium, if any, and interest, if any, on, their foreign currency notes. These purchasers should consult their own financial and legal advisors with regard to these risks. See “Risk Factors — Risk Factors Relating to the Notes — If the trust issues notes denominated in a foreign currency, those notes are subject to exchange rate and exchange control risks” in the accompanying prospectus.

Payment of Principal, Premium, if Any, and Interest, if Any

Unless otherwise specified in the applicable pricing supplement, a trust is obligated to make payments of principal of, and premium, if any, and interest, if any, on, a foreign currency note in the specified currency. Any amounts so payable by the trust in the specified currency will be converted by the exchange rate agent named in the applicable pricing supplement (the “exchange rate agent”) into United States Dollars for payment to the registered holders thereof unless otherwise specified in the applicable pricing supplement or a registered holder elects, in the manner described below, to receive these amounts in the specified currency.

Any United States Dollar amount to be received by a registered holder of a foreign currency note will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 A.M., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the exchange rate agent) selected by the exchange rate agent and approved by the trust for the purchase by the quoting dealer of the specified currency for United States Dollars for settlement on that payment date in the aggregate amount of the specified currency payable to all registered holders of foreign currency notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the registered holders of foreign currency notes by deductions from any payments. If three bid quotations are not available, payments will be made in the specified currency.

Registered holders of foreign currency notes may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest, if any, and any other amounts in the specified currency by submitting a written request to the indenture trustee at its corporate trust office in The City of New York on or prior to the applicable regular record date or at least 15 calendar days prior to the maturity date, as the case may be. This written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. This election will remain in effect until revoked by written notice delivered to the indenture trustee on or prior to a regular record date or at least 15 calendar days prior to the maturity date, as the case may be. Registered holders of foreign currency notes to be held in the name of a broker or nominee should contact their broker or nominee to determine whether and how an election to receive payments in the specified currency may be made.

Unless otherwise specified in the applicable pricing supplement, if the specified currency is other than United States Dollars, a beneficial owner of a global security which elects to receive payments of principal, premium, if any, and/or interest, if any, and any other amounts in the specified currency must notify the participant through which it owns its interest on or prior to the applicable record date or at least 15 calendar days prior to the maturity date, as the case may be, of its election. The applicable participant must notify the depositary of its election on or prior to the third business day after the applicable record date or at least 12 calendar days prior to the maturity date, as the case may be, and the depositary will notify the indenture trustee of that election on or prior to the fifth business day after the applicable record date or at least ten calendar days prior the maturity date, as the case may be. If complete instructions are received by the participant from the applicable beneficial owner and forwarded by the participant to the depositary, and by the depositary to the trustee, on or prior to such dates, then the applicable beneficial owner will receive payments in the specified currency.

A trust will make payments of the principal of, and premium, if any, and/or interest, if any, and any other amounts on foreign currency notes which are to be made in United States Dollars in the manner specified herein with respect to notes denominated in United States Dollars. See “Description of the Notes — General.” A trust will make payments of interest, if any, on foreign currency notes which are to be made in the specified currency on an Interest Payment Date other than the maturity date by check mailed to the address of the registered holders of their foreign currency notes as they appear in the register, subject to the right to receive these payments by wire transfer of immediately available funds under the circumstances described under “Description of the Notes — General.” A trust will make payments of principal of, and premium, if any, and/or interest, if any, and any other amounts on, foreign currency notes which are to be made in the specified currency on the maturity date by wire transfer of immediately available funds to an account with a bank designed at least 15 calendar days prior to the maturity date by the applicable registered holder, provided the particular bank has appropriate facilities to make these payments and the particular foreign currency note is presented and surrendered at the office or agency maintained by the trust for this purpose in the Borough of Manhattan, The City of New York, in time for the indenture trustee, acting in its capacity as servicer, to make these payments in accordance with its normal procedures.

Availability of Specified Currency

If the specified currency for foreign currency notes is not available for any required payment of principal, premium, if any, and/or interest, if any, and any other amounts due to the imposition of exchange controls or other circumstances beyond its control, a trust will be entitled to satisfy its obligations to the registered holders of these foreign currency notes by making payments in United States Dollars on the basis of the market exchange rate (as defined below), computed by the exchange rate agent, on the second business day prior to the particular payment or, if the market exchange rate is not then available, on the basis of the most recently available market exchange rate.

The “market exchange rate” for a specified currency other than United States Dollars means the noon dollar buying rate in The City of New York for cable transfers for the specified currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

All determinations made by the exchange rate agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the registered holders of the foreign currency notes.

Judgments

Under current New York law, a state court in the State of New York would be required to render a judgment in respect of a foreign currency note in the specified currency, and a judgment in the specified currency would be converted into United States Dollars at the exchange rate prevailing on the date of entry of the judgment. Accordingly, registered holders of foreign currency notes would be subject to exchange rate fluctuations between the date of entry of a foreign currency judgment and the time when the amount of the foreign currency judgment is paid in United States Dollars and converted by the applicable registered holder into the specified currency. It is not certain, however, whether a non-New York state court would follow the same rules and procedures with respect to conversions of foreign currency judgments.

Each trust will indemnify the registered holder of any of its notes against any loss incurred as a result of any judgment or order being given or made for any amount due under the particular note and that judgment or order requiring payment in a currency (the “judgment currency”) other than the specified currency, and as a result of any variation between:

•	the rate of exchange at which the specified currency amount is converted into the judgment currency for the purpose of that judgment or order; and

•	the rate of exchange at which the registered holder, on the date of payment of that judgment or order, is able to purchase the specified currency with the amount of the judgment currency actually received.

DESCRIPTION OF THE FUNDING AGREEMENTS

Each trust will use the net proceeds from the issuance of a series of notes to the public and the issuance of the trust beneficial interest to the trust beneficial owner to purchase a funding agreement from us. The funding agreement will have payment and other terms substantially similar to those of the related series of notes. The funding agreement may be interest bearing or non-interest bearing. A funding agreement may bear interest at either a fixed or a floating rate, or a combination of fixed and floating rates, as specified in the applicable pricing supplement. The calculation of the interest rate, the dates of interest and maturity payments and such other payment terms on the funding agreement will be determined in the same manner as described above under “Description of the Notes.” For any funding agreement other than an amortizing funding agreement, an amount equal to the funding agreement deposit plus accrued but unpaid interest, if any, and accrued discount, if any (in the case of a discount funding agreement) will be payable on its stated maturity date, as specified in the applicable pricing supplement. We may issue an amortizing funding agreement that pays an amount in respect of both interest and deposit amount over the life of the funding agreement, if specified in the applicable pricing supplement.

The pricing supplement relating to a series of notes will describe the following pricing terms of the related funding agreement:

•	the deposit amount and the specified currency for the funding agreement;

•	whether the funding agreement:

(1) is a fixed rate funding agreement;

(2) is a floating rate funding agreement;

(3) is an amortizing funding agreement, meaning that a portion or all of the deposit amount is payable prior to the stated maturity in accordance with a schedule or by application of a formula; and/or

(4) is a discount funding agreement that does not bear interest currently or bears interest at a rate that is below market rates at the effective date;

•	the price at which the funding agreement will be issued, which will be expressed as a percentage of the aggregate deposit amount or face amount;

•	the effective date on which the funding agreement will be issued;

•	the stated maturity date or any extensions thereof;

•	if the funding agreement is a fixed rate funding agreement, the rate per annum at which the funding agreement will bear any interest and the interest payment date frequency;

•	if the funding agreement is a floating rate funding agreement, relevant terms such as:

(1) the interest rate basis;

(2) the initial interest rate;

(3) the interest period or the interest reset dates;

(4) the interest payment dates;

(5) the index maturity;

(6) any maximum interest rate;

(7) any minimum interest rate;

(8) the spread and/or spread multiplier; and

(9) any other terms relating to the particular method of calculating the interest rate for the funding agreement and whether and how the spread and/or spread multiplier may be changed prior to stated maturity;

•	if the funding agreement is an amortizing funding agreement, the terms for repayment prior to the stated maturity;

•	whether the funding agreement may be redeemed by us, or repaid at the option of the trust, prior to the stated maturity and the terms of its redemption or repayment; provided in either case the relevant series of notes will contain substantially the same redemption and repayment terms and no funding agreement may be redeemed or repaid without the simultaneous redemption or repayment of the related series of notes; and

•	any other terms of the funding agreement.

For a more detailed discussion of the funding agreements, see “Description of the Funding Agreements” in the accompanying prospectus.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material United States federal income tax considerations relating to the purchase, ownership and disposition of the notes by initial purchasers of the notes who are Holders (as defined below), purchase the notes at their issue price (determined as set forth below) and hold the notes as capital assets within the meaning of section 1221 of the Code. The statements set forth in the following discussion, to the extent they constitute matters of United States federal income tax law or legal conclusions with respect thereto, represent the opinion of Sidley Austin LLP, our special United States income tax counsel. This discussion does not address all of the tax considerations that may be relevant to prospective purchasers in light of their particular circumstances or to persons subject to special rules under United States federal tax laws, such as certain financial institutions, insurance companies, dealers in securities, tax-exempt entities, certain former citizens or residents of the United States, persons who hold the notes as part of a “straddle,” “hedging,” “conversion” or other integrated transaction, persons who mark their securities to market for United States federal income tax purposes or persons whose functional currency is not the U.S. Dollar. In addition, this discussion does not address the effect of any state, local or foreign tax laws or the effect of the United States federal alternative minimum tax. Accordingly, prospective purchasers are advised to consult their own tax advisors with respect to their individual circumstances.

This discussion is based on the Code, the Treasury regulations promulgated thereunder (the “Treasury Regulations”) and administrative and judicial pronouncements, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect.

For purposes of the following discussion, the term “U.S. Holder” means a beneficial owner of a note who or which is, for United States federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States or of any political subdivision thereof or (iii) an estate or trust treated as a United States person under section 7701(a)(30) of the Code. The term “Non-U.S. Holder” means a beneficial owner of a note other than a U.S. Holder or an entity treated as a domestic or foreign partnership. For purposes of this discussion, U.S. Holders and Non-U.S. Holders shall be referred to collectively as “Holders.”

Special rules, not discussed in this document, may apply to persons purchasing notes through entities treated for United States federal income tax purposes as partnerships, and those persons should consult their own tax advisors in that regard.

Classification of the Notes and the Trust

We intend to take the position, for United States federal income tax purposes, that each trust will be disregarded and that the notes will be treated as representing our indebtedness (the “Intended Tax Characterization”). Each Holder of a note (or any beneficial interest therein), by acceptance of the note (or beneficial interest), agrees to treat the trust with respect to which the note was issued and the note consistently with the Intended Tax Characterization.

Notwithstanding the Intended Tax Characterization, it is possible that a trust could be viewed as a separate entity for United States federal income tax purposes. Sidley Austin LLP is of the opinion that, under current law and assuming full compliance with the terms of the trust agreement and the indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, each trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for United States federal income tax purposes. Accordingly, whether the Intended Tax Characterization is respected or not, each trust will not be treated as a taxable entity for United States federal income tax purposes. If a trust is viewed as a separate entity rather than disregarded, each Holder of a note (or any beneficial interest therein) agrees to treat the trust as a grantor trust and the notes as undivided ownership interests in such trust. If this were the case, a U.S. Holder would be required to include in income, consistent with its method of accounting, its pro rata share of any amounts paid to the relevant trust to satisfy expenses and would be entitled to deduct, consistent with its method of accounting, its pro rata share of any such expenses as provided in sections 162 and 212 of the Code. If the U.S. Holder is an individual, trust or estate, or to the extent the U.S. Holder’s income is reportable on the income tax return of an individual, trust or estate, the deduction for such person’s share of such expenses will be allowed only to the extent that all of such person’s miscellaneous itemized deductions, including such person’s share of the relevant trust’s expenses, exceed two percent of such person’s adjusted gross income. In addition, an individual’s itemized deductions may be subject to other limitations. Accordingly, U.S. Holders who are individuals, or whose income is reported in whole or in part on the income tax return of a United States citizen or resident, should consult their tax advisors with respect to such deductions.

The remainder of this summary assumes that the Intended Tax Characterization is correct.

U.S. Holders

Interest and Original Issue Discount

Each U.S. Holder of a note will include in income payments of qualified stated interest (as described below) in respect of such note, in accordance with such U.S. Holder’s method of accounting for United States federal income tax purposes, as ordinary interest income. In general, if the issue price of a note, determined by the first price at which a substantial amount of the notes of the related series are sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), is less than the stated redemption price at maturity (as described below) of such note by an amount equal to or more than a de minimis amount, a U.S. Holder will be considered to have purchased such note with original issue discount (“OID”). In general, the de minimis amount is equal to 1/4 of one percent of the stated redemption price at maturity multiplied by the number of complete years to maturity from the issue date of such note. If a U.S. Holder acquires a note with OID, then, regardless of such U.S. Holder’s method of accounting, such U.S. Holder will be required to accrue its pro rata share of OID on such note on a constant-yield basis and include such accruals in gross income, whether or not such U.S. Holder will have received any cash payment on the notes. Any amount not treated as OID because it is de minimis generally must be included in income (generally as gain from the sale of notes) as principal payments are received in the proportion that each such payment bears to the original principal amount of the note.

“Stated redemption price at maturity” means the sum of all payments to be made on a note other than payments of qualified stated interest. “Qualified stated interest” generally means stated interest that is unconditionally payable at least annually at a single fixed rate or, in the case of a variable rate debt instrument (as defined below), at a single qualified floating rate or single objective rate (as such terms are defined below). If a note is a variable rate debt instrument but interest is payable at a rate other than a single qualified floating rate or a single objective rate, special rules apply that are not discussed in this document.

In the case of a variable rate debt instrument, the amount of qualified stated interest and the amount of OID, if any, that accrues during an accrual period is generally determined assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate (each as defined below), the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate or (ii) in the case of an objective rate (as defined below, and other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the debt instrument, and the qualified stated interest (or, if there is no qualified stated interest, OID) allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to clause (i) or (ii), as applicable. Special rules apply to a variable rate debt instrument that provides for stated interest at a fixed rate under certain circumstances.

A “variable rate debt instrument” is a debt instrument that (i) has an issue price that does not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (a) 0.015 multiplied by the product of such total noncontingent principal payments and the number of complete years to maturity of the instrument (or, in the case of a note providing for the payment of any amount other than qualified stated interest prior to maturity, multiplied by the weighted average maturity of the note) or (b) 15 percent of the total noncontingent principal payments, (ii) provides for stated interest (compounded or paid at least annually) at the current value of (A) one or more qualified floating rates, (B) a single fixed rate and one or more qualified floating rates, (C) a single objective rate or (D) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and (iii) except as provided in (a), does not provide for any principal payments that are contingent. The current value is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

A “qualified floating rate” is generally a floating rate under which variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which a debt instrument is denominated. A multiple of a qualified floating rate is not a qualified floating rate unless the relevant multiplier is (i) fixed at a number that is greater than 0.65 but not more than 1.35 or (ii) fixed at a number that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. A variable rate is not considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the note to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor, governor or similar restriction that is fixed throughout the term of the note).

An “objective rate” is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided, however, that an objective rate will not include a rate based on information that is within the control of the issuer (or certain related parties of the issuer) or that is unique to the circumstances of the issuer (or certain related parties of the issuer), such as dividends, profits or the value of the issuer’s stock. A “qualified inverse floating rate” is an objective rate (x) that is equal to a fixed rate minus a qualified floating rate and (y) the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate). Notwithstanding the first sentence of this paragraph, a rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note’s term. The Internal Revenue Service (“IRS”) may designate rates other than those specified above that will be treated as objective rates. As of the date of this prospectus supplement, no other rates have been designated.

If interest on a note is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A fixed rate and a variable rate will be conclusively presumed to meet the requirements of the preceding sentence if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25 percentage points (25 basis points).

If a floating rate note does not qualify as a variable rate debt instrument or otherwise provides for contingent payments, or if a fixed rate note provides for contingent payments, such note may constitute a “contingent payment debt instrument.” Interest payable on a contingent payment debt instrument is not treated as qualified stated interest. A note that is a contingent payment debt instrument is generally taxable as follows:

First, we are required to determine, as of the issue date, the comparable yield for the note. The comparable yield is generally the yield at which we would issue a fixed rate debt instrument with terms and conditions similar to those of the note (including the level of subordination, term, timing of payments and general market conditions, but not taking into consideration the riskiness of the contingencies or the liquidity of the note), but not less than the applicable federal rate announced monthly by the IRS (the “AFR”). In certain cases where a contingent payment debt instrument is marketed or sold in substantial part to tax-exempt investors or other investors for whom the prescribed inclusion of interest is not expected to have a substantial effect on their U.S. federal tax liability, the comparable yield for the note without proper evidence to the contrary, is presumed to be the AFR.

Second, we are required to construct a projected schedule of payments (the “Schedule”). The Schedule is determined as of the issue date and generally remains in place throughout the term of the note. The Schedule includes each noncontingent payment and a projected payment for each contingent payment. The Schedule must produce the comparable yield determined as set forth above. We are required to provide to each holder of notes that are contingent payment debt instruments, a copy of the schedule described above. Our determination of the Schedule must be used by a U.S. Holder unless the schedule is unreasonable and such U.S. Holder discloses to the IRS that it is using a different schedule.

Third, under the usual rules applicable to OID and based on the comparable yield, each U.S. Holder will be required to accrue its pro rata share of OID on a constant yield basis and include such accrual in gross income.

Fourth, appropriate adjustments are made to the OID determined under the foregoing rules to account for any differences between actual contingent payments and the projected payments on the Schedule.

Fifth, differences between the actual contingent payments made to a U.S. holder in such U.S. Holder’s taxable year and the projected payments for such taxable year are generally aggregated and taken into account, in the case of a positive difference, as additional interest income, or, in the case of a negative difference, first as a reduction in OID for such year and thereafter, subject to certain limitations, as ordinary loss. In general, any gain realized by a U.S. Holder on the sale, exchange, retirement or other disposition of a note that is a contingent payment debt instrument prior to the time no contingent payments remain, is treated as interest income. In general, any loss on such a note is treated as ordinary loss to the extent it does not exceed such

U.S. Holder’s prior interest inclusions on the note (net of negative adjustments). The above described treatment of contingent payment debt instruments assumes that the instrument is treated as debt for U.S. federal tax purposes.

Premium

If the amount paid by a U.S. Holder for a note exceeds the stated redemption price at maturity of the note, the U.S. Holder generally will be considered to have purchased the note at a premium equal in amount to such excess. In this event, the U.S. Holder may elect to amortize such premium, generally on a constant-yield basis, as an offset to interest income. In the case of a note that may be redeemed prior to maturity, the premium is calculated assuming the trust and the U.S. Holder will exercise or not exercise redemption rights in a manner that maximizes the U.S. Holder’s yield. It is unclear how premium is calculated when the redemption date or the amount of any redemption premium is uncertain. The election to amortize bond premium, once made, will apply to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

Short-Term Notes

Notes that have a fixed maturity of one year or less (“Short-Term Notes”) will be treated as issued with OID. In general, an individual or other U.S. Holder that uses the cash method of accounting is not required to accrue such OID unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by such U.S. Holder on the sale, exchange, retirement or other disposition of Short-Term Notes will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale, exchange, retirement or other disposition, and a portion of the deduction otherwise allowable to such U.S. Holder for interest on borrowings allocable to Short-Term Notes will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States federal income tax purposes under the accrual method of accounting and certain other Holders are required to accrue OID related to a Short-Term Note as ordinary income on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding).

Sale, Exchange, Retirement or Other Disposition of Notes

In general, a U.S. Holder of a note will have a tax basis in the note equal to the cost of the note to the U.S. Holder, increased by any amount includible in income by the U.S. Holder as OID and reduced by any amortized premium and any payments other than payments of qualified stated interest. Upon a sale, exchange, retirement or other disposition of a note, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, retirement or other disposition (less any amount realized that is attributable to accrued but unpaid qualified stated interest, which will constitute ordinary income if not previously included in income) and the U.S. Holder’s tax basis in such note. Subject to the discussion of “contingent payment debt instruments” described above under “Interest and Original Issue Discount” and also subject to the rules described below under “Foreign Currency Notes,” such gain or loss will be long-term capital gain or loss if the U.S. Holder will have held the note for more than one year at the time of disposition. A U.S. Holder that is an individual is entitled to preferential treatment for net long-term capital gains; however, the ability of a U.S. Holder to offset capital losses against ordinary income is limited.

Foreign Currency Notes

The following discussion generally describes special rules that apply, in addition to the rules described above, to notes that are denominated in, or provide for payments determined by reference to, a currency or currency unit other than the U.S. Dollar (“Foreign Currency Notes”). The amount of qualified stated interest paid with respect to a Foreign Currency Note that is includible in income by a U.S. Holder that uses the cash method of accounting for United States federal income tax purposes is the U.S. Dollar value of the amount paid, as determined on the date of actual or constructive receipt by such U.S. Holder, using the spot rate of exchange on such date. In the case of qualified stated interest paid to a U.S. Holder that uses the accrual method of accounting, and in the case of OID (other than OID from a Short-Term Note that is not required to be accrued) for every U.S. Holder, such U.S. Holder is required to include the U.S. Dollar value of the amount of such interest income or OID that accrued during the accrual period. The U.S. Dollar value of such accrued interest income or OID is generally determined by translating such income at the average rate of exchange for the accrual period or, at the U.S. Holder’s election, at the spot rate of exchange on the last day of the accrual period. The U.S. Holder will recognize, as ordinary income or loss, foreign currency exchange gain or loss with respect to such accrued interest income or OID on the date the interest or OID is actually or constructively received, reflecting fluctuations in currency exchange rates between the exchange rate used to determine the accrued interest income or OID for the relevant accrual period and the exchange rate on the date such interest or OID is actually or constructively received.

The amount realized with respect to a sale, exchange, retirement or other disposition of a Foreign Currency Note generally will be the U.S. Dollar value of the payment received, determined on the date of disposition of such note (using the spot rate on such date). Gain (or loss) that is recognized will be ordinary income or loss to the extent it is attributable to fluctuations in currency rates between the date of purchase and the date of sale, exchange, retirement or other disposition. Such foreign currency gain (or loss) will be recognized only to the extent of the total gain (or loss) realized by the U.S. Holder on the sale, exchange, retirement or other disposition of the Foreign Currency Note. Any gain (or loss) realized by a U.S. Holder in excess of such foreign currency gain (or loss) generally will be capital gain (or loss).

Non-U.S. Holders

Subject to the discussion below concerning backup withholding, the following is a discussion of United States federal income tax considerations generally applicable to Non-U.S. Holders:

(a) payments of principal and interest (including OID) with respect to a note held by or for a Non-U.S. Holder will not be subject to withholding of United States federal income tax, provided that, in the case of interest, (i) such interest is not received by a bank on an extension of credit made pursuant to a loan agreement entered in the ordinary course of its trade or business, (ii) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all of our classes of stock entitled to vote, (iii) such Non-U.S. Holder is not a controlled foreign corporation, within the meaning of section 957(a) of the Code, that is related, directly or indirectly, to us through stock ownership, (iv) such interest is not contingent interest described in section 871(h)(4)(A) of the Code and (v) the statement requirement set forth in section 871(h) or section 881(c) of the Code (described below) has been fulfilled with respect to such Non-U.S. Holder; and

(b) a Non-U.S. Holder will generally not be subject to United States federal income tax on gain realized on the sale, exchange, retirement or other disposition of a note, unless (i) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition and certain other conditions are met or (ii) such gain is effectively connected with the conduct, by such Non-U.S. Holder, of a trade or business in the United States.

Sections 871(h) and 881(c) of the Code require that, in order to obtain the exemption from withholding of United States federal income tax described in paragraph (a) above, either the Non-U.S. Holder or a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “Financial Institution”) and that is holding the note on behalf of such Non-U.S. Holder must file a statement with the withholding agent to the effect that the Non-U.S. Holder is not a United States person. Such requirement will be fulfilled if the Non-U.S. Holder certifies on IRS Form W-8BEN (or successor form), under penalties of perjury, that it is not a United States person and provides its name and address, or any Financial Institution holding the note on behalf of the Non-U.S. Holder files a statement with the withholding agent to the effect that it has received such a statement from the Non-U.S. Holder (and furnishes the withholding agent with a copy thereof). In addition, in the case of notes held by a foreign intermediary (other than a “qualified intermediary”) or a foreign partnership (other than a “withholding foreign partnership”), the foreign intermediary or partnership, as the case may be, generally must provide a properly executed IRS Form W-8IMY (or successor form) and attach thereto an appropriate certification by each foreign beneficial owner or United States payee.

If a Non-U.S. Holder is engaged in a trade or business in the United States, and if amounts treated as interest for United States federal income tax purposes on a note or gain realized on the sale, exchange, retirement or other disposition of a note are effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding of federal income tax described in paragraph (a) above, will generally be subject to regular United States federal income tax on such effectively connected income in the same manner as if it were a U.S. Holder. In lieu of the certificate described in the preceding paragraph, such Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or successor form) to the withholding agent in order to claim an exemption from withholding tax. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Backup Withholding and Information Reporting

Backup withholding and information reporting requirements generally apply to interest (including OID) and principal payments made to, and to the proceeds of sales by, certain non-corporate U.S. Holders. A U.S. Holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing a properly executed IRS Form W-9 (or successor form). In the case of a Non-U.S. Holder, backup withholding and information reporting will not apply to payments on, or from the sale, exchange, retirement or other disposition of, a note if a statement referred to in clause (a)(v) of the first paragraph in “Non-U.S. Holders” above has been received and the payor does not have actual knowledge that the beneficial owner is a United States person. Withholding agents must nevertheless report to the IRS and to each Non-U.S. Holder the amount of interest (including OID) paid with respect to the notes held by each Non-U.S. Holder and the rate of withholding (if any) applicable to each Non-U.S. Holder. Non-U.S. Holders should consult their own tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if available. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the beneficial owner’s United States federal income tax liability provided the required information is furnished to the IRS.

Opinion Regarding Tax Matters

Prior to the issuance of any notes, we will file with a Current Report on Form 8-K an unqualified opinion of legal counsel regarding the tax treatment of such notes.

PLAN OF DISTRIBUTION

This prospectus supplement relates to (i) the offering of notes by separate trusts from time to time for sale to or through Merrill Lynch International; Banc of America Securities LLC; Barclays Capital Inc.; Barclays Bank PLC; Credit Suisse Securities (USA) LLC; Credit Suisse Securities (Europe) Limited; Deutsche Bank Securities Inc.; Deutsche Bank AG, London Branch; Goldman, Sachs & Co.; Goldman Sachs International; HSBC Securities (USA) Inc.; HSBC Bank plc; ING Financial Markets LLC; J.P. Morgan Securities Inc.; J.P. Morgan Securities Ltd.; Morgan Stanley & Co. Incorporated; Morgan Stanley & Co. International plc; UBS Securities LLC; and UBS Limited (collectively, the “Agents”) pursuant to a distribution agreement (the “Distribution Agreement”) among the applicable trust, us and the Agents and (ii) the underlying funding agreements. From time to time, we may also appoint one or more other broker-dealers to act as an agent under this secured medium-term notes program pursuant to the terms of the Distribution Agreement and such Agent will be specified in the applicable pricing supplement. In addition, under the terms of the Distribution Agreement, one or more separate trusts may also sell notes to or through Merrill Lynch, Pierce, Fenner & Smith Incorporated primarily to retail investors under our INGsm USA CoreNotes® program. The Agents, individually or in a syndicate, may purchase notes, as principal, from separate trusts from time to time for resale to investors and other purchasers at a fixed offering price or at varying prices relating to prevailing market prices at the time of resale as determined by the applicable Agent. However, the applicable trust may agree with an Agent for that Agent to utilize its reasonable efforts on an agency basis on its behalf to solicit offers to purchase notes at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement. In all such cases, a single trust may only issue notes of a single series on the initial date of sale of such notes. No additional notes may thereafter be issued by that trust. Unless otherwise specified in the applicable pricing supplement, the applicable trust will pay a commission to an Agent, ranging from 0.150% to 0.875% of the principal amount of each note, depending upon its stated maturity, sold through that Agent as its agent. The notes may be sold to United States and foreign institutional and other investors.

Subject to the terms of the Distribution Agreement, concurrently with any offering of notes as described in this prospectus supplement by the applicable trust, a separate trust may issue other notes under this program primarily to institutional investors, under our INGsm USA CoreNotes® program primarily to retail investors or otherwise under the accompanying prospectus.

Each trust will use the net proceeds received from the sale of its series of notes to purchase a funding agreement issued by us. Each trust will collaterally assign and grant a security interest in the applicable funding agreement in favor of the indenture trustee for the benefit of the holders of notes issued by such trust.

Unless otherwise specified in the applicable pricing supplement, any note sold to an Agent as principal will be purchased by that Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a note of identical maturity. An Agent may sell notes it has purchased from the applicable trust as principal to certain dealers at a concession. Unless otherwise specified in the applicable pricing supplement, the concession allowed to any dealer will not, during the distribution of the notes, be in excess of the concession the Agent will receive from the applicable trust. After the initial offering of notes, the offering price (in the case of notes to be sold on a fixed offering price basis), the concession and any reallowance may be changed.

The applicable trust reserves the right to withdraw, cancel or modify the offer made hereby without notice and may reject offers in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by it on an agency basis.

Unless otherwise specified in the applicable pricing supplement, you will be required to pay the purchase price of your notes in immediately available funds in the specified currency in The City of New York on the date of settlement.

Upon issuance, the notes will not have an established trading market. The notes may not be listed on any securities exchange. The Agents may from time to time purchase and sell notes in the secondary market, but the Agents are not obligated to do so. There can be no assurance that a secondary market for the notes will develop or that there will be liquidity in the secondary market if one develops. From time to time, the Agents may make a market in the notes, but the Agents are not obligated to do so and may discontinue any market-making activity at any time.

In connection with an offering of notes purchased by one or more Agents as principal on a fixed offering price basis, the applicable Agents will be permitted to engage in certain transactions that stabilize the price of notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of notes. If those Agents create a short position in notes (i.e., if they sell notes in an amount exceeding the amount referred to in the applicable pricing supplement), they may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of notes to be higher than it might be in the absence of these type of purchases.

None of us, any trust or any Agent makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of notes. In addition, none of us, any trust or any Agent makes any representation that the Agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

The Agents are underwriters within the meaning of the Securities Act of 1933, as amended, with respect to the notes being distributed and the funding agreement purchased by the trust. We have agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Agents may be required to make in respect thereof.

With respect to any series of notes as to which affiliates of the indentures trustee will serve as an agent, the relevant trust will appoint an eligible and unaffiliated entity to serve as indenture trustee, instead of the indenture trustee.

We are a statutory issuer of the notes under the Securities Act of 1933, as amended. In addition, under the Securities Act of 1933, as amended, each trust is a statutory underwriter of the funding agreement purchased with the proceeds from the issuance of such trust’s notes.

In the ordinary course of business, the Agents and their affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with us and certain of our affiliates.

$1,300,000,000

ING USA ANNUITY AND LIFE INSURANCE COMPANY

Secured Medium-Term Notes (That are also Asset-Backed Securities)
Due Between Nine Months
and Thirty Years
From the Date of Issue
Issued Through and Obligations of
ING USA Global Funding Trusts
Secured by Funding Agreements Issued by
ING USA Annuity and Life Insurance Company

PROSPECTUS SUPPLEMENT

Merrill Lynch International
Banc of America Securities LLC
Barclays Capital
Credit Suisse
Deutsche Bank Securities
Deutsche Bank
Goldman, Sachs & Co.
Goldman Sachs International
HSBC
ING Financial Markets
J.P. Morgan
Morgan Stanley
UBS Investment Bank

[        ]

The information in this prospectus supplement is not complete and may be changed. Neither ING USA Annuity and Life Insurance Company nor the trusts may sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or would require registration or qualification under the securities laws of that jurisdiction.

SUBJECT TO COMPLETION, DATED APRIL 16, 2009

PROSPECTUS SUPPLEMENT
(To prospectus dated [        ])
$1,300,000,000

ING USA Annuity and Life Insurance Company
INGsm USA CoreNotes® (That are also Asset-Backed Securities)
Due Between Nine Months and Thirty Years From the Date of Issue
Issued Through and Obligations of
ING USA Global Funding Trusts
Secured by Funding Agreements Issued by
ING USA Annuity and Life Insurance Company

ING USA:  We are ING USA Annuity and Life Insurance Company, an Iowa insurance company, the sponsor of this program and the depositor and issuer of the funding agreements described below. This prospectus supplement relates to the offering, from time to time, through newly established separate and distinct issuing entities in the form of the trusts described below, of one or more series of INGsm USA CoreNotes® (that are also asset-backed securities), which we refer to in this prospectus supplement as “notes,” in an aggregate principal amount of up to $1,300,000,000, less any principal amount of notes previously issued under this program pursuant to this prospectus supplement, under our secured medium-term notes program issued primarily to institutional investors pursuant to a separate prospectus supplement dated the date hereof or otherwise under the accompanying prospectus. As of the date of this prospectus supplement, we have issued an aggregate principal amount of $3,700,000,000 of notes under our secured medium-term notes program pursuant to the Registration Statement (No. 333-123457).

Issuing Entities:  The applicable trust will use the net proceeds from the offering of its series of notes to purchase a funding agreement sold to, and deposited into, the applicable trust by us. Each trust exists for the exclusive purpose of issuing and selling one series of notes to investors, using the net proceeds from the sale of that series of notes to acquire a funding agreement from us, collaterally assigning and granting a security interest in the applicable funding agreement in favor of the indenture trustee, and engaging in other activities necessary or incidental thereto.

The notes are obligations of the applicable issuing entity. The notes are secured medium-term notes that are also asset-backed securities.

You should read this prospectus supplement, the accompanying prospectus and the applicable pricing supplement carefully before you invest.

The notes:  The specific terms and conditions of each series of notes will be as set forth in a separate pricing supplement. The notes of each series will:

•	be issued by a separate and distinct issuing entity in the form of a trust and will be the obligations of that issuing entity;

•	rank as secured indebtedness of the trust secured by a funding agreement issued by us;

•	unless otherwise specified in the applicable pricing supplement, not be listed on any securities exchange;

•	be issued in only one class;

•	unless otherwise specified in the applicable pricing supplement, have a minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof;

•	be in book-entry form;

•	have a stated maturity of between 9 months and 30 years from the date of issue;

•	pay interest on a monthly, quarterly, semi-annual or annual basis (unless otherwise specified in the applicable pricing supplement);

•	have redemption and/or repayment provisions, if applicable, whether mandatory or at the option of the trust or the holders of the notes;

•	represent non-recourse obligations of the trust and will be paid only from the assets of that trust;

•	represent the trust’s obligations only and will not represent obligations of, represent interests in, or be guaranteed by, us or any of our affiliates;

•	provide for payment in U.S. Dollars;

•	bear interest at fixed or floating rates, or bear no interest at all; and

•	be sold to United States retail and other investors.

Holders of a series of notes may look only to the trust’s rights and title in the funding agreement issued to, and deposited into, the applicable trust by us and any proceeds of that funding agreement held in the trust and not to any other assets or collateral held by any other trust, ING USA or any affiliates thereof.

Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page 2 of the accompanying prospectus.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission or any state insurance commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The trusts may sell notes to the purchasing agent referred to below (the “Purchasing Agent”) as principal for resale at varying or fixed offering prices or through the Purchasing Agent using its reasonable efforts on behalf of the trust.

Merrill Lynch & Co.

The date of this prospectus supplement is [        ].

“INGsm” is a service mark of ING Groep N.V. and is used under license.

“CoreNotes®” is a registered service mark of Merrill Lynch & Co., Inc.

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS

This document is a prospectus supplement and supplements a prospectus which is part of the registration statement that we have filed with the SEC. This prospectus supplement provides you with a general description of the notes being offered, through newly established separate and distinct issuing entities in the form of trusts, and the underlying funding agreements, and supplements the description of the notes and funding agreements contained in the accompanying prospectus. These notes may be offered from time to time, through issuing entities in the form of trusts, in one or more series of notes with a total initial public offering price or purchase price of up to $1,300,000,000, less any amount of notes previously issued under this program, pursuant to a separate prospectus supplement that relates to our secured medium-term notes program issued primarily to institutional investors or otherwise under the accompanying prospectus. As of the date of this prospectus supplement, we have issued an aggregate principal amount of $3,700,000,000 of notes under our secured medium-term notes program pursuant to the Registration Statement (No. 333-123457).

The specific terms and conditions of notes being offered and the related funding agreements will be contained in a pricing supplement. A copy of that pricing supplement will be provided to you along with a copy of this prospectus supplement and the accompanying prospectus. That pricing supplement also may add, update, supplement or clarify information in this prospectus supplement and the accompanying prospectus. You should carefully review such additional, updated, supplemental or clarifying information contained in the pricing supplement. You should read this prospectus supplement and the accompanying prospectus and the

S-1

pricing supplement together with the additional information that is incorporated by reference in this prospectus supplement and the accompanying prospectus. That additional information is described under the heading “Incorporation of Certain Documents by Reference” beginning on page 11 of the accompanying prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the applicable pricing supplement and any applicable free writing prospectus. None of us, any trust or the Purchasing Agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. None of us, any trust or the Purchasing Agent is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement is accurate only as of its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus supplement, references to “ING USA,” “we,” “us” and “our” are to ING USA Annuity and Life Insurance Company, an Iowa insurance company, and references to “trust” are to the applicable newly established separate and distinct issuing entity in the form of a special purpose common law trust, formed in a jurisdiction located in the United States of America specified in the applicable pricing supplement, which actually issues the applicable series of notes. In this prospectus supplement, we refer to each series of INGsm USA CoreNotes® as a “series of notes”. Neither ING Groep N.V. nor any of its affiliates or subsidiaries (except ING USA) will guarantee or otherwise be liable, directly or indirectly, for the payment of principal or interest on the notes.

In this prospectus supplement, references to “United States Dollars,” “U.S. Dollars” or “$” are to lawful currency of the United States of America.

S-2

SUMMARY

This section summarizes the material legal and financial terms of the notes and the underlying funding agreements that are described in more detail in “Description of the Notes” beginning on page S-14 and “Description of the Funding Agreements” beginning on page S-37. Final terms of any particular series of notes are set at the time of sale and will be contained in a pricing supplement relating thereto. That pricing supplement may add to, update, supplement or clarify the terms contained in this summary. In addition, you should read the more detailed information appearing elsewhere in the accompanying prospectus, this prospectus supplement and the applicable pricing supplement.

The Trusts	Each series of notes will be issued by a newly established and separately created common law trust. Each trust will be established by GSS Holdings II, Inc., as trust beneficial owner, and U.S. Bank National Association, as trustee, pursuant to a trust agreement (each, a “trust agreement”). The assets and liabilities of each trust are separate and distinct from our assets and liabilities and the assets and liabilities of every other trust.

The Sponsor and the Depositor	We are the sponsor of this program and the registrant as the depositor and issuer of the funding agreements under the program.

Purpose of Trusts	The sole purpose of the trusts is to facilitate a program for the issuance, from time to time, of one or more series of notes to the public. Each trust may only issue one series of notes and such notes will be issued only on the original issue date for such notes. Each series of notes will be secured by only one funding agreement purchased from us by the applicable trust, the principal amount of which may not be increased. The trust will use the net proceeds received from issuing a series of notes to acquire a funding agreement for, and to be held in, the trust. The trust will hold the collateral described below under “Description of the Notes — General — Collateral” pertaining to its series of notes to fund its obligations under that series of notes.

Notes issued by the trust will be the direct obligations of the trust and will not be our obligations, the obligations of any of our affiliates or the obligations of any other trust. Holders of notes of a particular series may only look to the funding agreement issued by us and any proceeds of such funding agreement held in the related trust for payment on their notes and not to the assets held in any other trust or by us.

We are not affiliated with any trust. Neither we nor any of our officers, directors, subsidiaries or affiliates owns any beneficial interest in any trust nor has any of these persons or entities entered into any agreement with any trust other than in furtherance of the issuance of notes from time to time as contemplated by this prospectus supplement and the accompanying prospectus.

Neither we nor any of our officers, directors, subsidiaries or affiliates is affiliated with the trustee, the trust beneficial owner or the indenture trustee relating to the notes.

S-3

Below is a diagram showing the parties involved in the issuance of notes of each trust.

We Can Issue Medium-Term Notes and Funding Agreements Directly to Investors	We are able to issue our own medium-term notes directly to investors and to issue funding agreements directly to investors. However, by securing each trust’s notes with a funding agreement, such trust’s notes are secured by an asset that would have a higher priority in insolvency than our unsecured medium-term notes, if any, and may be entitled to receive a higher investment rating from one or more nationally recognized rating agencies than our unsecured medium-term notes. In addition, funding agreements are very difficult to transfer and have no active secondary market. By securing each trust’s notes with a funding agreement, investors may be able to avail themselves of many of the benefits of our funding agreements while benefiting from the liquidity afforded by each trust’s medium-term notes.

Purchasing Agent	Merrill Lynch, Pierce, Fenner & Smith Incorporated.

INGsm USA CoreNotes® Program	This prospectus supplement relates to notes that one or more trusts may issue and sell to United States retail and other investors under our INGsm USA CoreNotes® program.

Secured Medium-Term Notes Program	Included in the registration statement, of which this prospectus supplement is a part, is another prospectus supplement relating to notes that may be issued and sold to institutional and other investors by newly established trusts under the related secured medium-term notes program. The terms of the secured medium-term notes are identical in all material respects to the terms of the notes to be sold under this INGsm USA CoreNotes® program, as described in this prospectus supplement, except that the secured medium-term notes of any series:

•	may be issued as amortizing notes;

•	may be denominated in one or more foreign currencies;

S-4

•	may contain a provision providing for the redemption of the notes if we are required to pay additional amounts on the related funding agreement pursuant to the applicable pricing supplement and we exercise our right to redeem the funding agreement; and

•	will not contain a survivor’s option (as defined under “— Terms of the Notes — Survivor’s Option” below), permitting optional repayment of notes of a series of notes, subject to certain limitations, prior to maturity, if requested, following the death of the beneficial owner of notes of that series of notes.

Amount	The trusts may collectively issue up to a maximum aggregate principal amount of $1,300,000,000 of notes in connection with this prospectus supplement, less any principal amount of notes previously issued under this program, under our secured medium-term notes program or otherwise under the accompanying prospectus. As of the date of this prospectus supplement, we have issued an aggregate principal amount of $3,700,000,000 of notes under our secured medium-term notes program pursuant to the Registration Statement (No. 333-123457).

Flow of Funds	Other than during an event of default under the notes, amounts received by or on behalf of the trust will be paid:

•	first, to amounts due upon the notes; and

•	second, with respect to any remaining funds, in accordance with the trust agreement.

During an event of default under the notes, amounts received by or on behalf of the trust will be paid:

•	first, to the (i) indenture trustee, registrar, transfer agent, paying agent and calculation agent, their agents and counsel, for all amounts due them under the indenture, to be shared pro rata amongst them, in an aggregate amount of no more than $250,000 for all series of notes issued by all trusts outstanding to the extent not previously paid and (ii) trustee and custodian, their agents and counsel, for all amounts due them under the indenture, to be shared pro rata among them, in an aggregate amount of no more than $250,000 for all series of notes issued by all trusts outstanding, to the extent not previously paid; provided, however, that such amounts described in clauses (i) and (ii) above shall rank pari passu;

•	second, to amounts due upon the notes; and

•	third, with respect to any remaining funds, in accordance with the trust agreement. See “Description of the Notes — Application of Money Collected Under the Indenture” in the accompanying prospectus.

S-5

Enforcement of Rights Under Securities Laws	Purchasers of notes may proceed directly against us, as the depositor and a statutory issuer of the notes, to enforce their rights under the United States federal and state securities laws. The right by such purchasers to proceed against us, with respect to the applicable funding agreement and notes, under the United States federal and state securities laws is no different than if we had issued the funding agreement and notes directly to such purchasers.

Terms of the Notes:

Status	•	Each series of notes will be the unconditional, direct, non-recourse, secured and unsubordinated obligations of the applicable trust. Each series of notes will be secured by the collateral relating to that series of notes.

•	Each series of notes may be accelerated in the payment of principal and outstanding interest if an event of default under the notes occurs. Upon the occurrence of an event of default, the indenture trustee (described below), on behalf of the holders of such notes, may only proceed against the collateral held in the related trust.

•	The notes of each series are not, and will not be, obligations of, or guaranteed by, us or any other insurance company or any affiliate of ours. The notes will not benefit from any insurance guarantee fund coverage or any similar protection.

Payment of Principal and Interest	•	Principal and interest payments, if any, on any series of notes will be made solely from the proceeds of a funding agreement purchased with respect to such series of notes for the related trust.

•	Each series of notes may be interest bearing or non-interest bearing as specified in the applicable pricing supplement. Each series of notes may bear interest at either a fixed rate or a floating rate, or a combination of fixed rates and floating rates, as specified in the applicable pricing supplement.

•	The principal amount of each note will be payable on its stated maturity date (as defined under “Description of the Notes — General — Maturity”), repayment date or redemption date, as specified in the applicable pricing supplement, at the corporate trust office of the paying agent, acting in its capacity as servicer, or any other place the relevant trust designates.

•	Unless otherwise specified in the applicable pricing supplement, interest, if any, on each series of notes will be payable on a monthly, quarterly, semi-annual or annual basis.

S-6

Interest Rate	Each fixed rate note (as defined under “Description of the Notes — Interest”) will bear interest from its date of original issuance at the annual rate stated in the applicable pricing supplement until, but not including, the date upon which the principal is paid unless otherwise specified in the applicable pricing supplement.

Each floating rate note (as defined under “Description of the Notes — Interest”) will bear interest, from the date of original issuance until, but not including, the date upon which the principal is paid, at a rate determined by reference to an interest rate or interest rate formula, which may be adjusted by a Spread and/or Spread Multiplier (each as more fully described under “Description of the Notes — Floating Rate Notes”). The applicable pricing supplement will designate one or more of the following interest rate bases along with the index maturity for that interest rate basis:

•	the CD Rate;

•	the CMT Rate;

•	the Commercial Paper Rate;

•	the Constant Maturity Swap Rate;

•	the Federal Funds Open Rate;

•	the Federal Funds Effective Rate;

•	LIBOR;

•	the Prime Rate; or

•	the Treasury Rate.

Maturities	Unless otherwise specified in the applicable pricing supplement, each series of notes will mature between nine months and 30 years from its date of original issuance on the last scheduled interest payment date, as specified in the applicable pricing supplement.

Redemption and Repayment	A trust will redeem its series of notes if we redeem the funding agreement securing such series of notes. Except as otherwise specified in the accompanying prospectus, this prospectus supplement or the applicable pricing supplement, the funding agreement securing a series of notes will not be redeemable by us and no series of notes will be repayable at the option of the holder prior to their stated maturity date. Unless otherwise specified in the applicable pricing supplement, the notes of any series will not be subject to any sinking fund.

Each trust may issue a series of notes which may be redeemed by the issuing trust when 20% or more of the original principal balance is outstanding. Notes that may be redeemed at a time when 20% or more of the original principal amount of such notes are outstanding will be designated in their title as “callable” in the applicable pricing supplement.

Survivor’s Option	A series of notes may contain a provision (which we refer to as the “survivor’s option”) permitting optional repayment of notes of that series prior to maturity, if requested, following the death

S-7

of the beneficial owner of notes of that series, so long as the notes were held by the beneficial owner for a period of six (6) months immediately prior to such death. Your notes may not be repaid in this manner unless the pricing supplement for your series of notes provides for the survivor’s option. If the pricing supplement for your series of notes provides for the survivor’s option, the funding agreement securing your series of notes will contain a provision which will allow the applicable trust to tender the funding agreement in whole or in part to us. The ability of the applicable trust to tender the funding agreement related to a series of notes that contain a survivor’s option, however, will be subject to certain limitations set by us. As a result, your right to exercise the survivor’s option is subject to limits set by us with respect to the relevant funding agreement. We have the discretionary right to limit the aggregate principal amount of:

•	all funding agreements securing all outstanding series of notes issued under the INGsm USA CoreNotes® program as to which exercises of any put option by any trust shall be accepted by us in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the aggregate principal amount of all funding agreements securing all outstanding series of notes issued under the INGsm USA CoreNotes® program as of the end of the most recent calendar year or such other greater amount as determined in accordance with the applicable funding agreement and set forth in the applicable pricing supplement;

•	funding agreements securing the notes as to which exercises of any put option by one or more applicable trusts attributable to notes of any individual deceased beneficial owner in any calendar year to $250,000 or such other greater amount as determined in accordance with the applicable funding agreement and set forth in the applicable pricing supplement; and

•	the funding agreement securing a series of notes as to which exercises of any put option by the applicable trust shall be accepted in any calendar year as set forth in the applicable funding agreement and the applicable pricing supplement.

Additional details on the survivor’s option are described in this prospectus supplement in the section entitled “Description of the Notes — Repayment Upon Exercise of Survivor’s Option” on page S-32.

Withholding Tax	All amounts due in respect of the notes will be made without any applicable withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority, unless such withholding or deduction is required by law. Neither the notes nor the related

S-8

funding agreement will provide for the payment of additional amounts relating to any required withholding or deduction imposed or levied on payments in respect of a series of notes or the funding agreement under any circumstances. As a result, the risk of any such withholding or deduction, whether or not as a result of a change in law or otherwise, will be borne by the holders of such series of notes.

Fees and Expenses	We will pay the costs and expenses incurred by a trust under the expense and indemnity agreements with each of the indenture trustee, the custodian, the trust beneficial owner and the trustee (on behalf of itself and each trust formed in connection with the issuance of a series of notes) and any additional service provider appointed from time to time. See “Fees and Expenses” in the accompanying prospectus. We anticipate that the indenture trustee fees for this program will be approximately $13,000 per year.

Denominations; Currency	Unless otherwise specified in the applicable pricing supplement, the notes will be issued and sold in denominations of $1,000 and integral multiples of $1,000 in excess thereof. Payments of principal, premium, if any, and/or interest, if any, and any other amounts in respect of the notes, will be made in U.S. Dollars.

Listing	Unless otherwise specified in the applicable pricing supplement, your series of notes will not be listed on any securities exchange.

Form of Notes	The trusts will sell notes in the United States only. Each series of notes will be issued in book-entry form only and cleared through The Depository Trust Company (“DTC” or the “depositary”). Each book-entry note will be held by the indenture trustee as custodian for DTC or its nominee. We do not intend to issue notes in certificated form.

Collateral	The notes of any series will be secured by the right, title and interest of the trust in and to (1) the relevant funding agreement held in that trust, (2) all proceeds of the funding agreement and all amounts and instruments on deposit from time to time in the related collection account, (3) all books and records pertaining to the relevant funding agreement and (4) all rights of the trust pertaining to the foregoing.

Each series of notes will be secured by the collateral held in the applicable trust. The trust will collaterally assign and grant a security interest in the related funding agreement in favor of the indenture trustee for the benefit of the holders of notes of the applicable series.

Under the custodial agreement (the “custodial agreement”) entered into among the indenture trustee, U.S. Bank National Association (the “custodian”) and the trustee (as defined under “— Administration of the Trusts”) (on behalf of each trust to be formed in connection with the issuance of a series of notes), upon the collateral assignment of and grant of a security interest in the funding agreement related to a series of notes of a trust, the custodian will hold the funding agreement on behalf of the indenture trustee in the State of Colorado.

S-9

Funding Agreements	A funding agreement is a type of insurance company product in which the purchaser, usually an institutional investor, pays the insurance company a deposit and, in turn, receives scheduled payments of principal and interest. The deposit we receive on the issuance of a funding agreement will be part of our general account and not allocated to any of our separate accounts. Our general account is the account which contains all of our assets and liabilities other than those held in our separate accounts. Separate accounts are segregated accounts which are established for certain products that we sell. A separate account holds assets and liabilities specifically related to one or more products and segregates these assets and liabilities from the assets and liabilities of all other separate accounts and the assets and liabilities of our general account. Since the deposit made under any funding agreement will be part of our general account, our obligations under each such funding agreement will be the obligations of our general account, rather than the obligations of any separate account. As such, we will invest the proceeds from the sale of funding agreements in a portfolio of assets, which along with our other general account assets, will be used to meet our contractual obligations under such funding agreements and our other general account obligations. We will earn the spread differential, if any, between the cost of our obligations under such funding agreements and the yield on our invested assets. We may periodically, consistent with our past practice and subject to our compliance with all applicable regulatory restrictions, dividend from our general account a portion of our income to our direct parent, Lion Connecticut Holdings Inc.

Each trust will use the net proceeds received from the sale of its series of notes to purchase a funding agreement issued by us, the terms of which will be set forth in the applicable pricing supplement. Each funding agreement will have a deposit amount equal to the sum of the principal amount (or issue price in the case of discount notes) of the related series of notes and the amount of the beneficial interest in the related trust. The rate at which a funding agreement bears interest will be equal to the rate of interest, if any, on the related series of notes. Each funding agreement will otherwise have substantially similar payment and other terms to the related series of notes.

Each funding agreement is our unsecured obligation. See “— Ratings” below.

In the event of our impairment or insolvency, the Iowa Insurance Commissioner will be authorized and directed to commence delinquency proceedings for the purpose of liquidating, rehabilitating, reorganizing or conserving us pursuant to Iowa Code Sections 507C.4, 507C.12, 507C.13, 507C.14 and 507C.16. In conducting delinquency proceedings, claims are prioritized and an order of distribution is specified pursuant to Iowa Code Section 507C.42. There are nine classes within the priority scheme, with each successive class being fully junior to the preceding class. Class 1 priority is given to the costs and expenses of administration of the insurer during the delinquency

S-10

proceedings and Class 2 priority is given to the claims of the insurer’s policyholders and guaranty associations. We believe that, in a properly prepared and presented case, a court applying Iowa law would conclude that loss claims of principal and interest in respect of each funding agreement would be accorded Class 2 priority under Iowa Code Section 507C.42 and paid equally in priority with our other policyholders. Iowa law would apply to our insolvency or receivership proceedings.

See “Description of the Funding Agreements” in the accompanying prospectus.

Ratings	Unless otherwise indicated in the applicable pricing supplement, we expect the notes to have an issue credit rating of AA- from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s”) and a debt rating of aa- from A.M. Best Company, Inc. (“A.M. Best”). The program has been rated AA- by Standard & Poor’s, A1 by Moody’s Investors Service, Inc. (“Moody’s”) and aa- by A.M. Best. If Standard & Poor’s, Moody’s or A.M. Best changes the program rating, the new program rating will be specified in the applicable pricing supplement. Notes of a series will be issued under the program only in the event that, at the time of issuance of such series of notes, at least one nationally recognized rating agency would assign an investment grade rating to such series of notes and the funding agreement securing such series of notes.

The above information reflects the ratings as of the date hereof for the notes and the program. ING USA’s ratings information is described under the heading “ING USA Annuity and Life Insurance Company” on page 13 of the accompanying prospectus.

Indenture, Indenture Trustee andServicer	Each trust will issue its series of notes to the public pursuant to an indenture between that trust and Citibank, N.A., in its capacity as indenture trustee. See “Description of the Notes — General — Indenture.” The indenture trustee will act as servicer with respect to the program. The indenture is subject to, and qualified under, the Trust Indenture Act of 1939, as amended. The indenture trustee is not affiliated with any trust or with us or any of our affiliates.

Administration of the Trusts	U.S. Bank National Association, a national banking association, will be each trust’s sole trustee (the “trustee”). The trustee will not be obligated in any way to make payments under or in respect of the notes. The trustee is not affiliated with us.

We have entered into an expense and indemnity agreement with each of the indenture trustee, the custodian, the trust beneficial owner (as defined under “— Trust Beneficial Owner”) and the trustee (on behalf of itself and each trust formed in connection with the issuance of a series of notes). We will enter into an expense and indemnity agreement with additional service providers appointed from time to time. Under each expense and indemnity agreement, we will pay certain costs and expenses relating to the offering, sale, issuance and administration of any series of notes and certain costs, expenses and taxes incurred by a trust and will indemnify the indenture trustee, the custodian, the trust beneficial

S-11

owner, the trustee, each trust and additional service providers appointed from time to time with respect to certain matters.

Trust Beneficial Owner	GSS Holdings II, Inc., a Delaware corporation, will be the sole beneficial owner of each trust (the “trust beneficial owner”). The beneficial interest of each trust:

•	will be purchased by the trust beneficial owner for $15 (or, in the case of a trust that issues discount notes, such other amount as corresponds to the discount on such notes), unless otherwise specified in the applicable pricing supplement;

•	will be issued in book-entry form only;

•	will entitle the trust beneficial owner to receive payments in respect thereof on the same terms as the payments to be made to the holders of notes of the related series; and

•	will be subordinated to the related series of notes.

The trust beneficial owner will receive periodic distributions on its beneficial interest at the same rate and on the same day that holders of notes of the related series receive interest payments. On the maturity date of the trust beneficial owner’s beneficial interest and the related series of notes, the trust will redeem the principal amount of the related series of notes to the holders of such notes and the principal amount of the beneficial interest to the trust beneficial owner.

The trust beneficial owner is not affiliated with us.

Governing Law	The notes and each indenture will be governed by, and construed in accordance with, the laws of the State of New York. The trust agreement for the applicable trust will be governed by, and construed in accordance with, the laws of the jurisdiction in which it is formed. Each funding agreement will be governed by the laws of the State of Colorado.

Material United States Federal Income Tax Considerations	We intend to take the position, for United States federal income tax purposes, that each trust will be disregarded and that the notes will be treated as representing our indebtedness (the “Intended Tax Characterization”). Each holder of a note (or any beneficial interest therein), by acceptance of the note (or beneficial interest therein), agrees to the Intended Tax Characterization. Accordingly, holders of the notes generally will have the same United States federal income tax consequences from the purchase of the notes as they would have had if they purchased a debt obligation issued directly by us. Prospective purchasers of the notes must carefully consider the tax consequences of the ownership and disposition of the notes set forth under “Material United States Federal Income Tax Considerations.”

Ratio of Earnings to Fixed Charges	The following table sets forth, for the years and periods indicated, our ratios of:

•	earnings to fixed charges before interest credited to contractowners; and

•	earnings to fixed charges.

S-12

We calculate the ratio of earnings to fixed charges before interest credited to contractowners by dividing the sum of income from continuing operations before income taxes (BT), interest expense (I) and interest factor of rental expense (IF) plus undistributed income from equity investees (E) by the sum of interest expense (I), interest factor of rental expense (IF) and undistributed income from equity investees (E). The formula for this ratio is: (BT+I+IF+E)/(I+IF+E).

We calculate the ratio of earnings to fixed charges by dividing the sum of income from continuing operations before income taxes (BT), interest expense (I), interest factor of rental expense (IF) and interest credited to contractowners (IC), plus undistributed income from equity investees (E) by the sum of interest expense (I), interest factor of rental expense (IF), dividends on majority-owned subsidiary redeemable preferred securities (non-intercompany) (D) and interest credited to contractowners (IC). The formula for this calculation is: (BT+I+IF+IC+E)/(I+IF+D+IC). Interest credited to contractowners includes all benefits for FAS 97 products. FAS 97 products include universal life and investment-type products such as fixed and variable deferred annuities.

On January 1, 2004, we changed our name from Golden American Life Insurance Company (“Golden American”) to ING USA Annuity and Life Insurance Company, and merged the following affiliates into us: Equitable Life Insurance Company of Iowa, USG Annuity & Life Company, and United Life & Annuity Insurance Company. In accordance with Accounting Principles Board Opinion No. 16, “Business Combinations”, financial information of the combined entity is presented as if the entities had been combined for the full year ended and as of December 31, 2005, and comparative financial statements for the years ended and as of December 31, 2004 and 2003 are restated and presented as if the entities had previously been combined, in a manner similar to a pooling-of-interests.

	For the Year Ended December 31,
	2008	2007	2006	2005	2004

Ratio of earnings to fixed charges before interest credited to contractowners	(11.9)	5.8	8.9	7.2	21.9
Ratio of earnings to fixed charges	(0.4)	1.1	1.3	1.2	1.2

For the year ended December 31, 2008, the amount of the deficiency was $1,626.4 million.

S-13

DESCRIPTION OF THE NOTES

The following description of the material provisions of the notes supplements the general description of the notes provided in the accompanying prospectus. You should therefore review the accompanying prospectus carefully. You should carefully review the information in this prospectus supplement. The pricing supplement for each offering of notes will contain the specific information and terms and conditions for that offering. As such, you should carefully review the information contained in the pricing supplement, including any description of the method of calculating interest on any note. The applicable pricing supplement may also add, update, supplement or clarify information contained in this prospectus supplement or the accompanying prospectus. It is important for you to consider the information contained in the accompanying prospectus, this prospectus supplement, the applicable pricing supplement, any accompanying free writing prospectus, the indenture and the notes in making your investment decision.

This section describes some technical concepts and uses some capitalized terms that are not defined in this prospectus supplement. You should refer to the form of indenture and the form of note certificates filed as exhibits to the registration statement (of which this prospectus supplement and the accompanying prospectus are a part) for the full description of those concepts and complete definitions of those terms.

General

Indenture

Each trust will issue one series of notes, subject to and entitled to the benefits of a separate indenture between the trust and the indenture trustee, which will adopt and incorporate the standard indenture terms. Such notes will be issued only on the original issue date for such notes. With respect to a particular trust, we refer to the applicable indenture and the standard indenture terms as the “indenture.” Each series of notes will be the subject of a pricing supplement. The indenture will be subject to, and qualified under, the Trust Indenture Act of 1939, as amended. For a description of the terms of the indenture, see “Description of the Notes” beginning on page 19 of the accompanying prospectus.

At the date of this prospectus supplement, the notes offered pursuant to this prospectus supplement are limited to an aggregate initial public offering price or purchase price of up to $1,300,000,000. This amount is subject to reduction as a result of the previous issuance of notes under this program, under our secured medium-term notes program or otherwise under the accompanying prospectus. As of the date of this prospectus supplement, we have issued an aggregate principal amount of $3,700,000,000 of notes under our secured medium-term notes program pursuant to the Registration Statement (No. 333-123457).

Collateral

The notes of a series will be the trust’s unconditional, direct, non-recourse, secured and unsubordinated obligations. Under the indenture, the funding agreement issued to and deposited into a trust by us, in exchange for the proceeds received by the trust from the offering of its series of notes and trust beneficial interest, will be collaterally assigned by the trust, and the trust will grant a security interest in the funding agreement, to the indenture trustee for the benefit of the holders of the related series of notes. A trust may purchase only one funding agreement from us and the principal amount of the funding agreement may not be increased. Each series of notes will be secured by a security interest in the “collateral,” consisting of the rights, title and interest of the trust in and to:

•	the relevant funding agreement;

•	all proceeds of the relevant funding agreement and all amounts and instruments on deposit from time to time in the related collection account; and

•	all books and records pertaining to the relevant funding agreement.

Under the terms of the custodial agreement, upon the collateral assignment and grant of security interest in the funding agreement related to a series of notes of a trust, the custodian will hold the funding agreement on behalf of the indenture trustee in the State of Colorado.

S-14

Ranking

The notes of a series of a trust will rank equally among themselves.

Pricing Options

Notes that bear interest will either be fixed rate notes or floating rate notes (each as defined under “— Payments of Principal and Interest” below), or a combination of fixed rate notes and floating rate notes, as specified in the applicable pricing supplement. A trust may also issue discount notes as specified in the applicable pricing supplement.

Pricing Supplement

The pricing supplement relating to the offering of a series of notes will describe the following terms:

•	the principal amount for the notes;

•	whether the notes:

(1) are fixed rate notes;

(2) are floating rate notes; and/or

(3) are discount notes that do not bear any interest or bear interest at a below market rate at the time of issuance;

•	the price at which the notes will be issued, which will be expressed as a percentage of the aggregate principal amount or face amount;

•	the original issue date on which the notes will be issued;

•	the stated maturity date;

•	if the notes are fixed rate notes, the rate per annum at which the notes will bear any interest and the Interest Payment Date (as defined under “Description of the Notes — Fixed Rate Notes — Interest Payments”) frequency;

•	if the notes are floating rate notes, relevant terms such as:

(1) the interest rate basis;

(2) the initial interest rate;

(3) the Interest Period or the Interest Reset Dates (each as defined under “— Floating Rate Notes — Interest Reset Dates” below);

(4) the Interest Payment Dates;

(5) the Index Maturity (as defined under “— Floating Rate Notes” below);

(6) any Maximum Interest Rate (as defined under “— Floating Rate Notes — Maximum and Minimum Interest Rates” below);

(7) any Minimum Interest Rate (as defined under “— Floating Rate Notes — Maximum and Minimum Interest Rates” below);

(8) the Spread and/or Spread Multiplier; and

(9) any other terms relating to the particular method of calculating the interest rate for the note and whether and how the Spread and/or Spread Multiplier may be changed prior to the stated maturity date;

•	whether the authorized representative of the beneficial owner of a beneficial interest in the notes will have the right to seek repayment upon the death of the beneficial owner as described under “— Repayment Upon Exercise of Survivor’s Option” on page S-32;

•	whether the notes may be redeemed by the trust, or repaid at the option of the holder, prior to the stated maturity date and the terms of its redemption or repayment, provided that any such redemption or repayment will be accompanied by the simultaneous redemption or repayment of the relevant funding agreement;

•	the purchasing agent’s discount and net proceeds to the issuing trust;

•	any special United States federal income tax considerations relating to the purchase, ownership and disposition of the notes;

•	the jurisdiction of formation of the trust; and

•	any other terms of the notes provided in the accompanying prospectus to be set forth in a pricing supplement or that are otherwise consistent with the provisions of the indenture under which the notes will be issued.

S-15

Maturity

Unless otherwise specified in the applicable pricing supplement, each series of notes will mature on a day between nine months and 30 years from its date of original issuance on the last scheduled interest payment date (the “stated maturity date”), as specified in the applicable pricing supplement, unless the principal of such series becomes due and payable prior to the stated maturity date, whether, as applicable, by the declaration of acceleration of maturity, notice of redemption by the trust, notice of a beneficial owner’s exercise of his or her option to elect repayment or otherwise (we refer to the stated maturity date or any date prior to the stated maturity date on which the particular series of notes becomes due and payable, as the case may be, as the “maturity date” with respect to the principal of such series of notes repayable on that date).

Currency

The notes of each series will be denominated in, and payments of principal, premium, if any, and/or interest, if any, and any other amounts in respect of the notes will be made in, U.S. Dollars.

Form of Notes; Denominations

Each trust will issue each note in book-entry form represented by one or more fully registered book-entry securities registered in the name of Cede & Co., the nominee of The Depository Trust Company, as depositary. Each book-entry note will be held by the indenture trustee as custodian for the depositary. Unless otherwise specified in the applicable pricing supplement, the minimum denominations of each note will be $1,000 and integral multiples of $1,000 in excess thereof.

Transfers and Exchanges

Book-entry notes may be transferred or exchanged only through the depositary. See “— Book-Entry Notes.” No service charge will be imposed for any such registration of transfer or exchange of notes, but the trust may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such transfer or exchange (other than certain exchanges not involving any transfer).

Listing

Unless otherwise specified in the applicable pricing supplement, your series of notes will not be listed on any securities exchange.

Business Day

“Business day” means, unless otherwise specified in the applicable pricing supplement, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to notes as to which LIBOR is an applicable interest rate basis, the day must also be a London Banking Day.

London Banking Day

“London Banking Day” means a day on which commercial banks are open for business (including dealings in the LIBOR Currency (as defined under “Description of the Notes — Floating Rate Notes — LIBOR”)) in London.

Payments of Principal and Interest

Principal of and interest on the notes will be paid to owners of a beneficial interest in the notes in accordance with the arrangements then in place between the paying agent and DTC as depositary and its participants as described under “— Book-Entry Notes.” Notes of a series may bear interest at a fixed interest rate (“fixed rate notes”) or at a floating interest rate (“floating rate notes”).

Security; Non-Recourse Obligations

Each series of notes will be solely the obligations of the related trust and will not be guaranteed by any person, including but not limited to us, the Purchasing Agent, any of our or their affiliates or any other trust. A trust’s obligations under its series of notes will be secured by all of its rights, title and interest in a funding agreement issued by us and other rights and assets included in the applicable collateral held in the trust.

Since we will be the sole obligor under the funding agreement, the trust’s ability to meet its obligations, and your ability to receive payments from the trust, with respect to each applicable series of notes, will be principally dependent upon our ability to perform our obligations under the applicable funding agreement held in the relevant trust.

S-16

However, you will have no direct contractual rights against us under the funding agreement. Under the terms of the funding agreement, recourse rights to us will belong to the trust, its successors and its permitted assignees, but only with respect to the relevant trust. In connection with the offering and sale of a series of notes, the trust will collaterally assign and grant a security interest in the relevant funding agreement for such series of notes to the indenture trustee for the benefit of the holders of such series of notes. Accordingly, contractual recourse to us under such funding agreement will be enforceable only by the indenture trustee as a secured party on behalf of the holders of such series of notes, or by the holders of such series of notes by directing the indenture trustee under the limited circumstances described in the accompanying prospectus under “Description of the Notes — Certain Rights of Holders.” See also “Description of the Notes — Nonrecourse Enforcement” in the accompanying prospectus.

However, since we are the depositor and a statutory issuer of the notes, purchasers of notes may proceed directly against us to enforce their rights under the United States federal and state securities laws with respect to the notes and the applicable funding agreement. The right by such purchasers to proceed against us, with respect to the notes and the applicable funding agreement, under the United States federal and state securities laws is no different than if we had issued the notes and funding agreement directly to such purchasers.

Interest

Each interest-bearing series of notes will bear interest from its date of issue at the rate per annum, in the case of notes that bear interest at fixed rates (“fixed rate notes”), or pursuant to the interest rate formula, in the case of notes that bear interest at floating rates (“floating rate notes”), in each case as specified in the applicable pricing supplement, until the principal thereof is paid or made available for payment. Each trust will make interest payments in respect of its notes in an amount equal to the interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid, to but excluding the applicable interest payment date or the maturity date, as the case may be.

Interest on each series of notes will be payable in arrears on each interest payment date (as defined below), to the registered holder at the close of business on the regular interest record date (as defined below) (except that interest, if any, due at maturity will be paid to the person to whom the principal of the note is paid), and on the maturity date. The first payment of interest on any series of notes originally issued between a regular interest record date and the related interest payment date will be made on the interest payment date immediately following the next succeeding regular interest record date to the registered holder on the next succeeding regular interest record date, unless otherwise specified in the applicable pricing supplement. The “regular interest record date” shall be the day that is 15 calendar days preceding the applicable interest payment date, whether or not a business day.

Fixed Rate Notes

The applicable pricing supplement will specify the fixed interest rate per annum applicable to each series of fixed rate notes and the frequency with which interest is payable. Interest on each series of fixed rate notes, including interest for any partial period, will be computed on the basis of a 360-day year of twelve 30-day months.

Unless otherwise specified in the applicable pricing supplement, the interest payment dates for fixed rate notes will be as follows:

Interest Payment
Frequency	Interest Payment Dates

Monthly	Fifteenth day of each calendar month, beginning in the first calendar month following the month the notes were issued.
Quarterly	Fifteenth day of every third calendar month, beginning in the third calendar month following the month the notes were issued.
Semi-annual	Fifteenth day of every sixth calendar month, beginning in the sixth calendar month following the month the notes were issued.
Annual	Fifteenth day of every twelfth calendar month, beginning in the twelfth calendar month following the month the notes were issued.

S-17

Unless otherwise specified in the applicable pricing supplement, if any interest payment date or the maturity date of a series of fixed rate notes falls on a day that is not a business day, the applicable trust will make the required payment of principal, premium, if any, and/or interest, if any, and any other amounts on the next succeeding business day, and no additional interest will accrue in respect of the payment made on that next succeeding business day.

Interest rates that the trust offers on its fixed rate notes may differ depending upon, among other factors, the aggregate principal amount of notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered by other trusts concurrently to different investors. Other trusts may change interest rates or formulas and other terms of notes from time to time, but no change of terms will affect any note any other trust has previously issued or as to which any other trust has accepted an offer to purchase.

Floating Rate Notes

As specified in the applicable pricing supplement, interest on each series of floating rate notes will be determined by reference to one or more of the following interest rate basis or interest rate bases:

•	the CD Rate;

•	the CMT Rate;

•	the Commercial Paper Rate;

•	the Constant Maturity Swap Rate;

•	the Federal Funds Open Rate;

•	the Federal Funds Effective Rate;

•	LIBOR;

•	the Prime Rate; or

•	the Treasury Rate.

The applicable pricing supplement will specify certain terms of the particular series of floating rate notes, including:

•	whether the floating rate notes are:

•	“Regular Floating Rate Notes”;

•	“Floating Rate/Fixed Rate Notes”; or

•	“Fixed Rate/Floating Rate Notes”;

•	fixed rate commencement date, if applicable;

•	floating rate commencement date, if applicable;

•	fixed interest rate, if applicable;

•	interest rate basis or interest rate bases;

•	initial interest rate, if any;

•	Interest Reset Dates;

•	Interest Payment Dates;

•	Index Maturity;

•	Maximum Interest Rate and/or Minimum Interest Rate, if any;

•	Spread and/or Spread Multiplier; and

•	if one or more of the applicable interest rate bases is LIBOR, the LIBOR Currency and LIBOR Page (as defined under “— LIBOR” below).

The rate derived from the applicable interest rate basis will be determined in accordance with the related provisions below. The interest rate in effect on each day will be based on:

•	if that day is an Interest Reset Date, the rate determined as of the Interest Determination Date (as defined under “— Interest Determination Date” below) immediately preceding that Interest Reset Date; or

•	if that day is not an Interest Reset Date, the rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

The “Spread” is the number of basis points (one one-hundredth of a percentage point) specified in the applicable pricing supplement to be added to or subtracted from the related interest rate basis or interest rate bases applicable to a series of floating rate notes. The “Spread Multiplier” is the percentage specified in the applicable pricing supplement of the related interest rate basis or interest rate bases applicable to a series of floating rate notes by which the interest rate basis or interest rate bases will be

S-18

multiplied to determine the applicable interest rate. The “Index Maturity” is the period to maturity of the instrument or obligation with respect to which the related interest rate basis or interest rate bases will be calculated.

Regular Floating Rate Notes

Unless a series of floating rate notes is designated as a series of Floating Rate/Fixed Rate Notes, a series of Fixed Rate/Floating Rate Notes or as having an addendum attached or having other/additional provisions apply, in each case relating to a different interest rate formula, such series of floating rate notes will be a series of Regular Floating Rate Notes and will bear interest at the rate determined by reference to the applicable interest rate basis or interest rate bases:

•	plus or minus the applicable Spread, if any; and/or

•	multiplied by the applicable Spread Multiplier, if any.

Commencing on the first Interest Reset Date, as specified in the relevant pricing supplement, the rate at which interest on a series of Regular Floating Rate Notes is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the initial interest rate, as specified in the relevant pricing supplement.

Floating Rate/Fixed Rate Notes

If a series of floating rate notes is designated as a series of Floating Rate/Fixed Rate Notes, such series of floating rate notes will bear interest at the rate determined by reference to the applicable interest rate basis or interest rate bases:

•	plus or minus the applicable Spread, if any; and/or

•	multiplied by the applicable Spread Multiplier, if any.

Commencing on the first Interest Reset Date, the rate at which interest on a series of Floating Rate/Fixed Rate Notes is payable will be reset as of each Interest Reset Date; provided, however, that:

•	the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the initial interest rate, as specified in the relevant pricing supplement; and

•	the interest rate in effect commencing on the fixed rate commencement date will be the fixed interest rate, if specified in the applicable pricing supplement, or, if not so specified, the interest rate in effect on the day immediately preceding the fixed rate commencement date.

Fixed Rate/Floating Rate Notes

If a series of floating rate notes is designated as a series of Fixed Rate/Floating Rate Notes, such series of floating rate notes will bear interest at the fixed interest rate specified in the applicable pricing supplement; provided, however, that the interest rate in effect commencing on the floating rate commencement date will be a rate determined by reference to the applicable interest rate basis or interest rate bases:

•	plus or minus the applicable Spread, if any; and/or

•	multiplied by the applicable Spread Multiplier, if any.

Commencing on the first Interest Reset Date, the rate at which interest on a series of Fixed Rate/Floating Rate Notes is payable will be reset as of each Interest Reset Date.

Interest Reset Dates

The applicable pricing supplement will specify the dates on which the rate of interest on a series of floating rate notes will be reset (each, an “Interest Reset Date”), and the period between Interest Reset Dates will be the “Interest Period.” Unless otherwise specified in the applicable pricing supplement, the Interest Reset Dates will be, in the case of a series of floating rate notes which reset:

•	daily — each business day;

•	weekly — the Wednesday of each week, with the exception of weekly reset series of floating rate notes as to which the Treasury Rate is an applicable interest rate basis, which will reset the Tuesday of each week;

S-19

•	monthly — the fifteenth day of each calendar month;

•	quarterly — the fifteenth day of March, June, September and December of each year;

•	semi-annually — the fifteenth day of the two months of each year specified in the applicable pricing supplement; and

•	annually — the fifteenth day of the month of each year specified in the applicable pricing supplement;

provided, however, that, with respect to any series of Floating Rate/Fixed Rate Notes, the rate of interest thereon will not reset after the particular fixed rate commencement date; provided, further, that, with respect to any series of Fixed Rate/Floating Rate Notes, the rate of interest thereon will not reset prior to the particular floating rate commencement date.

If any Interest Reset Date for any series of floating rate notes would otherwise be a day that is not a business day, the particular Interest Reset Date will be postponed to the next succeeding business day, except that, in the case of a series of floating rate notes as to which LIBOR is an applicable interest rate basis and that business day falls in the next succeeding calendar month, the particular Interest Reset Date will be the immediately preceding business day.

Interest Determination Dates

Unless otherwise specified in the applicable pricing supplement, the interest rate applicable to a series of floating rate notes for an Interest Period commencing on the related Interest Reset Date will be determined by reference to the applicable interest rate basis as of the particular “Interest Determination Date,” which will be:

•	with respect to the Commercial Paper Rate, the Federal Funds Effective Rate and the Prime Rate — the business day immediately preceding the related Interest Reset Date;

•	with respect to the CD Rate and the CMT Rate — the second business day preceding the related Interest Reset Date;

•	with respect to the Constant Maturity Swap Rate — the second U.S. Government Securities business day (as defined under “— Constant Maturity Swap Rate” below) preceding the related Interest Reset Date; provided, however, that if, after attempting to determine the Constant Maturity Swap Rate (as described under “— Constant Maturity Swap Rate” below), such rate is not determinable for a particular Interest Determination Date (the “original interest determination date”), then such Interest Determination Date shall be the first U.S. Government Securities business day preceding the original interest determination date for which the Constant Maturity Swap Rate can be determined as described under “— Constant Maturity Swap Rate” below;

•	with respect to the Federal Funds Open Rate — the related Interest Reset Date;

•	with respect to LIBOR — the second London Banking Day preceding the related Interest Reset Date; and

•	with respect to the Treasury Rate — the day of the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined under “— Treasury Rate” below) are normally auctioned (i.e., Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the Interest Determination Date will be the preceding Friday.

Unless otherwise specified in the applicable pricing supplement, the Interest Determination Date pertaining to a series of floating rate notes the interest rate of which is determined with reference to two or more interest rate bases will be the latest business day which is at least two business days

S-20

before the related Interest Reset Date for the applicable floating rate notes on which each Interest Reset Basis is determinable.

Calculation Dates

The indenture trustee will be the “Calculation Agent,” for a series of notes, unless otherwise specified in the applicable pricing supplement. The interest rate applicable to each Interest Period will be determined by the Calculation Agent on or prior to the Calculation Date (as defined below), except with respect to LIBOR, which will be determined on the particular Interest Determination Date. Upon request of the registered holder of a series of floating rate notes, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to the particular series of floating rate notes. The “Calculation Date,” if applicable, pertaining to any Interest Determination Date will be the earlier of:

•	the tenth calendar day after the particular Interest Determination Date or, if such day is not a business day, the next succeeding business day; or

•	the business day immediately preceding the applicable Interest Payment Date or the maturity date, as the case may be.

Maximum and Minimum Interest Rates

A series of floating rate notes may also have either or both of the following if specified in the applicable pricing supplement:

•	a maximum numerical limitation, or ceiling, that may accrue during any Interest Period (a “Maximum Interest Rate”); and

•	a minimum numerical limitation, or floor, that may accrue during any Interest Period (a “Minimum Interest Rate”).

In addition to any Maximum Interest Rate that may apply to a series of floating rate notes, the interest rate on a series of floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

Interest Payment Dates

Unless otherwise specified in the applicable pricing supplement, interest on each series of floating rate notes will be payable on the date(s) as set forth below (each, an “Interest Payment Date” with respect to such series of floating rate notes). Unless otherwise specified in the applicable pricing supplement, the record date will be the day that is 15 calendar days preceding the applicable interest payment date, whether or not a business day. Unless otherwise specified in the applicable pricing supplement, the Interest Payment Dates will be, in the case of a series of floating rate notes which reset:

•	daily, weekly or monthly — the fifteenth day of each calendar month;

•	quarterly — the fifteenth day of March, June, September and December of each year;

•	semi-annually — the fifteenth day of the two months of each year specified in the applicable pricing supplement; and

•	annually — the fifteenth day of the month of each year specified in the applicable pricing supplement.

In addition, the maturity date will also be an Interest Payment Date.

If any Interest Payment Date other than the maturity date for any series of floating rate notes would otherwise be a day that is not a business day, such Interest Payment Date will be postponed to the next succeeding business day, except that, in the case of a series of floating rate notes as to which LIBOR is an applicable interest rate basis and that business day falls in the next succeeding calendar month, the particular Interest Payment Date will be the immediately preceding business day. If the maturity date of a series of floating rate notes falls on a day that is not a business day, the trust will make the required payment of principal, premium, if any, and interest or other amounts on the next succeeding business day, and no additional interest will accrue in respect of the payment made on that next succeeding business day.

All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or

S-21

.09876545) would be rounded to 9.87655% (or .0987655). All amounts used in or resulting from any calculation on floating rate notes will be rounded to the nearest cent.

With respect to each series of floating rate notes, accrued interest is calculated by multiplying the principal amount of such floating rate notes by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the particular Interest Period. Unless otherwise specified in the applicable pricing supplement, the interest factor for each day will be computed by dividing the interest rate applicable to such day by 360, in the case of a series of floating rate notes as to which the CD Rate, the Commercial Paper Rate, the Federal Funds Open Rate, the Federal Funds Effective Rate, LIBOR or the Prime Rate is an applicable interest rate basis, or by the actual number of days in the year, in the case of a series of floating rate notes as to which the CMT Rate or the Treasury Rate is an applicable interest rate basis. In the case of a series of notes that bears interest at floating rates as to which the Constant Maturity Swap Rate is the Interest Rate Basis, the interest factor for each day will be computed by dividing the number of days in the interest period by 360 (the number of days to be calculated on the basis of a year of 360 days with twelve 30-day months (unless (i) the last day of the interest period is the 31st day of a month but the first day of the interest period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (ii) the last day of the interest period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)). The interest factor for a series of floating rate notes as to which the interest rate is calculated with reference to two or more interest rate bases will be calculated in each period in the same manner as if only the applicable interest rate basis specified in the applicable pricing supplement applied.

The Calculation Agent shall determine the rate derived from each interest rate basis in accordance with the following provisions.

CD Rate

“CD Rate” means:

(1) the rate on the particular Interest Determination Date for negotiable United States Dollar certificates of deposit having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) (as defined below) under the caption “CDs (secondary market)”; or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit of the particular Index Maturity as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “CDs (secondary market)”; or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, of three leading non-bank dealers in negotiable United States Dollar certificates of deposit in The City of New York (which may include the Purchasing Agent or its affiliates) selected by the Calculation Agent for negotiable United States Dollar certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular Index Maturity in an amount that is representative for a single transaction in that market at that time; or

(4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the CD Rate in effect on the particular Interest Determination Date.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor

S-22

publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/update/h15upd.htm, or any successor site or publication.

CMT Rate

“CMT Rate” means:

(1) if Reuters Page FRBCMT is specified in the applicable pricing supplement:

(a) the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Treasury Constant Maturities”, as the yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace the specified page on that service) (“Reuters Page FRBCMT”), for the particular Interest Determination Date; or

(b) if the rate referred to in clause (a) does not so appear on Reuters Page FRBCMT, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption “Treasury Constant Maturities”; or

(c) if the rate referred to in clause (b) does not so appear in H.15(519), the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519); or

(d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include the Purchasing Agent or its affiliates) (each, a “Reference Dealer”) selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

(e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

(f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on

S-23

the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

(g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

(h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the particular Interest Determination Date; or

(2) if Reuters Page FEDCMT is specified in the applicable pricing supplement:

(a) the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption “Treasury Constant Maturities”, as the yield is displayed on Reuters (or any successor service) (on page FEDCMT or any other page as may replace the specified page on that service) (“Reuters Page FEDCMT”), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

(b) if the rate referred to in clause (a) does not so appear on Reuters Page FEDCMT, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption “Treasury Constant Maturities”; or

(c) if the rate referred to in clause (b) does not so appear in H.15(519), the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

(d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic

S-24

mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

(e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

(f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time; or

(g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

(h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that Interest Determination Date.

If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

Commercial Paper Rate

“Commercial Paper Rate” means:

(1) the Money Market Yield (as defined below) on the particular Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Commercial Paper — Nonfinancial”; or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Money Market Yield of the rate on the particular Interest Determination Date for commercial paper having the particular Index Maturity as published in H.15 Daily Update, or such other recognized

S-25

electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper — Nonfinancial”; or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date of three leading dealers of United States Dollar commercial paper in The City of New York (which may include the Purchasing Agent or its affiliates) selected by the Calculation Agent for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is “Aa”, or the equivalent, from a nationally recognized statistical rating organization; or

(4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular Interest Determination Date.

“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D × 360 360 – (D × M)	× 100

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable Interest Period.

Constant Maturity Swap Rate

“Constant Maturity Swap Rate” means:

(1) the rate for U.S. dollar swaps with the designated maturity specified in the applicable pricing supplement, expressed as a percentage, which appears on Reuters (or any successor service) on page ISDAFIX1 under “USD 11:00 A.M. Fix”, New York City time, on the particular Interest Determination Date; or

(2) if the rate referred to in clause (1) does not appear on Reuters (or any successor service) on page ISDAFIX1 by 2:00 P.M., New York City time, on such Interest Determination Date, a percentage determined on the basis of the mid-market semi-annual swap rate quotations provided by the reference banks (as defined below) as of approximately 11:00 A.M., New York City time, on such Interest Determination Date, and, for this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. dollar interest rate swap transaction with a term equal to the designated maturity specified in the applicable pricing supplement commencing on the Interest Reset Date and in a representative amount (as defined below) with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an actual/360 day count basis, is equivalent to USD-LIBOR-BBA with a designated maturity specified in the applicable pricing supplement. The Calculation Agent will request the principal New York City office of each of the reference banks to provide a quotation of its rate. If at least three quotations are provided, the rate for that Interest Determination Date will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest); or

(3) if at least three quotations are not received by the Calculation Agent as mentioned in clause (2), the Constant Maturity Swap Rate in effect on the particular Interest Determination Date.

“U.S. Government Securities business day” means any day except for Saturday, Sunday, or a day on which The Bond Market Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Representative amount” means an amount that is representative for a single transaction in the relevant market at the relevant time.

S-26

“Reference banks” mean five leading swap dealers in the New York City interbank market, selected by the Calculation Agent, after consultation with us.

Federal Funds Effective Rate

“Federal Funds Effective Rate” means:

(1) the rate as of the particular Interest Determination Date for United States dollar federal funds as published in H.15(519) under the caption “Federal Funds (Effective)” and displayed on Reuters (or any successor service) on page FEDFUNDS 1 (“Reuters Page FEDFUNDS 1”); or

(2) if the rate referred to in clause (1) does not so appear on Reuters Page FEDFUNDS 1 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective)”; or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on that Interest Determination Date; or

(4) if the brokers so selected by the Calculation Agent are not quoting rates as mentioned in clause (3), the Federal Funds Effective Rate in effect on the particular Interest Determination Date. If no Federal Funds Effective Rate is then in effect, the Federal Funds Effective Rate will be the initial interest rate.

Federal Funds Open Rate

“Federal Funds Open Rate” means:

(1) the rate on the particular Interest Determination Date United States dollar federal funds as published in H.15(519) under the heading “Federal Funds” and opposite the caption “Open,” as this rate is displayed on Reuters (or any successor service) on page 5 (“Reuters Page 5”); or

(2) if the rate referred to in clause (1) does not so appear on Reuters Page 5 or is not yet published prior to 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for United States dollar federal funds will be the rate on that date as reported by Prebon Yamane (or a successor) on Bloomberg that appears on FEDSPREB Index; or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on that particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates, before 9:00 A.M., New York City time, on that date, for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent prior to 9:00 A.M., New York City time, on that Interest Determination Date; or

(4) if the brokers so selected by the Calculation Agent, however, are not quoting rates as mentioned in clause (3), the Federal Funds Open Rate in effect on the particular Interest Determination Date. If there was no such Interest Determination Date, the Federal Funds Open Rate is then in effect, the Federal Funds Open Rate will be the initial interest rate.

LIBOR

“LIBOR” means:

(1) the arithmetic mean of the offered rates, calculated by the Calculation Agent, or the offered rate, if the LIBOR

S-27

Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity, commencing on the related Interest Reset Date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date; or

(2) if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular Interest Determination Date on the LIBOR Page as specified in clause (1) the rate calculated by the Calculation Agent of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks (which may include affiliates of the Purchasing Agent) in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

(3) if fewer than two offered quotations referred to in clause (2) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable principal financial center, on the particular Interest Determination Date by three major banks (which may include affiliates of the Purchasing Agent) in that principal financial center selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

(4) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (3), LIBOR in effect on the particular Interest Determination Date.

“LIBOR Currency” means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no currency is specified in the applicable pricing supplement, United States Dollars.

“LIBOR Page” means (1) the display on the Reuter Monitor Money Rates Service (or any successor service) on page LIBOR01 specified in the applicable pricing supplement (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or (2) if page LIBOR01 is not specified as the method for calculating LIBOR, the page designated in the applicable pricing supplement.

Prime Rate

“Prime Rate” means:

(1) the rate on the particular Interest Determination Date as published in H.15(519) under the caption “Bank Prime Loan”; or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan”; or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the applicable bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on that Interest Determination Date; or

(4) if fewer than four rates referred to in clause (3) are so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the

S-28

arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks (which may include affiliates of the Purchasing Agent) in The City of New York selected by the Calculation Agent; or

(5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular Interest Determination Date.

“Reuters Screen US PRIME 1 Page” means the display on the Reuter Monitor Money Rates Service (or any successor service) on the “US PRIME 1” page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

Treasury Rate

“Treasury Rate” means:

(1) the rate from the auction held on the Treasury Rate Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable pricing supplement under the caption “INVEST RATE” on the display on Reuters (or any successor service) on page USAUCTION10 (or any other page as may replace that page on that service) or page USAUCTION11 (or any other page as may replace that page on that service); or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High”; or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury; or

(4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Auction High”; or

(5) if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or

(6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers (which may include the Purchasing Agent or its affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement; or

(7) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D × N 360 – (D × M)	× 100

S-29

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Period.

Other/Additional Provisions; Addendum

Any provision with respect to a series of notes, including the specification and determination of one or more interest rate bases, the calculation of the interest rate applicable to a floating rate note, the interest payment dates, the stated maturity date, any redemption or repayment provisions or any other term relating to the applicable notes, may be modified and/or supplemented as specified under “Other/Additional Terms” on the face thereof or in an addendum relating thereof, if so specified on the face thereto and in each case described in the applicable pricing supplement.

Discount Notes

A trust may issue a series of notes (“Discount Notes”) that has an issue price (as specified in the applicable pricing supplement) that is less than 100% of the principal amount thereof (i.e. par) by more than a percentage equal to the product of 0.25% and the number of full years to the stated maturity date. A series of Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of a series of Discount Notes and par is referred to as the “Discount.” In the event of redemption, repayment or acceleration of maturity of a series of Discount Notes, the amount payable to the holders of such series of Discount Notes will be equal to the sum of:

•	the issue price (increased by any accruals of Discount); and

•	any unpaid interest accrued on such series of Discount Notes to the maturity date.

Unless otherwise specified in the applicable pricing supplement, for purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a series of Discount Notes, a Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the applicable series of Discount Notes (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the applicable series of Discount Notes and an assumption that the maturity of such series of Discount Notes will not be accelerated. If the period from the date of issue to the first Interest Payment Date for a series of Discount Notes (the “Initial Period”) is shorter than the compounding period for such series of Discount Notes, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable Discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), certain series of Discount Notes may not be treated as having original issue discount within the meaning of such Code, and certain series of notes other than Discount Notes may be treated as issued with original issue discount for United States federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

Each trust may issue a series of notes which may be redeemed by the issuing trust when 20% or more of the original principal balance of such notes is outstanding, which are referred to as “callable” notes. In the case of discount notes that may be redeemed at a time when 20% or more of the original principal amount of such notes are outstanding, such notes will be designated in their title as “callable” in the relevant pricing supplement. Unless otherwise specified in the applicable pricing supplement, such series of notes will otherwise be subject to the redemption provisions as specified under “— Optional Redemption; Optional Repayment; No Sinking Fund.”

Optional Redemption; Optional Repayment; No Sinking Fund

In the case of notes that are not discount notes, if an optional redemption date is specified in the pricing supplement relating to a series of notes, and we have redeemed the related funding agreement in full or in part in accordance with its terms,

S-30

as applicable, the related trust will redeem the series of notes secured by such funding agreement, in full or in part, as applicable, prior to the stated maturity date of such series of notes. Such redemptions shall be made in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), at a redemption price equal to 100% of the unpaid principal amount to be redeemed, together with unpaid interest, if any, accrued thereon to, but excluding, the date of redemption. The trust must give written notice to the holders of the particular series of notes to be redeemed not more than 60 nor less than 30 calendar days prior to the date of redemption. “Redemption price,” with respect to a series of notes, means an amount equal to the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction, as described in the applicable pricing supplement, if applicable) multiplied by the unpaid principal amount thereof to be redeemed. The initial redemption percentage, if any, applicable to a series of notes shall decline at each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid amount thereof to be redeemed.

Each trust may issue a series of notes which may be redeemed by the issuing trust when 20% or more of the original principal balance is outstanding, which are referred to as “callable” notes and will be designated in their title as “callable” in the relevant pricing supplement. Unless otherwise specified in the relevant pricing supplement, such series of notes will otherwise be subject to the redemption provisions described herein. For a discussion of the redemption of discount notes, see “— Discount Notes.”

If fewer than all of the notes are to be redeemed, DTC will select the notes to be redeemed not more than 60 calendar days prior to the redemption date by lot or, if the notes are not in book-entry form, the indenture trustee will do so, in its reasonable discretion, by lot or on a pro rata basis in accordance with its customary procedures. If any note is redeemed in part only, a new note in principal amount equal to the unredeemed principal portion will be issued.

If an optional repayment right is specified in the pricing supplement relating to a series of notes, such notes may be subject to repayment at the option of the holders of such series of notes on any repayment date specified in the applicable pricing supplement. Exercise of the repayment option under the notes by the holders will also require the trust to exercise a corresponding repayment option under the relevant funding agreement. On any such repayment date, unless otherwise specified in the applicable pricing supplement, the notes shall be repayable in whole or in part in increments of $1,000 at the option of the holders thereof at a repayment price equal to 100% of the principal amount thereof to be repaid, together with interest thereon payable to the date of repayment. A holder of any notes of a series exercising its repayment right must submit to the indenture trustee at its corporate trust office, or at such other place or places of which the relevant trust has notified such holder, the notes to be repaid together with the “option to elect repayment” form attached to the notes not more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of such repayment right by a holder shall be irrevocable. If a holder requests repayment in part only, a new note in principal amount equal to the principal portion of the notes not repaid will be issued.

None of the trusts will issue notes that may be repaid at the option of the holders prior to the stated maturity date if such issuance would cause the relevant trust to fail to satisfy the applicable requirements for exemption under Rule 3a-7 of the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder.

Only DTC may exercise a repayment option in respect of notes issued in book-entry form. Accordingly, beneficial owners of notes that desire to exercise their repayment option, if any, with respect to all or any portion of such notes, must instruct the participant through which they own their interest to direct DTC to exercise the repayment option on their behalf by delivering the duly completed election form to the indenture trustee as aforesaid. In order to ensure that the election form is received by the indenture trustee on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before such participant’s deadline for accepting instructions for that day. Participants may have different deadlines for accepting instructions from

S-31

their customers. Accordingly, a beneficial owner should consult the participant through which it owns its interest in the notes for the participant’s deadline for receiving payment instructions. In addition, at the time such instructions are given, each such beneficial owner will cause such participant to transfer such beneficial owner’s interest in the notes issued in book-entry form, on DTC’s records, to the indenture trustee.

No series of notes will be subject to, or entitled to the benefit of, any sinking fund unless otherwise specified in the applicable pricing supplement.

Repayment Upon Exercise of Survivor’s Option

The survivor’s option is the trust’s agreement with the beneficial owner of a note to repurchase that note in whole or in part prior to maturity if requested, following the death of the beneficial owner of notes of that series, so long as the notes were held by the beneficial owner for a period of six (6) months prior to such death. Unless otherwise specified in the applicable pricing supplement, the estate of the deceased beneficial owner of a note will be eligible to exercise the survivor’s option.

Subject to the limitations described below, upon the valid exercise of the survivor’s option, the proper tender of that note for repayment and the tender and acceptance of that portion of the funding agreement related to such note, a trust will repay any of its notes pursuant to the survivor’s option by or on behalf of a person that has the legal authority to act on behalf of the note’s deceased owner. Unless otherwise specified in the applicable pricing supplement, the repurchase price will be 100% of the unpaid principal amount plus accrued interest to, but excluding, the date of repayment.

Unless otherwise set forth in the applicable pricing supplement for your series of notes, the funding agreement securing your series of notes will contain a provision which will allow the trust to tender the funding agreement in whole or in part to us. A trust’s ability to tender the funding agreement related to a series of notes that contain a survivor’s option will be subject to certain limitations set by us. As a result, your right to exercise the survivor’s option is subject to limits set by us with respect to the relevant funding agreement. We have the discretionary right to limit the aggregate principal amount of:

•	all funding agreements securing all outstanding series of notes issued under the INGsm USA CoreNotes® program as to which exercises of any put option by any trust shall be accepted by us in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the aggregate principal amount of all funding agreements securing all outstanding series of notes issued under the INGsm USA CoreNotes® program as of the end of the most recent calendar year or such other greater amount as determined in accordance with the applicable funding agreement and set forth in the applicable pricing supplement;

•	funding agreements securing the notes as to which exercises of any put option by one or more applicable trusts attributable to notes of any individual deceased beneficial owner in any calendar year to $250,000 or such other greater amount as determined in accordance with the applicable funding agreement and set forth in the applicable pricing supplement; and

•	the funding agreement securing a series of notes as to which exercises of any put option by the applicable trust shall be accepted in any calendar year as set forth in the applicable funding agreement and the applicable pricing supplement.

A trust that purchases a funding agreement from us subject to such limits shall be required to similarly limit the aggregate principal amount of notes as to which exercises of the survivor’s option shall be accepted by the trust from authorized representatives of deceased beneficial owners. In addition, the exercise of the survivor’s option will not be permitted (a) for a principal amount less than $1,000 or (b) if such exercise will result in a note with a principal amount of less than $1,000 to remain outstanding, unless it is exercised for the entire principal amount outstanding. All other questions, other than with respect to the right to limit the aggregate principal amount of notes subject to

S-32

the survivor’s option that will be accepted as to any series of notes or in any calendar year, regarding the eligibility or validity of any exercise of the survivor’s option will be determined by the trustee for the trust, in its sole discretion, which determination will be final and binding on all parties. The indenture trustee, upon written request by the authorized representative of the deceased beneficial owner of notes, will request the trustee to provide the status of the remaining program and series limitations for such calendar year on the exercise of any survivor’s option.

The trust will accept elections to exercise the survivor’s option in the order received by the trustee of the trust. Notes that are not repaid in any calendar year due to the application of the limits described above will be treated as though they had been tendered on the first day of the following calendar year in the order in which they were originally tendered. Subject to the limitations described above, notes accepted for repayment will be repaid on the first interest payment date that occurs 20 or more calendar days after the date of acceptance.

If repayment of a note submitted for repayment pursuant to a valid exercise of the survivor’s option is not accepted or is to be delayed, the trustee of the trust will deliver a written notice by first-class mail to the depositary that states the reason that repayment of that particular note has not been accepted or will be delayed.

A valid exercise of the survivor’s option may not be withdrawn.

To exercise the survivor’s option with respect to a book-entry note, the deceased owner’s authorized person must provide the following items to the DTC “participant” through which the relevant beneficial interest is owned (for a discussion of DTC and its participants, see “— About the Depositary”):

•	a written instruction to the participant to notify DTC of the authorized person’s desire to obtain a payment pursuant to the exercise of the survivor’s option;

•	appropriate evidence (a) that the person has authority to act on behalf of the deceased owner, (b) of the death of the beneficial owner, (c) that the deceased was the beneficial owner of the notes at the time of death and (d) that the beneficial owner acquired the interest in the note at least six (6) months prior to the date of death of such beneficial owner;

•	if the beneficial interest in the relevant note is held by a nominee of the deceased owner, a certificate from the nominee attesting to the deceased owner’s ownership of a beneficial interest in that note;

•	a written request for repayment signed by the authorized person for the deceased owner with signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

•	if applicable, a properly executed assignment or endorsement;

•	tax waivers and any other instruments or documents reasonably required to establish the validity of the ownership of the beneficial interest in the related note and the claimant’s entitlement to payment; and

•	any additional information reasonably required to document the ownership or authority to exercise the survivor’s option and to cause the repayment of the related note.

In turn, on the basis of this information, the participant will be required to deliver to the indenture trustee a properly completed repayment election form to exercise the survivor’s option, together with evidence satisfactory to the indenture trustee from the participant stating that it represents the deceased owner of the beneficial interest in the relevant note. The indenture trustee will then deliver these items to the trustee and will provide the trustee with any additional information (after receipt from the participant) the trustee may request in connection with such exercise.

Apart from our discretionary right to limit the principal amount of notes as to which the survivor’s option may be exercised in any calendar

S-33

year as described above, the trustee will determine all other questions regarding the eligibility or validity of any exercise of the survivor’s option. The trustee’s determination will be final and binding on all parties.

The death of a person owning a note in joint tenancy or tenancy by the entirety with another or others will be treated as the death of the owner of that note, and the entire principal amount so owned will be eligible for repayment.

The death of a person owning a note by tenancy in common will be treated as the death of the owner of that note only with respect to the deceased owner’s interest in the note held by tenancy in common. However, if a note is held by husband and wife as tenants in common, the death of either spouse will be treated as the death of the owner of the note and the entire principal amount so owned will be eligible for repayment.

The death of a person who was a lifetime beneficiary of a trust that owns a note will be treated as the death of the owner of the note to the extent of that person’s interest in the trust. The death of a person who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust that owns a note will be treated as the death of the owner of the note. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust that owns a note will be treated as the death of the owner of the note only with respect to the deceased person’s beneficial interest in the note, unless a husband and wife are the tenants in common, in which case the death of either will be treated as the death of the owner of the note.

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a note will be treated as the death of the owner of the note if the beneficial interest can be established to the trustee’s satisfaction. This will be done in typical cases of nominee ownership, such as ownership under the Uniform Transfers of Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and lifetime custodial and trust arrangements.

The applicable participant will be responsible for disbursing payments received from the indenture trustee, acting in its capacity as servicer, to the authorized person for the deceased owner.

Annex A to this prospectus supplement is the repayment election form for use by DTC participants in exercising the survivor’s option. Copies of this form may be obtained from the trustee at its corporate trust office located at 111 Wall Street, 15th Floor, New York, New York 10005, attention: Agency & Trust Customer Service, telephone number: 1-800-422-2066.

If applicable, the applicable trust will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended, the related regulations and any other securities laws or regulations in connection with any repayment of notes at the option of the registered holders.

Purchase of Notes by Us

We may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by us will be surrendered to the indenture trustee for cancellation. Concurrently with the surrender to the indenture trustee of any note, the portion of the funding agreement related to such note will be similarly cancelled.

If applicable, a trust will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repurchase of the notes by us.

Tax Redemption

If a “tax event” as to the relevant funding agreement occurs, we will have the right to redeem the funding agreement and, upon such redemption, the applicable trust will redeem its series of notes in the same manner described under “— Optional Redemption; Optional Repayment; No Sinking Fund” above. For further discussion of “tax event” redemption, see “Description of the Funding Agreements — Early Redemption for Tax Event” in the accompanying prospectus.

Book-Entry Notes

We have established a depositary arrangement, on behalf of the trusts, with DTC with respect to the book-entry notes, the terms of which are summarized below.

All book-entry notes having the same terms will be represented by one or more global securities. Each global security will be deposited with, or on

S-34

behalf of, DTC and will be registered in the name of DTC or its nominee. No global security may be transferred or exchanged except as a whole by DTC or a nominee of DTC to DTC or to another nominee of DTC, or by DTC or another nominee of DTC to a successor of DTC or a nominee of a successor to DTC. So long as DTC or its nominee is the registered holder of a global security, DTC or its nominee will be the sole owner of the related book-entry notes represented thereby for all purposes under the indenture. Except as otherwise provided below, the beneficial owners of the global security or securities represented by book-entry notes will not be entitled to receive physical delivery of definitive notes and will not be considered the registered holders of the book-entry notes for any purpose under the indenture and no global security representing book-entry notes will be exchangeable or transferable. As a result, to exercise any rights of a registered holder under the indenture, a beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or participants through which the beneficial owner owns its interest. The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. These laws may limit the ability to transfer beneficial interests in a global security represented by book-entry notes.

Each global security representing book-entry notes will be exchangeable for definitive notes having the same terms in a like aggregate principal amount only if:

•	the trust notifies the indenture trustee that the trust wishes in its sole discretion to exchange the global security for definitive notes;

•	an event of default on the notes of that series has occurred and has not been cured; or

•	DTC notifies us that it is unwilling or unable to continue as a clearing system for the global securities, or we have become aware that it has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor clearing system is not appointed by us within 60 calendar days after receiving the notice from DTC or becoming aware that DTC is no longer registered.

If any of these events occurs, the appropriate trust will print and deliver definitive notes. Definitive notes issued under these circumstances will be registered in the names of the beneficial owners of the related global securities as provided to the indenture trustee by the participants identified by DTC.

About the Depositary

The following is based on information furnished by DTC:

DTC will act as securities depository for the book-entry notes. The book-entry notes will be issued as fully registered securities in the name of Cede & Co. (DTC’s nominee) or another name requested by DTC. One fully registered global security will be issued for each issue of a series of book-entry notes in the aggregate principal amount of that issue and will be deposited with, or on behalf of, DTC. If the aggregate principal amount of any issue exceeds DTC’s limit for a single global security, then the global securities will be issued in the form of one or more global securities having a principal amount equal to DTC’s limit and one or more additional global securities representing any remaining principal amount.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with it. DTC also facilitates the settlement among direct participants of transactions in deposited securities, such as transfers and pledges, through electronic computerized book-entry changes in direct participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC’s direct participants include securities brokers and dealers (including the Purchasing Agent), banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated

S-35

subsidiaries. Access to DTC’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Under DTC’s system, purchases of book-entry notes must be made by or through direct participants, which will receive a credit for the book-entry notes on DTC’s records. The ownership interest of the actual purchaser is in turn recorded on the records of the direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which they entered into the transaction. Transfers of ownership interests in book-entry notes are accomplished by entries made on the books of the direct and indirect participants acting on behalf of the beneficial owners. Beneficial owners will not receive definitive notes unless use of the book-entry system is discontinued as described above.

To facilitate subsequent transfers, all global securities representing the book-entry notes deposited with, or on behalf of, DTC will be registered in the name of DTC’s nominee, Cede & Co., or any other name that DTC requests. The deposit of global securities with, or on behalf of, DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the book-entry notes; DTC’s records reflect only the identity of the direct participants to whose accounts the book-entry notes are credited, which may or may not be the beneficial owners. DTC’s participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications from DTC to direct participants, from direct participants to indirect participants and from direct participants and indirect participants to beneficial owners are governed by arrangements among them and are subject to statutory and regulatory requirements.

Neither DTC nor Cede & Co. will consent or vote with respect to global securities representing book-entry notes unless authorized by a direct participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to a company as soon as possible after a record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the book-entry notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Each trust will make payments on the global securities in immediately available funds to Cede & Co. or any other nominee named by DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners are governed by standing instructions and customary practices and are subject to statutory and regulatory requirements. Each trust and the trustee are responsible only for making payments to DTC; DTC is responsible for disbursing those payments to its direct participants and the direct participants (and any indirect participants) are solely responsible for disbursing those payments to the beneficial owners.

Any redemption notices will be sent to Cede & Co. If less than all of the book-entry notes of a series are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant in those notes to be redeemed.

A beneficial owner must give notice of any election to have its book-entry notes repaid through its participant to the indenture trustee. Delivery of the book-entry notes will be effected by causing the relevant direct participant to transfer the relevant part of its interest in the global securities to the indenture trustee on DTC’s records.

DTC may discontinue providing its services as securities depository at any time by giving reasonable notice to us or the indenture trustee. If the applicable trust does not obtain a successor securities depository, the applicable trust will print and deliver definitive notes.

A trust may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). If it does so, the applicable trust will print and deliver definitive notes.

S-36

DESCRIPTION OF THE FUNDING AGREEMENTS

Each trust will use the net proceeds from the issuance of a series of notes to the public and the issuance of the trust beneficial interest to the trust beneficial owner to purchase a funding agreement from us. The funding agreement will have payment and other terms substantially similar to those of the related series of notes. The funding agreement may be interest bearing or non-interest bearing. A funding agreement may bear interest at either a fixed or a floating rate, or a combination of fixed and floating rates, as specified in the applicable pricing supplement. The calculation of the interest rate, the dates of interest and maturity payments and such other payment terms on the funding agreement will be determined in the same manner as described above under “Description of the Notes.” An amount equal to the funding agreement deposit plus accrued but unpaid interest, if any, and accrued discount, if any (in the case of a discount funding agreement) will be payable on its stated maturity date, as specified in the applicable pricing supplement.

The pricing supplement relating to a series of notes will describe the following pricing terms of the related funding agreement:

•	the deposit amount for the funding agreement;

•	whether the funding agreement:

(1) is a fixed rate funding agreement;

(2) is a floating rate funding agreement; and/or

(3) is a discount funding agreement that does not bear interest currently or bears interest at a rate that is below market rates at the effective date;

•	the price at which the funding agreement will be issued, which will be expressed as a percentage of the aggregate deposit amount or face amount;

•	the effective date on which the funding agreement will be issued;

•	the stated maturity date;

•	if the funding agreement is a fixed rate funding agreement, the rate per annum at which the funding agreement will bear any interest and the interest payment date frequency;

•	if the funding agreement is a floating rate funding agreement, relevant terms such as:

(1) the interest rate basis;

(2) the initial interest rate;

(3) the interest period or the interest reset dates;

(4) the interest payment dates;

(5) the index maturity;

(6) any maximum interest rate;

(7) any minimum interest rate;

(8) the spread and/or spread multiplier; and

(9) any other terms relating to the particular method of calculating the interest rate for the funding agreement and whether and how the spread and/or spread multiplier may be changed prior to stated maturity;

•	whether the funding agreement may be redeemed by us, or repaid at the option of the trust, prior to the stated maturity and the terms of its redemption or repayment; provided in either case the relevant series of notes will contain substantially the same redemption and repayment terms and no funding agreement may be redeemed or repaid without the simultaneous redemption or repayment of the related series of notes; and

•	any other terms of the funding agreement.

For a more detailed discussion of the funding agreements, see “Description of the Funding Agreements” in the accompanying prospectus.

S-37

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material United States federal income tax considerations relating to the purchase, ownership and disposition of the notes by initial purchasers of the notes who are Holders (as defined below), purchase the notes at their stated principal amount and hold the notes as capital assets within the meaning of section 1221 of the Code. The statements set forth in the following discussion, to the extent they constitute matters of United States federal income tax law or legal conclusions with respect thereto, represent the opinion of Sidley Austin LLP, our special United States income tax counsel. This discussion does not address all of the tax considerations that may be relevant to prospective purchasers in light of their particular circumstances or to persons subject to special rules under United States federal tax laws, such as certain financial institutions, insurance companies, dealers in securities, tax-exempt entities, persons who hold the notes as part of a “straddle,” “hedging,” “conversion” or other integrated transaction, persons who mark their securities to market for United States federal income tax purposes or persons whose functional currency is not the U.S. Dollar. In addition, this discussion does not address the effect of any state, local or foreign tax laws or the effect of the United States federal alternative minimum tax. Accordingly, prospective purchasers are advised to consult their own tax advisors with respect to their individual circumstances.

This discussion is based on the Code, the Treasury regulations promulgated thereunder (the “Treasury Regulations”) and administrative and judicial pronouncements, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect.

For purposes of the following discussion, the term “Holder” means a beneficial owner of a note who or which is, for United States federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States or of any political subdivision thereof or (iii) an estate or trust treated as a United States person under section 7701(a)(30) of the Code. This discussion does not address the tax considerations that may be relevant to a person who or which is not a Holder.

Special rules, not discussed in this document, may apply to persons purchasing notes through entities treated for United States federal income tax purposes as partnerships, and those persons should consult their own tax advisors in that regard.

Classification of the Notes and the Trust

We intend to take the position, for United States federal income tax purposes, that each trust will be disregarded and that the notes will be treated as representing our indebtedness (the “Intended Tax Characterization”). Each Holder of a note (or any beneficial interest therein), by acceptance of the note (or beneficial interest), agrees to treat the trust with respect to which the note was issued and the note consistently with the Intended Tax Characterization.

Notwithstanding the Intended Tax Characterization, it is possible that a trust could be viewed as a separate entity for United States federal income tax purposes. Sidley Austin LLP is of the opinion that, under current law and assuming full compliance with the terms of the trust agreement and the indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, each trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for United States federal income tax purposes. Accordingly, whether the Intended Tax Characterization is respected or not, each trust will not be treated as a taxable entity for United States federal income tax purposes. If a trust is viewed as a separate entity rather than disregarded, each Holder of a note (or any beneficial interest therein) agrees to treat the trust as a grantor trust and the notes as undivided ownership interests in such trust. If this were the case, a Holder would be required to include in income, consistent with its method of accounting, its pro rata share of any amounts paid to the relevant trust to satisfy expenses and would be entitled to deduct, consistent with its method of accounting, its pro rata share of any such expenses as provided in sections 162 and 212 of the Code. If the Holder is an individual, trust or estate, or to the extent the Holder’s income is reportable on the income tax return of an individual, trust or estate, the deduction for such person’s share of such expenses will be allowed only to the extent that all of such person’s miscellaneous itemized deductions, including such person’s share of the relevant trust’s expenses, exceed two percent of such person’s

S-38

adjusted gross income. In addition, an individual’s itemized deductions may be subject to other limitations. Accordingly, Holders who are individuals, or whose income is reported in whole or in part on the income tax return of a United States citizen or resident, should consult their tax advisors with respect to such deductions.

The remainder of this summary assumes that the Intended Tax Characterization is correct.

Interest and Original Issue Discount

Each Holder of a note will include in income payments of qualified stated interest (as described below) in respect of such note, in accordance with such Holder’s method of accounting for United States federal income tax purposes, as ordinary interest income. In general, if the issue price of a note, determined by the first price at which a substantial amount of the notes of the related series are sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), is less than the stated redemption price at maturity (as described below) of such note by an amount equal to or more than a de minimis amount, a Holder will be considered to have purchased such note with original issue discount (“OID”). In general, the de minimis amount is equal to 1/4 of one percent of the stated redemption price at maturity multiplied by the number of complete years to maturity from the issue date of such note. If a Holder acquires a note with OID, then, regardless of such Holder’s method of accounting, such Holder will be required to accrue its pro rata share of OID on such note on a constant-yield basis and include such accruals in gross income, whether or not such Holder will have received any cash payment on the notes. Any amount not treated as OID because it is de minimis generally must be included in income (generally as gain from the sale of notes) as principal payments are received in the proportion that each such payment bears to the original principal amount of the note.

“Stated redemption price at maturity” means the sum of all payments to be made on a note other than payments of qualified stated interest. “Qualified stated interest” generally means stated interest that is unconditionally payable at least annually at a single fixed rate or, in the case of a variable rate debt instrument (as defined below), at a single qualified floating rate or single objective rate (as such terms are defined below). If a note is a variable rate debt instrument but interest is payable at a rate other than a single qualified floating rate or a single objective rate, special rules apply that are not discussed in this document.

In the case of a variable rate debt instrument, the amount of qualified stated interest and the amount of OID, if any, that accrues during an accrual period is generally determined assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate (each as defined below), the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate or (ii) in the case of an objective rate (as defined below, and other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the debt instrument, and the qualified stated interest (or, if there is no qualified stated interest, OID) allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to clause (i) or (ii), as applicable. Special rules apply to a variable rate debt instrument that provides for stated interest at a fixed rate under certain circumstances.

A “variable rate debt instrument” is a debt instrument that (i) has an issue price that does not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (a) 0.015 multiplied by the product of such total noncontingent principal payments and the number of complete years to maturity of the instrument (or, in the case of a note providing for the payment of any amount other than qualified stated interest prior to maturity, multiplied by the weighted average maturity of the note) or (b) 15 percent of the total noncontingent principal payments, (ii) provides for stated interest (compounded or paid at least annually) at the current value of (A) one or more qualified floating rates, (B) a single fixed rate and one or more qualified floating rates, (C) a single objective rate or (D) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and (iii) except as provided in (a), does not provide for any principal payments that are contingent. The current value is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

S-39

A “qualified floating rate” is generally a floating rate under which variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which a debt instrument is denominated. A multiple of a qualified floating rate is not a qualified floating rate unless the relevant multiplier is (i) fixed at a number that is greater than 0.65 but not more than 1.35 or (ii) fixed at a number that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. A variable rate is not considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the note to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor, governor or similar restriction that is fixed throughout the term of the note).

An “objective rate” is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided, however, that an objective rate will not include a rate based on information that is within the control of the issuer (or certain related parties of the issuer) or that is unique to the circumstances of the issuer (or certain related parties of the issuer), such as dividends, profits or the value of the issuer’s stock. A “qualified inverse floating rate” is an objective rate (x) that is equal to a fixed rate minus a qualified floating rate and (y) the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate). Notwithstanding the first sentence of this paragraph, a rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note’s term. The Internal Revenue Service (“IRS”) may designate rates other than those specified above that will be treated as objective rates. As of the date of this prospectus supplement, no other rates have been designated.

If interest on a note is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A fixed rate and a variable rate will be conclusively presumed to meet the requirements of the preceding sentence if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25 percentage points (25 basis points).

If a floating rate note does not qualify as a variable rate debt instrument or otherwise provides for contingent payments, or if a fixed rate note provides for contingent payments, such note may constitute a “contingent payment debt instrument.” Interest payable on a contingent payment debt instrument is not treated as qualified stated interest. A note that is a contingent payment debt instrument is generally taxable as follows:

First, we are required to determine, as of the issue date, the comparable yield for the note. The comparable yield is generally the yield at which we would issue a fixed rate debt instrument with terms and conditions similar to those of the note (including the level of subordination, term, timing of payments and general market conditions, but not taking into consideration the riskiness of the contingencies or the liquidity of the note), but not less than the applicable federal rate announced monthly by the IRS (the “AFR”). In certain cases where a contingent payment debt instrument is marketed or sold in substantial part to tax-exempt investors or other investors for whom the prescribed inclusion of interest is not expected to have a substantial effect on their U.S. federal tax liability, the comparable yield for the note without proper evidence to the contrary, is presumed to be the AFR.

Second, we are required to construct a projected schedule of payments (the “Schedule”). The Schedule is determined as of the issue date and generally remains in place throughout the term of the note. The Schedule includes each noncontingent payment and a projected payment for each contingent payment. The Schedule must produce the comparable yield determined as set forth above. We are required to provide to each holder of notes that are contingent payment debt instruments, a copy of the schedule described above. Our determination of the Schedule must be used by a U.S. Holder unless the schedule is unreasonable and such U.S. Holder

S-40

discloses to the IRS that it is using a different schedule.

Third, under the usual rules applicable to OID and based on the comparable yield, each U.S. Holder will be required to accrue its pro rata share of OID on a constant yield basis and include such accrual in gross income.

Fourth, appropriate adjustments are made to the OID determined under the foregoing rules to account for any differences between actual contingent payments and the projected payments on the Schedule.

Fifth, differences between the actual contingent payments made to a U.S. holder in such U.S. Holder’s taxable year and the projected payments for such taxable year are generally aggregated and taken into account, in the case of a positive difference, as additional interest income, or, in the case of a negative difference, first as a reduction in OID for such year and thereafter, subject to certain limitations, as ordinary loss. In general, any gain realized by a U.S. Holder on the sale, exchange, retirement or other disposition of a note that is a contingent payment debt instrument prior to the time no contingent payments remain, is treated as interest income. In general, any loss on such a note is treated as ordinary loss to the extent it does not exceed such U.S. Holder’s prior interest inclusions on the note (net of negative adjustments). The above described treatment of contingent payment debt instruments assumes that the instrument is treated as debt for U.S. federal tax purposes.

Premium

If the amount paid by a Holder for a note exceeds the stated redemption price at maturity of the note, the Holder generally will be considered to have purchased the note at a premium equal in amount to such excess. In this event, the Holder may elect to amortize such premium, generally on a constant-yield basis, as an offset to interest income. In the case of a note that may be redeemed prior to maturity, the premium is calculated assuming the trust and the Holder will exercise or not exercise redemption rights in a manner that maximizes the Holder’s yield. It is unclear how premium is calculated when the redemption date or the amount of any redemption premium is uncertain. The election to amortize bond premium, once made, will apply to all debt obligations held or subsequently acquired by the electing Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

Short-Term Notes

Notes that have a fixed maturity of one year or less (“Short-Term Notes”) will be treated as issued with OID. In general, an individual or other Holder that uses the cash method of accounting is not required to accrue such OID unless the Holder elects to do so. If such an election is not made, any gain recognized by such Holder on the sale, exchange, retirement or other disposition of Short-Term Notes will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale, exchange, retirement or other disposition, and a portion of the deduction otherwise allowable to such Holder for interest on borrowings allocable to Short-Term Notes will be deferred until a corresponding amount of income is realized. Holders who report income for United States federal income tax purposes under the accrual method of accounting and certain other Holders are required to accrue OID related to a Short-Term Note as ordinary income on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding).

Sale, Exchange, Retirement or Other Disposition of Notes

In general, a Holder of a note will have a tax basis in the note equal to the cost of the note to the Holder, increased by any amount includible in income by the Holder as OID and reduced by any amortized premium and any payments other than payments of qualified stated interest. Upon a sale, exchange, retirement or other disposition (including upon exercise of a survivor’s option) of a note, a Holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, retirement or other disposition (less any amount realized that is attributable to accrued but unpaid qualified stated interest, which will constitute ordinary income if not previously included in income) and the Holder’s tax basis in such note. Subject to the discussion of “contingent payment debt instruments” described above under “Interest and Original Issue Discount,” such gain or loss will be long-term capital gain or loss if the Holder will have held the note for more than one

S-41

year at the time of disposition. A Holder that is an individual is entitled to preferential treatment for net long-term capital gains; however, the ability of a Holder to offset capital losses against ordinary income is limited.

Backup Withholding and Information Reporting

Backup withholding and information reporting requirements generally apply to interest (including OID) and principal payments made to, and to the proceeds of sales by, certain non-corporate Holders. A Holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing a properly executed IRS Form W-9 (or successor form). Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the beneficial owner’s United States federal income tax liability provided the required information is furnished to the IRS.

Opinion Regarding Tax Matters

Prior to the issuance of any notes, we will file with a Current Report on Form 8-K an unqualified opinion of legal counsel regarding the tax treatment of such notes.

PLAN OF DISTRIBUTION

This prospectus supplement relates to (i) the offering of notes by separate trusts from time to time for sale to or through Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Purchasing Agent, pursuant to a distribution agreement (the “Distribution Agreement”) among the applicable trust, us, the Purchasing Agent and the other agents named therein and (ii) the underlying funding agreements. The trusts may not sell notes offered under this INGsm USA CoreNotes® program to or through any brokers or dealers other than the Purchasing Agent. Under the terms of the Distribution Agreement, one or more separate trusts may also sell notes to or through agents primarily to institutional investors under our secured medium-term notes program. The Purchasing Agent may purchase notes, as principal, from separate trusts from time to time for resale to investors and other purchasers at a fixed offering price or at varying prices relating to prevailing market prices at the time of resale as determined by the Purchasing Agent. However, the applicable trust may agree with the Purchasing Agent for the Purchasing Agent to utilize its reasonable efforts on an agency basis on its behalf to solicit offers to purchase notes at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement. In all such cases, a single trust may only issue notes of a single series on the initial date of sale of such notes. No additional notes may thereafter be issued by that trust. Unless otherwise specified in the applicable pricing supplement, the applicable trust will pay a commission to the Purchasing Agent, ranging from 0.125% to 2.000% of the principal amount of each note, depending upon its stated maturity, sold through the Purchasing Agent as its agent. The applicable trust may negotiate commissions with respect to notes with stated maturities in excess of 20 years that are sold through the Purchasing Agent as the trust’s agent at the time of the related sale. The notes may be sold to United States retail and other investors.

Subject to the terms of the Distribution Agreement, concurrently with any offering of notes as described in this prospectus supplement by the applicable trust, a separate trust may issue other notes under this program primarily to retail investors, under our secured medium-term notes program primarily to institutional investors or otherwise under the accompanying prospectus.

Each trust will use the net proceeds received from the sale of its series of notes to purchase a funding agreement issued by us. Each trust will collaterally assign and grant a security interest in the applicable funding agreement in favor of the indenture trustee for the benefit of the holders of notes issued by such trust.

Unless otherwise specified in the applicable pricing supplement, any note sold to the Purchasing Agent as principal will be purchased by the Purchasing Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a note of identical maturity. The Purchasing Agent may sell notes it has purchased from the applicable trust as principal to certain dealers at a concession. Unless otherwise specified in the applicable pricing supplement, the concession allowed to any dealer will not, during the distribution of the notes, be in excess of the concession the Purchasing Agent will receive from the applicable trust. After the initial offering of

S-42

notes, the offering price (in the case of notes to be sold on a fixed offering price basis), the concession and any reallowance may be changed.

The applicable trust reserves the right to withdraw, cancel or modify the offer made hereby without notice and may reject offers in whole or in part. The Purchasing Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by it on an agency basis.

Unless otherwise specified in the applicable pricing supplement, you will be required to pay the purchase price of your notes in immediately available funds in United States Dollars in The City of New York on the date of settlement.

Upon issuance, the notes will not have an established trading market. The notes may not be listed on any securities exchange. The Purchasing Agent may from time to time purchase and sell notes in the secondary market, but the Purchasing Agent is not obligated to do so. There can be no assurance that a secondary market for the notes will develop or that there will be liquidity in the secondary market if one develops. From time to time, the Purchasing Agent may make a market in the notes, but the Purchasing Agent is not obligated to do so and may discontinue any market-making activity at any time.

In connection with an offering of notes purchased by the Purchasing Agent as principal on a fixed offering price basis, the Purchasing Agent will be permitted to engage in certain transactions that stabilize the price of notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of notes. If the Purchasing Agent creates a short position in notes (i.e., if they sell notes in an amount exceeding the amount referred to in the applicable pricing supplement), they may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of notes to be higher than it might be in the absence of these type of purchases.

None of us, any trust or the Purchasing Agent makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of notes. In addition, none of us, any trust or the Purchasing Agent makes any representation that the Purchasing Agent will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

The Purchasing Agent is an underwriter within the meaning of the Securities Act of 1933, as amended, with respect to the notes being distributed and the funding agreement purchased by the trust. We have agreed to indemnify the Purchasing Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Purchasing Agent may be required to make in respect thereof.

We are a statutory issuer of the notes under the Securities Act of 1933, as amended. In addition, under the Securities Act of 1933, as amended, each trust is a statutory underwriter of the funding agreement purchased with the proceeds from the issuance of such trust’s notes.

In the ordinary course of business, the Purchasing Agent and its affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with us and certain of our affiliates.

Broker-dealers and securities firms have executed dealer agreements with the Purchasing Agent and have agreed to market and sell the notes in accordance with the terms of those agreements and applicable laws and regulations.

S-43

ANNEX A

REPAYMENT ELECTION FORM

ING USA Annuity and Life Insurance Company
INGsm USA CoreNotes®
CUSIP Number

To: [Name of Trust] (the “TRUST”)

The undersigned financial institution (the “FINANCIAL INSTITUTION”) represents the following:

•	The Financial Institution has received a request for repayment from the executor or other authorized representative (the “AUTHORIZED REPRESENTATIVE”) of the deceased beneficial owner listed below (the “DECEASED BENEFICIAL OWNER”) of INGsm USA CoreNotes® (CUSIP No. ) (the “NOTES”).

•	At the time of his or her death, the Deceased Beneficial Owner owned Notes in the principal amount listed below.

•	The Deceased Beneficial Owner acquired the Notes at least six (6) months before the date of death of such Deceased Beneficial Owner.

•	The Financial Institution currently holds such notes as a direct or indirect participant in The Depository Trust Company (the “DEPOSITARY”).

The Financial Institution agrees to the following terms:

•	The Financial Institution shall follow the instructions (the “INSTRUCTIONS”) accompanying this Repayment Election Form (this “FORM”).

•	The Financial Institution shall make all records specified in the Instructions supporting the above representations available to U.S. Bank National Association (the “TRUSTEE”) or the Trust for inspection and review within five business days of the Trustee’s or the Trust’s request.

•	If the Financial Institution, the Trustee or the Trust, in any such party’s reasonable discretion, deems any of the records specified in the Instructions supporting the above representations unsatisfactory to substantiate a claim for repayment, the Financial Institution shall not be obligated to submit this Form, and the Trustee or Trust may deny repayment. If the Financial Institution cannot substantiate a claim for repayment, it shall notify the Trustee immediately.

•	Repayment elections may not be withdrawn.

•	The Financial Institution agrees to indemnify and hold harmless the Trustee and the Trust against and from any and all claims, liabilities, costs, losses, expenses, suits and damages resulting from the Financial Institution’s above representations and request for repayment on behalf of the Authorized Representative.

•	The Notes will be repaid on the first interest payment date to occur at least 20 calendar days after the date of acceptance of the notes for repayment, unless such date is not a business day, in which case the date of repayment shall be the next succeeding business day.

•	Subject to the Trust’s rights to limit the aggregate principal amount of Notes as to which exercises of the survivor’s option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the survivor’s option will be determined by the Trustee, in its sole discretion, which determination shall be final and binding on all parties.

REPAYMENT ELECTION FORM

(1)
Name of Deceased Beneficial Owner
(2)
Date of Death
(3)
Name of Authorized Representative Requesting Repayment
(4)
Name of Financial Institution Requesting Repayment
(5)
Signature of Authorized Representative of Financial Institution Requesting Repayment
(6)
Principal Amount of Requested Repayment
(7)
Date of Election

(8)	Financial Institution: Representative Name: Phone Number: Fax Number: Mailing Address (no P.O. Boxes):	(9)	Wire instructions for payment: Bank Name: ABA Number: Account Name: Account Number: Reference (optional):

TO BE COMPLETED BY THE TRUSTEE:

(A)	Election Number*:

(B)	Delivery and Payment Date:

(C)	Principal Amount:

(D)	Accrued Interest:

(E)	Date of Receipt of Form by the Trustee:

(F)	Date of Acknowledgment by the Trustee:

*	To be assigned by the Trustee upon receipt of this Form. An acknowledgement, in the form of a copy of this document with the assigned Election Number, will be returned to the party and location designated in item (8) above.

INSTRUCTIONS FOR COMPLETING REPAYMENT ELECTION FORM AND EXERCISING REPAYMENT OPTION

Capitalized terms used and not defined herein have the meanings defined in the accompanying Repayment Election Form.

1. Collect and retain for a period of at least three years (1) satisfactory evidence of the authority of the Authorized Representative, (2) satisfactory evidence of death of the Deceased Beneficial Owner, (3) satisfactory evidence that the Deceased Beneficial Owner beneficially owned, at the time of his or her death, the notes being submitted for repayment, (4) satisfactory evidence that the notes being submitted for repayment were acquired by the Deceased Beneficial Owner at least six (6) months before the date of the death of such Deceased Beneficial Owner and (5) any necessary tax waivers. For purposes of determining whether the notes will be deemed beneficially owned by an individual at any given time, the following rules shall apply:

•	If a note (or a portion thereof) is beneficially owned by tenants by the entirety or joint tenants, the note (or relevant portion thereof) will be regarded as beneficially owned by a single owner. Accordingly, the death of a tenant by the entirety or joint tenant will be deemed the death of the beneficial owner and the entire principal amount so owned will become eligible for repayment.

•	The death of a person beneficially owning a note (or a portion thereof) by tenancy in common will be deemed the death of the beneficial owner only with respect to the deceased owner’s interest in the note (or relevant portion thereof) so owned, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficial owner and the entire principal amount so owned will be eligible for repayment.

•	A note (or a portion thereof) beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary’s interest in the trust (however, a trust’s beneficiaries collectively cannot be beneficial owners of more notes than are owned by the trust). The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the notes (or relevant portion thereof) beneficially owned by the trust to the extent of that beneficiary’s interest in the trust. The death of an individual who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder’s beneficial interest in the note, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficiary of the trust.

•	The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in a note (or a portion thereof) will be deemed the death of the beneficial owner of that note (or relevant portion thereof), regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the trustee. Such beneficial interest will exist in many cases of street name or nominee ownership, custodial arrangements, ownership by a trustee, ownership under the Uniform Transfers of Gifts to Minors Act and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of a note, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a note.

2. Indicate the name of the Deceased Beneficial Owner on line (1).

3. Indicate the date of death of the Deceased Beneficial Owner on line (2).

4. Indicate the name of the Authorized Representative requesting repayment on line (3).

5. Indicate the name of the Financial Institution requesting repayment on line (4).

6. Affix the authorized signature of the Financial Institution’s representative on line (5). THE SIGNATURE MUST BE MEDALLION SIGNATURE GUARANTEED.

7. Indicate the principal amount of notes to be repaid on line (6).

8. Indicate the date this Form was completed on line (7).

9. Indicate the name, mailing address (no P.O. boxes, please), telephone number and facsimile-transmission number of the party to whom the acknowledgment of this election may be sent in item (8).

10. Indicate the wire instruction for payment on line (9).

11. Leave lines (A), (B), (C), (D), (E) and (F) blank.

12. Mail or otherwise deliver an original copy of the completed Form to:

Citibank, N.A.
111 Wall Street, 15th Floor
New York, New York 10005
Facsimile: (212) 657-4024
Attention: 15th Floor Window

13. FACSIMILE TRANSMISSIONS OF THE REPAYMENT ELECTION FORM WILL NOT BE ACCEPTED.

14. If the acknowledgement of the Trustee’s receipt of this Form, including the assigned Election Number, is not received within ten days of the date such information is sent to Citibank, N.A., contact the Trustee at 209 S. LaSalle Street, Suite 300, Chicago, Illinois 60604 attention: Corporate Trust Services, telephone number (312) 325-8902.

15. For assistance with this Form or any questions relating thereto, please contact U.S. Bank National Association at 209 S. LaSalle Street, Suite 300, Chicago, Illinois 60604, attention: Corporate Trust Services, telephone number (312) 325-8902.

$1,300,000,000

ING USA ANNUITY AND LIFE INSURANCE COMPANY

INGsm USA CoreNotes® (That are also Asset-Backed Securities)

Due Between Nine Months and Thirty Years
From the Date of Issue
Issued Through and Obligations of
ING USA Global Funding Trusts
Secured by Funding Agreements Issued by
ING USA Annuity and Life Insurance Company

PROSPECTUS SUPPLEMENT

MERRILL LYNCH & CO.

[        ]

“INGsm” is a service mark of ING Groep N.V. and is used under license.

“CoreNotes®” is a registered service mark of Merrill Lynch & Co., Inc.

The information in this prospectus is not complete and may be changed. Neither ING USA Annuity and Life Insurance Company nor the trusts may sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or would require registration or qualification under the securities laws of that jurisdiction.

SUBJECT TO COMPLETION, DATED APRIL 16, 2009

PROSPECTUS
$1,300,000,000

ING USA Annuity and Life Insurance Company
Secured Medium-Term Notes (That are also Asset-Backed Securities)
Issued Through and Obligations of
ING USA Global Funding Trusts
Secured by Funding Agreements Issued by
ING USA Annuity and Life Insurance Company

ING USA:  We are ING USA Annuity and Life Insurance Company, an Iowa insurance company, the sponsor of the programs described below and the depositor of the funding agreements described below. This prospectus relates to the offering, from time to time, through newly established separate and distinct issuing entities in the form of the trusts described below, to institutional and retail investors, of one or more series of secured medium-term notes (that are also asset-backed securities), which we refer to in this prospectus as “notes,” in an aggregate principal amount of up to $1,300,000,000 or the equivalent amount in one or more foreign or composite currencies. As of the date of this prospectus, we have issued an aggregate principal amount of $3,700,000,000 of notes under our secured medium-term notes program pursuant to the Registration Statement (No. 333-123457).

Issuing Entities:  The applicable trust will use the net proceeds from the offering of the applicable series of notes to purchase a funding agreement sold to, and deposited into, the applicable trust by us. Each trust will exist for the exclusive purpose of issuing and selling one series of notes to investors, using the net proceeds from the sale of that series of notes to acquire a funding agreement from us, collaterally assigning and granting a security interest in the applicable funding agreement in favor of the indenture trustee, and engaging in other activities necessary or incidental thereto. The notes may be offered to institutional or retail investors.

The notes are obligations of the applicable issuing entity. The notes are secured medium-term notes that are also asset-backed securities.

Notes offered to institutional investors will be offered under the prospectus supplement to this prospectus relating to our secured medium-term notes program. These notes of each series will:

•	be issued by a separate and distinct issuing entity in the form of a trust and will be the obligations of that issuing entity;

•	be issued in only one class;

•	provide for payment in U.S. Dollars or one or more foreign currencies;

•	bear interest at fixed or floating rates, or bear no interest at all;

•	pay interest on each series of notes on a monthly, quarterly, semi-annual or annual basis (unless otherwise specified in the applicable pricing supplement);

•	have a stated maturity of between 9 months and 30 years from the date of issue; and

•	have redemption and/or repayment provisions, if applicable, whether mandatory or at the option of the trust or holders of the notes.

Notes offered to retail investors will be offered under the prospectus supplement to this prospectus relating to the INGsm USA CoreNotes® program. These notes of each series will:

•	be issued by a separate and distinct issuing entity in the form of a trust and will be the obligations of that issuing entity;

•	be issued in only one class;

•	provide for payment in U.S. Dollars;

•	bear interest at fixed or floating rates, or bear no interest at all;

•	pay interest on each series of notes on a monthly, quarterly, semi-annual or annual basis (unless otherwise specified in the applicable pricing supplement);

•	have a stated maturity of between 9 months and 30 years from the date of issue; and

•	have redemption and/or repayment provisions, if applicable, whether mandatory or at the option of the trust or the holders of notes.

Holders of a series of notes may look only to the trust’s rights and title in the funding agreement issued to, and deposited into, the applicable trust by us and any proceeds of that funding agreement held in the trust and not to any other assets or collateral held by any other trust or us.

We will provide the specific terms of an offering of notes and the underlying funding agreement in an accompanying prospectus supplement and pricing supplement, including how a particular offering of notes will be made and whether the notes of any series will be listed on a securities exchange.

Our principal executive offices are located at 1475 Dunwoody Drive, Suite 400, West Chester, Pennsylvania 19380-1478 and our telephone number is (610) 425-3400.

See “Risk Factors” beginning on page 2 for a discussion of certain risks that should be considered in connection with an investment in the notes.

None of the Securities and Exchange Commission, any state securities commission or any state insurance commission has approved or disapproved of these securities or determined if this prospectus, any prospectus supplement or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [        ]

“INGsm” is a service mark of ING Groep N.V. and is used under license.

“CoreNotes®” is a registered service mark of Merrill Lynch & Co., Inc.

PROSPECTUS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this process, notes may be offered, from time to time, through newly established separate and distinct issuing entities in the form of trusts, up to a total amount of $1,300,000,000 in aggregate principal amount or the equivalent principal amount in one or more foreign or composite currencies. As of the date of this prospectus, we have issued an aggregate principal amount of $3,700,000,000 of notes under our secured medium-term notes program pursuant to the Registration Statement (No. 333-123457). This prospectus provides you with a general description of the notes offered through trusts, and the underlying funding agreements. An accompanying prospectus supplement to this prospectus will provide the specific terms of the notes and the underlying funding agreements. Each time notes are offered through a trust, we may also provide a pricing supplement to this prospectus and the applicable prospectus supplement that will contain specific information about the terms of the offering. The applicable pricing supplement may also add to, update, supplement or clarify the information contained in this prospectus and applicable prospectus supplement and, accordingly, before you agree to purchase any notes, you should read this prospectus, the applicable prospectus supplement and any pricing supplement together with the information described under the heading “Incorporation of Certain Documents by Reference” on page 11.

In this prospectus, references to “ING USA,” “we,” “us” and “our” are to ING USA Annuity and Life Insurance Company, an Iowa insurance company, and references to a “trust” are to the applicable separate and distinct issuing entity in the form of a special purpose common law trust, formed in a jurisdiction located in the United States of America, which actually issues the applicable series of notes. In this prospectus, we refer to each series of secured medium-term notes or INGsm USA CoreNotes® as a “series of notes” and to secured medium-term notes or INGsm USA CoreNotes® in general as “notes.” Neither ING Groep N.V. nor any of its affiliates or subsidiaries (except ING USA) will guarantee or otherwise be liable, directly or indirectly, for the payment of principal or interest on the notes.

In this prospectus, references to “United States Dollars,” “U.S. Dollars” or “$” are to lawful currency of the United States of America.

You should rely only on the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement, the applicable pricing supplement and any applicable free writing prospectus. None of us, any trust or any of our or their respective agents or dealers has authorized any other person to provide you with different or additional information. If anyone provides you with different information, you should not rely on it. None of us, any trust or any of our or their respective agents or dealers is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable prospectus supplement or the applicable pricing supplement, as well as information previously filed with the SEC and incorporated by reference, is accurate only as of the date on the front cover of those documents or the date those documents were filed with the SEC, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date. For more detail on the terms of the notes, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus is a part.

RISK FACTORS

Your investment in the notes will involve certain risks. This prospectus and the accompanying prospectus supplement contain or incorporate by reference all of the risks that we believe are material to an investment in the notes. In particular, you should carefully consider the factors listed in “Forward-Looking Information/Risk Factors” as well as the “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference herein.

In consultation with your own financial, accounting and legal advisors, you should carefully consider the information included in or incorporated by reference in this prospectus, the accompanying prospectus supplement, the applicable pricing supplement and any applicable free writing prospectus, and pay special attention to the following discussion of risks before deciding whether an investment in the notes is suitable for you. The notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the notes or financial matters in general. You should not purchase notes unless you understand, and know that you can bear, these investment risks.

Because the applicable trust will rely on the payments that the trust receives on the funding agreement (as defined under “— Risk Factors Relating to Each Trust — Each trust has limited resources and therefore each trust’s ability to make timely payments with respect to its series of notes will depend on our making payments under the related funding agreement”) to fund all payments on the related notes, you are making an investment decision regarding the funding agreement as well as the related notes. You should carefully review the information in this prospectus, the accompanying prospectus supplement and the related pricing supplement about the notes and the funding agreement.

Risk Factors Relating to Each Trust

Each trust has limited resources and therefore each trust’s ability to make timely payments with respect to its series of notes will depend on our making payments under the related funding agreement

The principal asset of each trust will be a funding agreement (a “funding agreement”) issued by us. Although the trust will purchase the funding agreement relating to a particular series of notes, the trust will grant a security interest in and collaterally assign the funding agreement to the indenture trustee (as defined under “Description of the Notes”) for the benefit of the holders of its notes to secure the trust’s obligations under that series of notes. Accordingly, each series of notes will be secured by the trust’s rights, title and interest in and to the applicable funding agreement, together with all of the proceeds in respect of, and all amounts and instruments on deposit from time to time in the relevant collection account and all of the books and records pertaining to, such funding agreement, which we collectively refer to in this prospectus as the “collateral”. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular trust will be enforceable against only the assets held in such trust and not against the assets of any other trust or us. No series of notes will have any right to receive payments from the collateral related to any other series of notes issued by another trust or from our assets or the assets of any of our affiliates.

The ability to receive payments on a series of notes will principally depend on payments under each related funding agreement. Accordingly, the applicable trust will only be able to make timely payments with respect to a series of notes if we have made all required payments under the funding agreement securing the related series of notes. See “— Risk Factor Relating to the Collateral” below in this prospectus.

The notes are the obligations of the applicable trust only and are not obligations of or guaranteed by us or any of our affiliates

The notes will not be obligations of and will not be guaranteed by us or any of our affiliates. Except for our payment obligations under the funding agreement and the expense and indemnity agreements, none of us, U.S. Bank National Association, as trustee (the “trustee”), or GSS Holdings II, Inc., as trust beneficial owner (the “trust beneficial owner”), is under any obligation to provide funds or capital to the trust. In addition, the notes will not benefit from any insurance guarantee fund coverage or any similar protection. Each trust has no net worth as of the date of this prospectus, and the net worth of each trust will be approximately $15 at inception, unless otherwise specified in the applicable pricing supplement. The net worth of each trust is not expected to increase materially.

Each trust has no prior operating history

Each trust exists solely to:

•	issue and sell, from time to time, one series of notes to investors;

•	use the net proceeds from the sale of its series of notes to acquire a funding agreement from us;

•	collaterally assign and grant a security interest in the applicable funding agreement in favor of the indenture trustee; and

•	engage in other activities necessary or incidental thereto.

Each trust has no prior operating history.

Risk Factors Relating to the Notes

The notes are non-recourse obligations of the applicable trust and your claims as a holder of a series of notes are limited to the amount of the applicable collateral

The notes of a series are payable only from the collateral held as security for notes of a series by the relevant trust. If any event of default occurs under any series of notes, the rights of the holders of the series of notes and the indenture trustee, acting on behalf of such holders, will be limited to a proceeding against the applicable collateral. None of the holders of the affected notes or the indenture trustee, acting on behalf of such holders, will have the right to proceed against the collateral related to any other series of notes issued by another trust. Furthermore, no holder or the indenture trustee, acting on behalf of such holder, will have the ability to proceed against any of us, our officers, directors, affiliates, employees or agents or any of the applicable trust’s trustees, beneficial owner or agents, or any of their respective officers, directors, affiliates, employees or agents except with respect to enforcing obligations under the funding agreement against us or enforcing their rights under the U.S. federal and state securities laws against us. All claims of the holders of a series of notes in excess of amounts received from the related collateral will be extinguished.

Noteholders will not have any direct contractual rights against us under the applicable funding agreement

The funding agreement issued by us to the applicable trust will be a contractual obligation between us and that trust. Once that trust collaterally assigns and grants a security interest in all of its rights, title and interest in the funding agreement to the indenture trustee for the benefit of the holders of the related series of notes to secure that trust’s obligations under such series of notes, the indenture trustee will be the only party with contractual recourse rights against us under the funding agreement. Subject to certain conditions in the indenture (as defined under “Description of the Notes”), however, holders of the applicable series of notes representing a majority in aggregate principal amount of the outstanding notes of such series have the right to direct the time, method and place of conducting any proceedings for exercising any remedy available to the indenture trustee in respect of such series of notes, including with respect to the related funding agreement. See “Description of the Notes — Nonrecourse Enforcement.” However, since we are the depositor and a statutory issuer of the notes, purchasers of notes may proceed directly against us to enforce their rights under the United States federal and state securities laws with respect to the notes and the applicable funding agreement. The right by such purchasers to proceed against us, with respect to the notes and the applicable funding agreement, under the United States federal and state securities laws is no different than if we had issued the notes and funding agreement directly to such purchasers.

An event of default under the notes may not constitute an “event of default” under the applicable funding agreement

In certain circumstances an event of default under a series of notes may not constitute an event of default under the applicable funding agreement.

To the extent that:

•	the trust fails to observe or perform in any material respect any covenant contained in the indenture or its series of notes;

•	the indenture ceases to be in full force and effect or the indenture trustee’s security interest in the collateral is successfully challenged or is determined to be defective; or

•	the trust or the collateral is subject to certain actions under applicable bankruptcy, insolvency or other similar laws or any receivership, liquidation, dissolution or other similar action or the trust is unable to pay its debts;

it is possible that the trust’s obligations under its series of notes may be accelerated while our obligations under the funding agreement may not be similarly accelerated. If this occurs, scheduled payments under the funding agreement would not be accelerated and the indenture trustee may have no or limited ability to proceed against the funding agreement, and holders of the trust’s notes may not be paid in full or in a timely manner upon such acceleration. See “Description of the Notes — Events of Default” and “Description of the Funding Agreements” in this prospectus and “Risk Factors — Risk Factors Relating to the Notes — Ratings of our programs and any rated series of notes may not reflect all risks of an investment in the notes and may change in accordance with our financial strength rating”.

As a result of withholding, payments under the funding agreement may be insufficient to pay principal and interest under the notes

Payments of the principal of and interest on a series of notes will be made solely from the payments the trust receives under the funding agreement. Unless otherwise specified in the applicable prospectus supplement or pricing supplement, we will not pay any additional amounts in respect of a funding agreement to compensate for any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied on payments in respect of a funding agreement, by or on behalf of any governmental authority, and each holder of a note of the related series of notes will be deemed for all purposes to have received cash in an amount equal to the portion of such withholding or deduction that is attributable to such holder’s interest in the notes, as equitably determined by the trust. Under this circumstance, the trust will not actually pay, or cause to be paid, to such holder and such holder will not actually receive all of the amounts which would have been receivable by such holder in the absence of such taxes, duties, levies, assessments or other governmental charges. Any such withholding or deduction will not give rise to an event of default or any independent right or obligation to redeem the affected funding agreement or the related series of notes. Accordingly, unless otherwise specified in the applicable prospectus supplement or pricing supplement, the risk of any such withholding or deduction imposed or levied on payments in respect of a series of notes or the related funding agreement, whether or not as a result of a change in law or otherwise, will be borne by the holders of such series of notes.

The notes could be deemed to be contracts of insurance or participations in the related funding agreement which could subject holders of the notes to certain regulatory requirements and reduce the marketability and market value of the notes

The laws and regulations of the 50 states of the United States and the District of Columbia (the “covered jurisdictions”) contain broad definitions of the activities that may constitute the business of insurance or the distribution of insurance products. Because the primary asset of the relevant trust will be a funding agreement issued by us, it is possible that insurance regulators in one or more jurisdictions could take the position that (i) the issuance of notes by the relevant trust constitutes the indirect issuance of a funding agreement or other insurance product and (ii) the distribution, transfer, sale, resale or assignment of the notes constitutes the production or sale of a funding agreement or other insurance product. If such a position were to be taken in any covered jurisdiction, the underlying activity and the person conducting such activity (including the relevant trust, us, any underwriter, dealer or agent, an investor or any other person) could become subject to regulation under the insurance laws of one or more of the covered jurisdictions, which could, among other effects, require such persons to be subject to regulatory licensure or other qualification and levels of compliance that cannot practically be achieved. Failure to comply with such requirements could subject such persons to regulatory penalties. In addition, any such failure to comply or the threat of any such regulation could reduce liquidity with respect to the notes, prevent an investor from transferring notes and reduce the marketability and market value of the notes. Therefore, any such regulation or threat of such regulation by any one or more covered jurisdictions could result in an investor being unable to liquidate its investment in the notes or, upon any such liquidation, receiving a value significantly less than the initial investment in the notes.

Based upon the advice of Sidley Austin LLP, we believe that (1) the notes should not be subject to regulation as participations in the funding agreements themselves or otherwise constitute insurance contracts under the insurance laws of the covered jurisdictions and (2) the notes should not subject any trust, any investor or any person who acquires the notes directly or indirectly from such investor and/or person engaged in the sale, solicitation or negotiation or purchasing of the notes in the covered jurisdictions to regulation as doing an insurance business or engaging in the sale, solicitation or negotiation of insurance, as contemplated by the insurance laws of the covered jurisdictions by virtue of their activities in connection with the purchase, resale and/or assignment of the notes. This advice is based on oral or written guidance from the staff of the insurance regulators or local counsel in all of the covered jurisdictions. This guidance was provided based in whole or in part on certain factual information provided to such regulators and counsel containing a general description of a prototype funding agreement-backed note issuance program similar to ours but were not specifically based on our program or the notes. There are, however, wide variations in the insurance laws of the covered jurisdictions, subtle nuances in their application and a general absence of any consistent pattern of interpretation or enforcement. Insurance regulatory authorities have broad discretionary powers in administering the insurance laws, including the authority to modify or withdraw a regulatory interpretation, impose new rules and take a position contrary to ours. In addition, state courts are not bound by any regulatory interpretations and could take a position contrary to ours. Consequently, there can be no assurance that the purchase, resale or assignment of the notes will not subject the parties to such transaction to regulation or enforcement proceedings under the insurance laws of one or more covered jurisdictions.

Any survivor’s option may be subject to certain limitations

Under our program targeted to retail investors, we have the discretionary right to limit the aggregate principal amount of:

•	all funding agreements securing all outstanding series of notes issued under our program targeted to retail investors as to which exercises of any put option by any trust shall be accepted by us in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the aggregate principal amount of all funding agreements securing all outstanding series of notes issued under our program targeted to retail investors as of the end of the most recent calendar year or such other greater amount as determined in accordance with the applicable funding agreement and set forth in the applicable pricing supplement;

•	the funding agreements securing the notes as to which exercises of any put option by one or more applicable trusts attributable to notes of any individual deceased beneficial owner in any calendar year to $250,000 or such other greater amount as determined in accordance with the applicable funding agreement and set forth in the applicable pricing supplement; and

•	the funding agreement securing a series of notes as to which exercises of any put option by the applicable trust shall be accepted in any calendar year to an amount as set forth in the applicable funding agreement and the applicable pricing supplement.

A trust that purchases a funding agreement from us subject to such limits shall be required to similarly limit the aggregate principal amount of notes as to which exercises of the survivor’s option shall be accepted by the trust. Accordingly, no assurance can be given that the exercise of the survivor’s option for a desired amount will be accepted as to any series of notes or in any single calendar year.

Redemption may adversely affect your return on the notes

If the funding agreement related to your notes is redeemable at our option, including our right to redeem such funding agreement if we are, or a material probability exists that we will be, if specified in the circumstances set forth in the relevant pricing supplement, required to pay additional amounts in connection with any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied on payments in respect of such funding agreement or the notes such funding agreement secures, by or on behalf of any governmental authority, or upon the occurrence of a “tax event” (as defined under “Description of the Funding Agreements — Early Redemption for Tax Event”), the trust will redeem your notes if we choose to redeem the related funding agreement. Each trust may issue a series of notes which may be redeemed by the issuing trust when 20% or more of the original principal balance of such notes is outstanding, which are referred to as “callable” notes. Notes that may be redeemed at the option of the trust at a time when 20% or more of the original principal amount of such notes are outstanding will be designated in their title as “callable” in the relevant pricing supplement. Prevailing interest rates at the time the trust redeems your notes may be lower than the rate borne by the notes as of their original issue date. In such a case, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as your notes being redeemed. Our redemption right also may adversely impact your ability to sell your notes.

There may not be any trading market for your notes and many factors affect the trading and market value of your notes

Upon issuance, a series of notes will not have an established trading market. We cannot assure you a trading market for your notes will ever develop or be maintained if developed. In addition to the trust’s and our creditworthiness, many factors affect the trading market for, and trading value of, your notes. These factors include:

•	the complexity and volatility of the formula applicable to the interest rate borne by your notes;

•	the method of calculating the principal, premium and interest in respect of your notes;

•	the time remaining to the maturity of your notes;

•	the outstanding amount of the applicable series of notes;

•	any redemption or repayment features of your notes;

•	the amount of other debt securities linked to the formula applicable to your notes;

•	the level, direction and volatility of market interest rates generally;

•	whether the credit markets generally and the market for notes and other similar products are operating efficiently or at all; and

•	the credit worthiness of ING USA Annuity and Life Insurance Company and the insurance industry generally.

There may be a limited number of buyers if you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility than those not so designed. You should not purchase notes unless you understand and know you can bear all of the investment risks associated with your notes.

Additionally, the securities and credit markets have been experiencing extreme volatility and disruption over the past 18 months. As a result of these disruptions, some of the largest companies in the financial sector have received government support, been acquired by stronger firms or been allowed to fail. These unprecedented events have been accompanied by extremely poor performance in fixed income markets generally, including the markets for securities similar to the notes. There can be no assurance that these conditions will not continue or worsen and these conditions could have a negative effect on the trading value of your notes and your ability to sell your notes.

If a trust issues notes denominated in a foreign currency, those notes are subject to exchange rate and exchange control risks

If you invest in notes that are denominated and/or payable in a currency other than U.S. Dollars, which we refer to in this prospectus and the accompanying prospectus supplement as “foreign currency notes,” you will be subject to significant risks not associated with an investment in a debt security denominated and payable in U.S. Dollars. The risks include but are not limited to:

•	the possibility of significant market changes in rates of exchange between U.S. Dollars and the specified currency;

•	the possibility of significant changes in rates of exchange between U.S. Dollars and the specified currency resulting from official redenomination relating to the specified currency; and

•	the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

The existence, magnitude and longevity of these risks generally depend on factors over which none of us or the trust has any control and which cannot be readily foreseen, such as:

•	economic events, including any disruption in the credit, equity or other financial markets;

•	political and regulatory events; and

•	financial events, such as the supply of, and demand for, the relevant currencies.

Moreover, if payments on your foreign currency notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified. In recent years, exchange rates between certain currencies have been highly volatile and volatility between these currencies or with other currencies may be expected in the future. Fluctuations between currencies in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of your payment currency would result in a decrease (1) in the U.S. Dollar equivalent yield of your foreign currency notes, (2) in the U.S. Dollar equivalent value of the principal and any premium payable at maturity or any earlier redemption of your foreign currency notes and (3) generally in the U.S. Dollar equivalent market value of your foreign currency notes.

Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency other than U.S. Dollars at the time of payment of principal, any premium or interest on a foreign currency note. Governments may use a variety of techniques, such as intervention by a country’s central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. There can be no assurance that exchange controls will not restrict or prohibit payments of principal, any premium or interest denominated in any such specified currency.

Even if there are no actual exchange controls, it is possible that the specified currency would not be available to us when payments on a funding agreement are due because of circumstances beyond our control. In this event, we will make required payments in U.S. Dollars on the basis described in the accompanying prospectus supplement or the applicable pricing supplement. You should consult your own financial and legal advisors as to the risks of an investment in notes denominated in a currency other than U.S. Dollars.

The information set forth in this prospectus and the accompanying prospectus supplement is directed to prospective purchasers of notes who are United States residents. ING USA and each trust disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payments of principal of, or premium or interest on, notes. Such persons should consult their advisors with regard to these matters.

Ratings of our programs and any rated series of notes may not reflect all risks of an investment in the notes and may change in accordance with our financial strength rating

In the event that the programs generally or a specific series of notes is rated by a rating agency, the ratings of the programs or such notes will primarily reflect our financial strength and will change in accordance with our financial strength rating and with any change in the priority status of funding agreement obligations under Iowa law. Any rating is not a recommendation to purchase, sell or hold any particular security, including the notes. Such ratings do not comment as to the market price or suitability of the notes for a particular investor. In addition, there can be no assurance that a rating will be maintained for any given period of time or that a rating will not be lowered or withdrawn in its entirety. The ratings of our secured medium-term notes program and our program targeted to retail investors and any rated series of notes issued under these programs may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, your notes.

An increase in market interest rates could result in a decrease in the value of any notes bearing interest at a fixed rate

If market interest rates increase above the interest rate of fixed rate notes, then fixed rate notes generally decline in value because debt instruments of the same face value priced at market interest rates will yield higher income. Consequently, if you purchase fixed rate notes and market interest rates increase above the fixed interest rate on the notes you have purchased, the market value of your notes may decline. We cannot give any assurance regarding the future level of market interest rates particularly in light of the conditions resulting from the credit crisis that began in mid-2007.

If you purchase discount notes, the amount payable to you upon early redemption, repayment or acceleration of these notes may be less than the principal amount (i.e., par) of the notes plus accrued but unpaid interest and premium, if any

If you purchase discount notes, the amount payable to you upon early redemption, repayment or acceleration of these notes may be less than the principal amount thereof plus accrued and unpaid interest. The amount payable will be determined by the formula set forth in the applicable prospectus supplement or pricing supplement.

Risk Factor Relating to the Collateral

The funding agreements are our unsecured obligations. If the funding agreements were not accorded Class 2 priority, they would be accorded the same priority in our insolvency as our other general unsecured obligations

The funding agreements are our unsecured obligations and, in the event of our impairment or insolvency, the Iowa Insurance Commissioner will be authorized and directed to commence delinquency proceedings for the purpose of liquidating, rehabilitating, reorganizing or conserving us pursuant to Iowa Code Sections 507C.4, 507C.12, 507C.13, 507C.14 and 507C.16. In conducting delinquency proceedings, claims are prioritized and an order of distribution is specified pursuant to Iowa Code Section 507C.42. There are nine classes within the priority scheme, with each successive class being fully junior to the preceding class. Sidley Austin LLP, counsel to us, has opined that, subject to the limitations, qualifications and assumptions set forth in its opinion letter, in a properly prepared and presented case, a court applying Iowa law would conclude that loss claims of principal and interest in respect of each funding agreement would be accorded Class 2 priority under Iowa Code Section 507C.42 and paid equally in priority with our other policyholders.

Sidley Austin LLP has advised that its opinion is based on its interpretation of the relevant provisions of the Iowa Code as construed by relevant administrative and judicial authority. However, the Iowa Code and regulations, interpretations and decisions are subject to change, either prospectively or retroactively, and many of the issues addressed in counsel’s opinion depend upon a facts and circumstances analysis that has received little or no administrative or judicial consideration. Therefore, the Iowa Insurance Commissioner, in his/her capacity as liquidator, rehabilitator or otherwise, or the courts could disagree in whole or in part with our analysis.

In the event that a funding agreement were not accorded Class 2 priority in our insolvency, the funding agreement would be accorded the lower priority associated with our general unsecured obligations, which would adversely affect the ability of the applicable trust to recover any claims of principal and interest in respect of such funding agreement. See “Description of the Funding Agreements — Priority.”

Iowa law would apply to our insolvency or receivership proceedings. Investors should note, however, that the statutory liquidation priority accorded to funding agreements under Iowa law does not clearly apply to any additional amounts required to be paid (if specified in the applicable pricing supplement) as may be necessary in order that the net amounts receivable by a holder after any withholding or deduction under United States tax law shall equal the respective amounts which would have been receivable by such holder in the absence of such withholding or deduction. Accordingly, claims for such payments, if any, may not rank equally with either life insurance policy and annuity claims or funding agreement claims, and may rank with our unsecured debt obligations, which would adversely affect the ability of the applicable trust to recover any claims of additional amounts in respect of such funding agreement. See “Description of the Funding Agreements.”

FORWARD LOOKING INFORMATION

This prospectus, any prospectus supplement, any pricing supplement, any free writing prospectus and the information incorporated by reference in such documents may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are intended to enhance the reader’s ability to assess our future financial performance and our ability to meet our payment obligations under the funding agreement that will secure the related series of notes. Forward-looking statements include, but are not limited to, statements that represent beliefs concerning future operations, strategies, financial results or other developments, and contain words and phrases such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “would,” “should” and similar expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance. The safe harbors contained in Section 27A of the Securities Act and Section 21E of the Exchange Act do not apply to us or the trusts.

Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which are subject to change. These uncertainties and contingencies could cause actual results to differ materially from those expressed in any forward-looking statements that we make, or which are made on our behalf. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable developments. Some may be national in scope, such as general economic conditions, changes in tax law and changes in interest rates. Some may be related to the insurance industry generally, such as pricing competition, regulatory developments, inquiries or investigations with respect to us or other companies in the insurance industry and industry consolidation. Others may relate specifically to us, such as credit, volatility and other risks associated with our investment portfolio. Investors are also directed to consider other risks and uncertainties discussed in documents filed by us with the SEC.

You should not place undue reliance on these forward-looking statements, which speak only as of their dates. Except as required by the federal securities laws, we, each trust and our and their respective agents and dealers shall not undertake any obligation to update or review forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us and the trusts. We are subject to the informational requirements of the Exchange Act and, in compliance with such laws, we file annual, quarterly and current reports and other information with the SEC. You can read and copy any reports or other information we file at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of our documents upon payment of a duplicating fee, by writing the SEC’s public reference room. You can obtain information regarding the public reference room by calling the SEC at 1-800-SEC-0330. Our filings are available to the public from commercial document retrieval services and over the internet at http://www.sec.gov. (This uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC web site into this prospectus.)

As depositor, we will file periodic reports with respect to the trusts formed under the programs on Form 8-K or Form 10-D, as applicable, and we will file annual reports with respect to the trusts on Form 10-K. You may access these filings on the SEC’s web site (which is at http://www.sec.gov) by using our central index key, which is 836658 or you may access these filings on our web site (which is at http://www.ing.com). (These URLs are inactive textual references only and are not intended to incorporate the SEC web site or our web site into this prospectus.)

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus and any accompanying prospectus supplement and pricing supplement, which means that incorporated documents are considered part of this prospectus and any accompanying prospectus supplement and pricing supplement. We can disclose important information to you by referring you to those documents. Information that we file with the SEC will automatically update and supersede the information in this prospectus and any accompanying prospectus supplement and pricing supplement.

This prospectus and any accompanying prospectus supplement and pricing supplement incorporate by reference the following documents:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2008;

(b)	Our Current Report on Form 8-K filed on January 30, 2009; and

(c)	Our Current Report on Form 8-K filed on April 6, 2009.

This prospectus and any accompanying prospectus supplement and pricing supplement also incorporate by reference all documents that we, on behalf of ourselves or the trusts, as depositor, file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the notes. These documents contain important information about us and the trusts and our and their finances, respectively.

You may also request a copy of any documents incorporated by reference in this prospectus and any accompanying prospectus supplement and pricing supplement (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing or telephoning the following addresses or telephone numbers:

ING USA Annuity and Life Insurance Company
c/o ING Institutional Markets
1290 Broadway
Denver, Colorado 80203-5699
Attention: Credit Analyst
Telephone: (303) 860-2424

USE OF PROCEEDS

Each trust will use the net proceeds from the issuance of its series of notes to the public and the trust beneficial interest to the trust beneficial owner to purchase a funding agreement issued to, and deposited into, that trust by us. We intend to use the net proceeds from the sale to the trust of the funding agreement to purchase investment assets. We expect that such assets, and our other general account assets, will generate investment income in excess of amounts payable under the funding agreement.

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth, for the years and periods indicated, our ratios of:

•	earnings to fixed charges before interest credited to contractowners; and

•	earnings to fixed charges.

We calculate the ratio of earnings to fixed charges before interest credited to contractowners by dividing the sum of income from continuing operations before income taxes (BT), interest expense (I) and interest factor of rental expense (IF) plus undistributed income from equity investees (E) by the sum of interest expense (I), interest factor of rental expense (IF) and undistributed income from equity investees (E). The formula for this ratio is: (BT+I+IF+E)/(I+IF+E).

We calculate the ratio of earnings to fixed charges by dividing the sum of income from continuing operations before income taxes (BT), interest expense (I), interest factor of rental expense (IF) and interest credited to contractowners (IC), plus undistributed income from equity investees (E) by the sum of interest expense (I), interest factor of rental expense (IF), dividends on majority-owned subsidiary redeemable preferred securities (non-intercompany) (D) and interest credited to contractowners (IC). The formula for this calculation is: (BT+I+IF+IC+E)/(I+IF+D+IC). Interest credited to contractowners includes all benefits for FAS 97 products. FAS 97 products include universal life and investment-type products such as fixed and variable deferred annuities.

On January 1, 2004, we changed our name from Golden American Life Insurance Company (“Golden American”) to ING USA Annuity and Life Insurance Company, and merged the following affiliates into us: Equitable Life Insurance Company of Iowa, USG Annuity & Life Company, and United Life & Annuity Insurance Company. In accordance with Accounting Principles Board Opinion No. 16, “Business Combinations”, financial information of the combined entity is presented as if the entities had been combined for the full year ended and as of December 31, 2005, and comparative financial statements for the years ended and as of December 31, 2004 and 2003 are restated and presented as if the entities had previously been combined, in a manner similar to a pooling-of-interests.

	For the Year Ended December 31,
	2008	2007	2006	2005	2004

Ratio of earnings to fixed charges before interest credited to contractowners	(11.9)	5.8	8.9	7.2	21.9
Ratio of earnings to fixed charges	(0.4)	1.1	1.3	1.2	1.2

For the year ended December 31, 2008, the amount of the deficiency was $1,626.4 million.

ING USA ANNUITY AND LIFE INSURANCE COMPANY

We are a leading provider of immediate and deferred annuities, including variable deferred annuities. We are also a provider of institutional investment products (primarily guaranteed investment contracts and funding agreements) and have historically provided interest sensitive and traditional life insurance products and health insurance. All health insurance has been ceded to other insurers and we no longer write new life insurance policies.

As of December 31, 2008, our total invested assets were $23,267.1 million, our separate account assets were $34,090.8 million and our shareholder’s equity was $765.5 million. Our net loss for the year ended December 31, 2008 was $1,381.2 million.

We are an Iowa stock life insurance company originally incorporated in Minnesota on January 2, 1973 as St. Paul Life Insurance Company. We were formerly known as Golden American Life Insurance Company and, on January 1, 2004, Golden American Life Insurance Company was renamed to and became ING USA Annuity and Life Insurance Company simultaneously with our redomestication from Delaware to Iowa and with the merger of the following ING USA affiliates with and into us: Equitable Life Insurance Company of Iowa; USG Annuity & Life Company; and United Life & Annuity Insurance Company. We are authorized to do business in the District of Columbia and all states except New York.

We are an indirect wholly-owned subsidiary of ING Groep N.V., a global financial services holding company based in The Netherlands with American Depository Shares listed on the New York Stock Exchange under the symbol “ING”.

On March 31, 2009, Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., (“S&P”) downgraded the counterparty credit and insurance financial strength ratings of ING’s primary U.S. insurance operating companies (“ING U.S.”), including ING USA, to AA- (Very Strong) from AA (Very Strong). The ratings outlook of S&P on ING U.S., including ING USA, is negative. S&P noted that the negative outlook continues to reflect the significant performance pressures across ING Group overall.

On January 28, 2009, Moody’s Investors Service, Inc. (“Moody’s”) downgraded the insurance financial strength rating of ING U.S., including ING USA, to A1 (Good) from Aa3 (Excellent). The ratings outlook of Moody’s on ING U.S., including ING USA, is stable. With respect to the ratings downgrades, Moody’s cited both the weaker financial flexibility of ING Group overall and the continuing deterioration in the U.S. operation’s stand-alone financial profile.

On June 18, 2008, A.M. Best Company, Inc. (“A.M. Best”) affirmed the insurance financial strength rating of A+ (Superior) of ING U.S., including ING USA, with a stable outlook. There has been no change in A.M. Bests’ rating of ING U.S., including ING USA, since that date.

On January 28, 2009, Fitch Ratings (“Fitch”) downgraded the insurance financial strength rating of ING USA to AA- from AA. The ratings outlook of Fitch on ING USA is negative. Fitch noted that capital levels and earnings performance of ING U.S. have been negatively affected by investment-related losses and equity market deterioration. Fitch does not rate the notes or the program.

In connection with the issuance of notes, we will issue a funding agreement to the relevant trust with pricing terms substantially similar to the related series of notes; we will make payments under the funding agreement as required; and we will file the reports for each trust, as required by the Exchange Act. Since September 2005, we have served as the sponsor and depositor of approximately $3,700,000,090 of our funding agreements under this program. During this period, we have not participated as a sponsor or depositor in the securitization of any other asset class.

DESCRIPTION OF THE TRUSTS

The following is a general description of the trusts and the material provisions of the standard trust terms which will be incorporated into each trust agreement (as defined under “General”) and other related documents governing the trusts. The trust agreement is included in the form of omnibus instrument. This summary is not intended to be a full restatement of all of the terms of the standard trust terms or the trust agreement and is subject to the detailed provisions of such documents. Copies of the standard trust terms and the form of omnibus instrument (including the form of trust agreement) have been filed as exhibits to the registration statement (which includes this prospectus) and are incorporated into this prospectus by reference. Executed copies of the applicable trust agreement may be inspected during normal business hours at our principal executive offices set forth on the cover page of this prospectus.

General

A separate trust will be created for each series of notes. Each trust will be a separate and distinct special purpose common law trust formed in a jurisdiction located in the United States of America specified in the applicable pricing supplement. Each trust will be organized pursuant to, and governed by, a trust agreement, dated as of the date of the applicable pricing supplement, between the trustee and the trust beneficial owner. The trust agreement will adopt and incorporate the standard trust terms in its entirety. With respect to a particular trust, we refer to the applicable trust agreement and the standard trust terms as the “trust agreement.” The assets and liabilities of each trust will be separate and distinct from our assets and liabilities and from the assets and liabilities of every other trust.

In connection with the issuance of a series of notes by a trust:

•	a separate and distinct issuing entity in the form of a trust will be formed pursuant to a trust agreement, which will adopt and incorporate the standard trust terms in its entirety;

•	the trust will acquire a funding agreement issued by us; and

•	the trust will collaterally assign and grant a security interest in the related funding agreement in favor of the indenture trustee for the benefit of the holders of notes of the applicable series.

Each trust’s principal executive offices will be located at c/o U.S. Bank National Association, 209 S. LaSalle Street, Suite 300, Chicago, Illinois 60604 and its telephone number is (312) 325-8902.

Nature of Each Trust

Each trust agreement will provide that each trust will be a separate and distinct issuing entity in the form of a special purpose common law trust formed in a jurisdiction located in the United States of America specified in the applicable pricing supplement.

The applicable series of notes and the liabilities, obligations and expenses related to such series of notes will constitute debt, liabilities, obligations and expenses incurred, contracted for or otherwise of the applicable trust.

As separate and distinct issuing entities in the form of special purpose trusts, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular trust will be enforceable only against the assets of such trust and not against the assets of any other trust or against our assets. In addition, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to us or any trust will be enforceable against the assets of any other trust. See “Description of the Notes — Nonrecourse Enforcement.”

Application of Money Received by the Trustee on Behalf of a Trust

Except for payments made in connection with the liquidation of a trust, all monies and other property received by the trustee on behalf of a trust shall be distributed as follows:

first, to the indenture trustee for the payment of all amounts then due and unpaid upon the applicable notes, if any, in accordance with the applicable indenture; and

second, to the trust beneficial owner for the payment of all amounts that would be payable to the trust beneficial owner if the trust beneficial owner held a note with an original principal amount of $15 (multiplied by the issue price of the related notes in the case of discount notes); any remaining monies and other property shall be distributed ratably in proportion to their original principal amounts to the holders of notes last noted in the register as the holders of the notes and trust beneficial owner (as if the trust beneficial owner held a note with an original principal amount of $15 (multiplied by the issue price of the related notes in the case of discount notes)).

Upon the liquidation of a trust, the remaining collateral and any other assets held in the trust shall be liquidated, and the trust shall be wound-up by the trustee in accordance with the trust agreement. In such event, (i) the trust shall first pay all amounts due and unpaid on the notes, if any, in accordance with the applicable indenture, (ii) the trust shall then pay any other claims, including expenses relating to such liquidation to the extent not paid, or reasonably provided for, pursuant to the applicable expense and indemnity agreement, and (iii) the trust shall then pay to the trust beneficial owner all amounts that would be payable under the indenture to the trust beneficial owner as if the trust beneficial owner held a note with an original principal amount of $15 (multiplied by the issue price of the related notes in the case of discount notes). Any remaining monies and other property shall be paid ratably in proportion to their original principal amounts to the holders last noted in the register as the holders of the notes and the trust beneficial owner (as if the trust beneficial owner held a note with an original principal amount of $15 (multiplied by the issue price of the related notes in the case of discount notes) and as if each such holder continued to hold its notes after all amounts due on such notes under the indenture have been paid).

Bankruptcy Concerns

In the trust agreement, the trustee and the trust beneficial owner agree that neither party will institute against the trust any bankruptcy proceeding. Also, in the indenture, the indenture trustee agrees that it will not institute against the trust any bankruptcy proceeding for payments due the indenture trustee. However, during an event of default, the indenture trustee (on behalf of the holders of notes) or the holders of notes may accelerate payments of principal and interest under the notes as well as institute bankruptcy proceedings against the trust. If a bankruptcy proceeding is commenced against the trust, we do not anticipate that the assets of the trust will be consolidated with the assets of any other party. As the sole asset of each trust is a funding agreement issued by us, upon a proceeding for our liquidation, rehabilitation, conservation or supervision or similar event, an event of default under the notes issued by each trust will occur and the indenture trustee on behalf of the noteholders will have a claim against us in such proceeding. We have been advised by counsel that such claim will be a policyholder claim against our assets. See “Description of The Funding Agreements — Priority”. No other creditors or policyholders of ours should have a claim against the funding agreement held by each trust or any claims thereunder.

The Trustee

Pursuant to each trust agreement, the trustee is acting as the sole trustee of the applicable trust. The trustee will conduct the activities of each trust. The trustee will only perform those duties set forth in each trust agreement. Among other items, the trustee, on behalf of the trust, will:

•	enter into the applicable documents relating to the series of notes;

•	collaterally assign and grant a security interest in the funding agreement held in the trust to the indenture trustee for the benefit of the holders of the related series of notes;

•	file any required tax returns or tax information; and

•	maintain the books and records of the trust.

The trustee’s conduct of the affairs of the applicable trust shall also include the power to send notices regarding its notes and the applicable funding agreement to the rating agencies and other third parties and, after the occurrence of an event of default under the applicable funding agreement, to protect and conserve the collateral for the benefit of each holder of the trust’s notes. See “Description of the Notes — Covenants.”

The trustee will not be liable under the trust agreement under any circumstances or for any action or failure to act, except for (i) its own willful misconduct, bad faith or negligence or (ii) the inaccuracy of any representation or warranty contained in the trust agreement made by the trustee.

The trustee may resign by giving at least 90 days written notice to the trust beneficial owner and the indenture trustee. If at any time the trustee ceases to be eligible to serve as the trustee under the trust agreement, or the trustee is unable to serve as trustee, or is bankrupt or insolvent, then the trust beneficial owner and indenture trustee may remove the trustee. No resignation or removal of the trustee and no appointment of a successor trustee shall become effective until the acceptance of appointment by the successor trustee.

U.S. Bank National Association (“U.S. Bank”) will act as trustee under the applicable trust agreements. U.S. Bancorp, with total assets exceeding $266 billion as of December 31, 2008, is the parent company of U.S. Bank, the sixth largest commercial bank in the United States. As of December 31, 2008, U.S. Bancorp served approximately 14.9 million customers, operated 2,791 branch offices in 24 states and had over 54,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities. The trust agreements will be administered from U.S. Bank’s corporate trust office located at 209 South LaSalle Street, Suite 300, Chicago, Illinois.

U.S. Bank has provided corporate trust services since 1924. As of December 31, 2008, U.S. Bank was acting as trustee with respect to over 76,000 issuances of securities with an aggregate outstanding principal balance of over $2.3 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of December 31, 2008, U.S. Bank (or its affiliate U.S. Bank Trust National Association) was acting as trustee on 4 issuances of insurance policy-backed securities, involving more than 456 series of such securities with an outstanding aggregate principal balance of approximately $19,342,704,982.

The Trust Beneficial Owner

GSS Holdings II, Inc. as the trust beneficial owner will be the sole beneficial owner of each trust. The beneficial interest in each trust:

•	will be purchased by the trust beneficial owner for $15 (or, in the case of a trust that issues discount notes, such other amount as corresponds to the discount on such notes);

•	will be issued in book-entry form only;

•	will entitle the trust beneficial owner to receive payment in respect thereof on the same terms as the payments to be made to holders of the related series of notes; and

•	will be subordinated to the related series of notes and will not be secured by the collateral.

The trust beneficial owner will receive periodic distributions on its beneficial interest at the same rate and on the same day that holders of notes of the related series of notes receive interest payments. On the maturity date of the trust beneficial owner’s beneficial interest and the related series of notes, the trust will redeem the principal amount of the related series of notes and the principal amount of the trust beneficial interest.

No Affiliation

None of us or any of our officers, directors, subsidiaries or affiliates owns any beneficial interest in any trust nor has any of these persons or entities entered into any agreement with any trust other than in furtherance of the issuance of notes from time to time as contemplated by this prospectus.

None of us or any of our officers, directors, subsidiaries or affiliates is affiliated with the trustee, the trust beneficial owner or the indenture trustee relating to the notes.

Recordkeeping

Each trust will:

•	maintain separate and distinct records; and

•	hold and account for the assets associated with each such trust separately from our assets or from the assets of any other trust.

On behalf of the trusts, as depositor, we will be subject to certain reporting requirements under the Exchange Act.

Expenses

We have entered into a separate expense and indemnity agreement with each of the indenture trustee, the custodian (see “Description of the Notes — Collateral”), the trust beneficial owner and the trustee (on behalf of itself and each trust to be formed in connection with the issuance of a series of notes). We will enter into an expense and indemnity agreement with additional service providers appointed from time to time. Under each expense and indemnity agreement, we will pay certain costs and expenses relating to the offering, sale, issuance and administration of any series of notes and certain costs, expenses and taxes incurred by a trust and will indemnify the indenture trustee, the custodian, the trust beneficial owner, the trustee, each trust and additional service providers with respect to certain matters. Forms of each expense and indemnity agreement have been filed as exhibits to the registration statement (which includes this prospectus) and are incorporated into this prospectus by reference. Executed copies of each expense and indemnity agreement may be inspected during normal business hours at our principal executive offices set forth on the cover page of this prospectus. See “Fees and Expenses” below.

Amendment

Each trust agreement may be amended by the trustee and the trust beneficial owner:

•	in any way that is not inconsistent with the intent of the trust agreement and that does not adversely affect, in any material respect, the terms of any notes;

•	with the prior consent of the holders of a majority of the outstanding principal amount of affected notes, in any way that would adversely affect, in any material respect, the terms of any such notes; and

•	with the prior consent of each affected holder, to (1) change the amount or timing of any payment of any trust beneficial interest or series of notes or (2) impair the right of the trust beneficial owner or any noteholder to institute suit for the enforcement of any right for principal and interest or other distribution.

Subject to the second and third bullet points above, the trustee and the trust beneficial owner may amend each trust agreement, without the consent of any noteholder, at any time to the extent necessary to ensure that the applicable trust will be disregarded or treated as a grantor trust (assuming that any such trust were not disregarded) for United States federal income tax purposes or to ensure that the applicable trust will not be required to register as an investment company under the Investment Company Act of 1940, as amended. We shall advise each rating agency that is then rating the program or any series of notes of any such amendment.

Fiscal Year End

Unless otherwise specified in the applicable pricing supplement, the fiscal year of each trust will end on December 31.

DESCRIPTION OF THE NOTES

The following is a general description of the terms of the notes. We will provide specific terms of a series of notes in the applicable prospectus supplement and a pricing supplement to this prospectus. For purposes of this prospectus, “business day” shall have the meaning set forth in the applicable prospectus supplement or the applicable pricing supplement.

Each series of notes will be issued pursuant to an indenture, between the applicable trust and Citibank, N.A., as indenture trustee (the “indenture trustee”), which will adopt and incorporate the standard indenture terms in its entirety. The indenture is included in the form of omnibus instrument. Copies of the form of standard indenture terms and the form of omnibus instrument (including the form of indenture) are filed as exhibits to the registration statement (of which this prospectus is a part) and are incorporated into this prospectus by reference. With respect to a particular trust, we refer to the applicable indenture and the standard indenture terms as the “indenture.” The following summary highlights some of the provisions of the applicable indenture, but it may not contain all of the information that is important to you. We do not restate the indenture in its entirety and we urge you to read the indenture, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

Except as described in the applicable prospectus supplement or the applicable pricing supplement, each indenture will not limit the amount of notes that a trust may issue. A trust may only issue one series of notes. A series of notes will be the trust’s unconditional, direct, non-recourse, secured and unsubordinated obligation. Each series of notes will be secured by a funding agreement relating to that series of notes.

The notes may be offered to institutional or retail investors. Notes offered to institutional investors will be offered under the prospectus supplement to this prospectus relating to our secured medium-term notes program. These notes:

•	may bear interest at a fixed rate or floating rate or bear no interest at all;

•	may be amortizing notes, meaning that a portion or all of the principal amount is payable prior to the stated maturity in accordance with a schedule or by application of a formula;

•	may be discount notes that do not bear interest currently or bear interest at a rate that is below market rates at the time of issuance;

•	may have redemption and/or repayment provisions, if applicable, whether mandatory or at the option of the trust or the holders of the notes;

•	will not contain a survivor’s option, permitting optional repayment of notes of a series of notes, subject to certain limitations, prior to maturity, if requested, following the death of the beneficial owner of notes of that series of notes;

•	may be denominated in U.S. Dollars or one or more foreign currencies; and

•	may provide for the payment of additional amounts relating to any required withholding if specified in the applicable pricing supplement.

Each fixed rate note offered to institutional investors will bear interest at the rate specified in the applicable pricing supplement. Each floating rate note offered to institutional investors will bear interest at a rate determined by reference to one or more of the following interest rate bases, which will be specified in the applicable pricing supplement:

•	the CD Rate;

•	the CMT Rate;

•	the Commercial Paper Rate;

•	the Constant Maturity Swap Rate;

•	the Eleventh District Cost of Funds Rate;

•	EURIBOR;

•	the Federal Funds Open Rate;

•	the Federal Funds Effective Rate;

•	LIBOR;

•	the Prime Rate; or

•	the Treasury Rate.

These interest rate bases are further described in the prospectus supplement to this prospectus relating to our secured medium-term notes program.

Notes offered to retail investors will be offered under the prospectus supplement to this prospectus relating to the INGsm USA CoreNotes® program. These notes:

•	may bear interest at a fixed rate or floating rate or bear no interest at all;

•	will not be amortizing notes;

•	may be discount notes that do not bear interest currently or bear interest at a rate that is below market rates at the time of issuance;

•	may have redemption and/or repayment provisions, if applicable, whether mandatory or at the option of the trust or the holders of the notes;

•	may contain a survivor’s option, permitting optional repayment of notes of a series of notes, subject to certain limitations, prior to maturity, if requested, following the death of the beneficial owner of notes of that series of notes;

•	will be denominated in U.S. Dollars only; and

•	will not provide for the payment of additional amounts relating to any required withholding under any circumstances.

Each fixed rate note offered to retail investors will bear interest at the rate specified in the applicable pricing supplement. Each floating rate note offered to retail investors will bear interest at a rate determined by reference to one or more of the following interest rate bases, which will be specified in the applicable pricing supplement:

•	the CD Rate;

•	the CMT Rate;

•	the Commercial Paper Rate;

•	the Constant Maturity Swap Rate;

•	the Federal Funds Open Rate;

•	the Federal Funds Effective Rate;

•	LIBOR;

•	the Prime Rate; or

•	the Treasury Rate.

These interest rate bases are further described in the prospectus supplement to this prospectus relating to the INGsm USA CoreNotes® program.

At the time of sale of a series of notes, at least one nationally recognized statistical rating organization will have rated the notes in one of its generic rating categories which signifies investment grade.

Material United States federal income tax considerations relating to the notes will be described in the applicable prospectus supplement.

Each indenture and the notes will be governed by the internal laws of the State of New York, except to the extent that the validity or perfection of the ownership of and security interest in the relevant funding agreement of the relevant trust or remedies under the indenture in respect thereof may be governed by the laws of a jurisdiction other than the State of New York.

Collateral

Under the indenture, the funding agreement issued to and deposited into a trust by us in exchange for the proceeds from the offering of its series of notes will be collaterally assigned by the trust, and the trust will grant a security interest in the funding agreement, to the indenture trustee for the benefit of the holders of the related series of notes. Accordingly, each series of notes will be secured by a perfected security interest in the collateral, consisting of the trust’s rights, title and interest in and to:

•	the relevant funding agreement held in the relevant trust;

•	all proceeds of the relevant funding agreement and all amounts and instruments on deposit from time to time in the related collection account; and

•	all books and records pertaining to the relevant funding agreement.

Under the custodial agreement entered into among the indenture trustee, U.S. Bank National Association (the “custodian”) and the trustee (on behalf of each trust to be formed in connection with the issuance of a series of notes), and, upon the collateral assignment of and grant of security interest in the funding agreement, the custodian will hold the funding agreement on behalf of the indenture trustee in the State of Colorado. The custodian will hold the funding agreement in an account which is segregated from all other accounts maintained by the custodian. The trustee and the custodian are affiliates.

Covenants

Under the indenture, the trustee, acting on behalf of the trust, will make certain covenants to the indenture trustee for the benefit of noteholders. In addition, the indenture requires the trust to hold funds in trust for payments under the notes, pay to the indenture trustee, acting in its capacity as servicer, principal, interest and premium (if any) due on the notes and take all necessary action to protect the collateral. Further, the trustee, acting on behalf of the trust, is obligated to deliver to the indenture trustee each year a trust certificate certifying it has fulfilled in all material respects its obligations under the indenture throughout such year. In addition to its other covenants, the trustee, acting on behalf of the trust has agreed that it will not, so long as any notes of its series are outstanding, take any of the following actions, except as otherwise permitted by the indenture:

•	sell, transfer, exchange, assign, lease, convey or otherwise dispose of any assets held in the trust (owned as of the date of the trust agreement or thereafter acquired), including, without limitation, any portion of the relevant collateral;

•	incur or otherwise become liable, directly or indirectly, for any debt obligation except for the notes of its series and the transactions contemplated thereby;

•	engage in any business or activity other than in connection with, or relating to, (1) the performance of the trust agreement and the execution, delivery and performance of any documents (other than the trust agreement), including the indenture, the funding agreement, the license agreement to be entered into between the trust and ING Groep N.V., the distribution agreement to be entered into among the trust, us and our agents and dealers (the “distribution agreement”), the expense and indemnity agreements and any other documents or instruments entered into by, or with respect to, the trust (all documents and instruments including the trust agreement are referred to herein collectively as the “Program Documents”), relating to any notes of its series issued under the indenture and the transactions contemplated thereby, and (2) the issuance of notes of its series pursuant to the indenture;

•	(1) permit the validity or effectiveness of the indenture or any grant of security interest in or assignment for collateral purposes of the applicable collateral to be impaired, or permit a lien created under the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person or entity to be released from any covenants or obligations under any document or agreement assigned to the indenture trustee, except as may be expressly permitted thereby, (2) create, incur, assume or permit any lien or other encumbrance (other than the lien created under the indenture) on any of its properties or assets owned or thereafter acquired, or any interest therein or the proceeds thereof or (3) permit a lien created under the indenture not to constitute a valid first priority perfected security interest in the applicable collateral;

•	amend, modify or fail to comply with any material provision of the trust agreement except for any amendment or modification of the trust agreement expressly permitted thereunder;

•	own any subsidiary or lend or advance any funds to, or make any investment in, any person, except for an investment in a funding agreement or the investment of any of its funds held by the indenture trustee, the paying agent or the trustee, as provided in the indenture or the trust agreement;

•	directly or indirectly declare or make any distribution or other payment to, or redeem or otherwise acquire or retire for value the interest of, the trust beneficial owner if any amount under the related series of notes is due and unpaid, or directly or indirectly redeem or otherwise acquire or retire for value any debt other than such series of notes;

•	cause or, to the fullest extent permitted by law, permit the sale or other transfer of all or a portion of any trust beneficial interest, or cause or, to the fullest extent permitted by law, permit the creation, incurrence, assumption or existence of any lien on all or a portion of any trust beneficial interest;

•	exercise any rights with respect to the relevant collateral except at the written direction of, or with the prior written approval of, the indenture trustee;

•	become an “investment company” or come under the “control” of an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended;

•	enter into any transaction of merger or consolidation or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any other person;

•	take any action that would cause the trust not to be disregarded or treated as a grantor trust (assuming such trust were not disregarded) for United States federal income tax purposes;

•	have any subsidiaries, employees or agents other than the trustee and other persons necessary to conduct its activities and enter into transactions contemplated under the Program Documents;

•	have an interest in any bank account other than the accounts required under the Program Documents, provided that any interest therein shall be charged or otherwise secured in favor of the indenture trustee;

•	issue any notes unless:

•	the trust has purchased, or will simultaneously purchase in connection with the issuance of a series of notes, a funding agreement from us to secure such notes;

•	we have affirmed to the trust in writing that we have made or simultaneously will make changes to our books and records to reflect the granting by the trust of a security interest in, and the making by the trust of an assignment for collateral purposes of, the relevant funding agreement to the indenture trustee with respect to a series of notes; and

•	the trust has taken such other steps as may be necessary to cause the indenture trustee’s grant of such security interest in, and assignment for collateral purposes of, the relevant funding agreement and other collateral to be perfected for purposes of the Uniform Commercial Code or effective against the trust’s creditors or subsequent purchasers of the relevant funding agreement and collateral pursuant to insurance or other applicable law;

•	permit any affiliate, employee, officer or agent of ING USA or any dealer or agent appointed under the distribution agreement to be a trustee of the trust;

•	commingle its assets with the assets of any affiliates or any other trust or guarantee any obligation of any of its affiliates or any other trust; or

•	maintain any joint account with any person or entity, become a party, whether as co-obligor or otherwise, to any agreement to which any person or entity is a party (other than in respect of the Program Documents), or become liable as a guarantor or otherwise with respect to any debt or contractual obligation of any person or entity.

Events of Default

Upon the occurrence of an Event of Default (as defined below), the notes may become due and payable at an amount equal to the outstanding principal amount plus accrued but unpaid interest and any other amounts payable or, if such notes are non-interest bearing, the amortized face amount of such notes or such other redemption amount as may be specified in the applicable pricing supplement.

The following will be “Events of Default” under the notes of any series:

•	the trust’s failure to pay the principal (other than any installment payment), when due and payable, of any note of such series and continuance of such failure for a period of one business day;

•	the trust’s failure to pay any interest, premium, if applicable, installment payments (if applicable) or any other amounts, when due and payable, on any note of such series and continuance of such failure for a period of seven business days;

•	any “event of default” (as defined in the funding agreement related to such series of notes) by us under the funding agreement securing the notes of such series (see “Description of the Funding Agreements — Funding Agreement Events of Default”);

•	the trust’s failure to observe or perform in any material respect any covenant contained in the indenture (other than those listed in the first, second and, if applicable, eighth bullet points herein) or the notes of such series for a period of 60 days after the date on which the indenture trustee provides the trust written notice by registered or certified mail, return receipt requested, specifying such failure, or the holder(s) of at least 25% in aggregate principal amount of the notes of the series provide the trust and the indenture trustee written notice in the same manner, specifying such failure and requiring such failure to be remedied and stating that it is a “notice of default”;

•	the indenture ceases to be in full force and effect (other than in accordance with its terms) or is declared null and void, or the indenture trustee fails to have or maintain a validly created and perfected security interest subject to no prior liens or security interests in the collateral required to secure the notes of such series, or any person successfully claims as finally determined by a court of competent jurisdiction that any lien with respect to the collateral is void or that the enforcement of such lien or any other recourse by the indenture trustee is materially limited because of any preference, fraudulent transfer, conveyance or similar law;

•	either (1) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the trust or the relevant collateral in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in the applicable jurisdiction, which decree or order is not stayed, or any other similar relief shall be granted under any applicable law, or (2) an involuntary case shall be commenced against the trust or the relevant collateral under any applicable bankruptcy, insolvency or other similar law of the applicable jurisdiction, or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the trust or the relevant collateral, or over all or a substantial part of its property, shall have been entered, or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the trust or the relevant collateral for all or a substantial part of the trust’s property, or a court having jurisdiction in the premises shall enter a decree or order declaring the dissolution of the trust, or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the trust’s property and any such event described in this clause (2) shall continue for 60 days unless dismissed, bonded or discharged;

•	either (1) the trust shall have an order for relief entered with respect to the trust or shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law of the applicable jurisdiction, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of the trust’s property, or the trust shall make any assignment for the benefit of creditors, or (2) the trust shall fail or be unable, or the trust admits in writing the trust’s inability, to pay the trust’s debts as such debts become due, or the trustee shall adopt any resolution or otherwise authorize any action to approve or for the purpose of effecting any of the actions referred to in this paragraph; or

•	any other Event of Default provided in any pricing supplement and the applicable notes of such series or the indenture.

When an Event of Default specified in the fourth, fifth or eighth bullet point above shall have occurred and be continuing, the indenture trustee or the holder(s) of at least 25% in aggregate principal amount of the outstanding notes of the affected series may, by written notice to the trust and the indenture trustee (if applicable), declare the principal of and all accrued and unpaid interest and any other amounts payable on the notes of such series to be due and payable. Such amounts shall become due and payable on the date the written declaration is received by the trust. This provision, however, is subject to the condition that, at any time after the principal of the notes of such series shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered, the holder(s) of at least 66 2/3% in aggregate principal amount of the notes of such series then outstanding by written notice to the trust and the indenture trustee may rescind and annul such declaration and its consequences with respect solely to such series, subject to certain conditions, but no such rescission and annulment shall affect any subsequent default or shall impair any right consequent thereon. If an Event of Default specified in the first, second, third, sixth or seventh bullet point above occurs, the principal of and accrued and unpaid interest and any other amounts payable on the notes of such series will be immediately due and payable without any declaration or other action by the trust, the indenture trustee or the holder of any note.

The Events of Default described above (other than the Event of Default specified in the third bullet point above) are different from the funding agreement defaults described later in this prospectus under the heading “Description of the Funding Agreements — Funding Agreement Events of Default.” In certain circumstances, an Event of Default may occur and give rise to an acceleration of principal and interest on the notes of a series without there being a corresponding funding agreement default and acceleration of payment obligations under the related funding agreement. In such a case, there would be no or limited funds available to pay the accelerated principal and interest under the notes. In such a case, the indenture trustee, acting for the benefit of the holders of the applicable series of notes, will be limited to a proceeding against the funding agreement and the related collateral. However, because under such circumstances we would not be under any obligation to accelerate our payment obligations under the funding agreement, the indenture trustee could only:

•	continue to receive scheduled periodic payments under the collateral, including any applicable funding agreement;

•	dispose of the collateral, including the funding agreement, subject to obtaining our consent; or

•	exercise any combination of the foregoing.

Any such disposition of collateral could be made on unfavorable terms and result in material losses to the holders of the applicable series of notes.

The trustee, acting on behalf of the trust, will promptly inform the indenture trustee in writing of the occurrence of an Event of Default or an occurrence, with notice or the lapse of time, that would become an Event of Default. The indenture trustee will promptly provide notice of such event to each rating agency then rating the applicable series of notes and, within 90 days of such event, the indenture trustee will provide notice of such event to the holders of the applicable series of notes. We shall advise each rating agency that is then rating the program or any series of notes of any such Event of Default.

By the 15th day of April in each year during which the applicable series of notes remains outstanding, the trustee, acting on behalf of the trust, will provide evidence to the indenture trustee of the absence or an occurrence of an Event of Default concerning the series of notes.

Application of Money Collected Under the Indenture

On or prior to the issue date of a series of notes, ING USA will establish a collection account with the indenture trustee in the name of the trust. This account shall collect payments received under the applicable funding agreement for the benefit of the related noteholders and shall be segregated from any other account maintained by the indenture trustee.

Following an Event of Default and during the continuance thereof, with respect to a series of notes, any moneys that may then be held or thereafter received by the indenture trustee as security with respect to the notes of such series shall be held in the relevant collection account and shall be applied in the following order, at the dates and manner fixed by the indenture trustee:

first, to the (i) indenture trustee, registrar, transfer agent, paying agent and calculation agent, their agents and counsel, for all amounts due them under the indenture, to be shared pro rata among them, in an aggregate amount of no more than $250,000 for all series of notes issued by all trusts outstanding to the extent not previously paid and (ii) trustee and custodian, their agents and counsel, for all amounts due them under the indenture, to be shared pro rata amongst them, in an aggregate amount of no more than $250,000 for all series of notes issued by all trusts outstanding, to the extent not previously paid; provided, however, that such amounts described in clauses (i) and (ii) above shall rank pari passu;

second, to the payment of the amounts then due and unpaid upon the notes of the relevant series for principal and interest and all other amounts in respect of which or for the benefit of which such amount has been collected, ratably, without preference or priority of any kind, according to the aggregate principal amounts due and payable on such notes; and

third, any remaining balance shall be paid to the trust and such remaining balance shall be distributed by the trustee in accordance with the trust agreement as described under “Description of the Trusts — Application of Money Received by the Trustee on Behalf of a Trust”.

If no Event of Default exists, the following priority of payments shall apply:

first, to the payment of the amounts then due and unpaid upon the notes of the relevant series for principal and interest and all other amounts in respect of which or for the benefit of which such amount has been collected, ratably, without preference or priority of any kind, according to the aggregate principal amounts due and payable on such notes; and

second, any remaining balance shall be paid to the trust and such remaining balance shall be distributed by the trustee in accordance with the applicable trust agreement as described under “Description of the Trusts — Application of Money Received by the Trustee on Behalf of a Trust”.

We will pay the costs and expenses incurred by a trust under the expense and indemnity agreements with each of the indenture trustee, the custodian, the trust beneficial owner and the trustee (on behalf of itself and the trust) and any additional service provider appointed from time to time. See “Fees and Expenses.”

Except as expressly set forth in the indenture, none of the indenture trustee, any paying agent, the registrar or any of their successors, employees, officers, directors, affiliates or agents shall have any claim or rights of any nature in or to the relevant collateral, whether as a result of set-off, banker’s lien or otherwise.

Certain Rights of Holders

The holder(s) of a majority in aggregate principal amount of the notes of any series at the time outstanding, who provide the indenture trustee with indemnification satisfactory to the indenture trustee, shall have the right to direct the time, method, and place of conducting any proceeding for exercising any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee by the indenture, in each case solely in respect of such series of notes, including with respect to the collateral, provided, however, that such direction shall not be in conflict with any rule of law or the indenture, the indenture trustee may take any other action deemed proper by the indenture trustee that is not inconsistent with such direction and the indenture trustee need not take any action which in its reasonable judgment would result in personal liability for the indenture trustee.

No holder of the notes of a series shall have any right to institute any proceedings, judicial or otherwise, with respect to the indenture or any agreement or instrument included in the collateral for such series of notes or for the appointment of a receiver or trustee, unless:

•	such holder has previously given written notice to the indenture trustee of a continuing Event of Default with respect to such series of notes;

•	the holder(s) of notes representing not less than 25% of the aggregate principal amount of the outstanding notes of such series shall have made written request to the indenture trustee to institute proceedings in respect of such Event of Default in its own name as the indenture trustee;

•	such holder(s) have offered to the indenture trustee indemnity or security satisfactory to it against the costs, expenses and liabilities to be reasonably incurred in compliance with such request;

•	the indenture trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the indenture trustee during such 60 day period by the holder(s) of notes of any series representing at least 66 2/3% of the aggregate principal amount of the outstanding notes of such series.

With respect to the above, no holder(s) of notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of the indenture to affect, disturb or prejudice the rights of any other holder of any note of the relevant series or to obtain or to seek to obtain priority or preference over any other holder of any note of the relevant series to enforce any right under the indenture, except in the manner therein provided and for the equal and ratable benefit of all the holders of the notes of the relevant series.

Notwithstanding the foregoing, nothing in the notes of the relevant series or the indenture will prevent any relevant holder from enforcing its right to receive payment of the principal of and interest on such notes, or any other amount payable under such notes or the indenture, when and to the extent such payments become due and such rights will not be impaired without the consent of such holder.

Since we are a registrant, purchasers of notes may proceed directly against us to enforce their rights under the United States federal and state securities laws. The right by such purchasers to proceed against us, with respect to the applicable funding agreement, under the United States federal and state securities laws is no different than if we had issued the funding agreement directly to such purchasers.

Reports to Holders

Pursuant to the terms of each indenture, within ten days following any distribution made or scheduled to be made on the notes, the indenture trustee shall deliver to us a report that contains the relevant payment information, the current principal amount of the notes and applicable funding agreement and the compensation received by the indenture trustee during the period relating to such payment. As depositor, we will file this report as an exhibit to the distribution report on Form 10-D within fifteen days of the distribution date. As depositor, we will also file an annual report with respect to each trust on Form 10-K. For information on receiving copies of these reports, see “Where You Can Find More Information” above.

In accordance with the terms of the Trust Indenture Act of 1939, as amended, the indenture trustee will be required to transmit to holders of notes reports with respect to certain matters, including any changes to the eligibility and qualifications of the indenture trustee, conflicting interests of the indenture trustee, any unpaid advances made by the indenture trustee, and any actions by the indenture trustee that materially affect the applicable notes or collateral. A copy of each such report shall, at the time of such transmission to the holders of notes, be filed with each stock exchange upon which the applicable note may be listed, and also with the SEC.

Modifications and Amendments

Modifications and Amendments Without Consent of Holders

Each trust may enter into a supplemental indenture with the indenture trustee at any time, without the consent of any holder of notes, for the purpose of:

•	curing any ambiguity or correcting or supplementing any provision contained in the indenture, the notes of the relevant series or any supplemental indenture, which may be defective or inconsistent with any other provision contained in the indenture, the notes of that series, the relevant supplemental indenture, the relevant funding agreement or any other Program Documents, which shall not materially adversely affect the interests of any holder of the relevant series of notes (as evidenced by an opinion of counsel);

•	adding to the trust’s covenants or those of the indenture trustee for the benefit of the holders of the applicable series of notes or to surrender any right or power conferred in the indenture on the trust;

•	adding any additional Events of Default to the indenture;

•	evidencing and providing for the acceptance of appointment by a successor indenture trustee with respect to the notes of the applicable series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust or the applicable series of notes under the indenture by more than one trustee;

•	providing for the issuance of and establishing the forms and terms and conditions of notes of the applicable series; or

•	establishing the form of any certifications required to be furnished pursuant to the terms of the indenture or the applicable series of notes.

We shall advise each rating agency that is then rating the program or any series of notes of any such supplemental indenture.

Modifications and Amendments With Consent of Holders

Each trust and the indenture trustee may enter into one or more supplemental indentures for the purpose of making any amendment or modification to the notes of the applicable series or the indenture or modifying in any manner the rights of any holder of notes with consent of the holder(s) representing a majority in aggregate principal amount of the notes of the applicable series at the time outstanding. However, no such supplemental indenture may, without the affirmative consent or affirmative vote of the holder of each note of the applicable series affected thereby:

•	change the stated maturity of the principal of or any installment of interest on any note of the applicable series;

•	reduce the principal amount of or interest on any note of the applicable series;

•	change any place of payment where, or the coin or currency in which the principal of or interest on, any note of the applicable series is payable;

•	impair or affect the right of any holder of the applicable series to institute suit for the enforcement of any payment on or with respect to the notes of the applicable series;

•	reduce the percentage of the aggregate principal amount of the outstanding notes of the applicable series the consent of the holders of which is required for any supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with provisions of the indenture or defaults thereunder and their consequences provided for in the indenture;

•	modify any of the provisions of the indenture respecting modifications and amendments, except to increase any percentage specified in the indenture or to provide that additional provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note of the applicable series;

•	modify or alter the provisions of the definition of “Outstanding” in the indenture;

•	modify or affect in any manner adverse to the interest of any holder of notes of the applicable series the terms and conditions of the applicable trust’s obligations regarding the due and punctual payment of the principal of, interest on or any other amounts due with respect to the notes of such series; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of such indenture with respect to any part of the collateral of the applicable series of notes or terminate the lien of such indenture on any property held for the benefit and security of holders of notes of the applicable series or deprive the holder or any note of the applicable series of the security afforded by the collateral.

We shall advise each rating agency that is then rating the program or any series of notes of any such supplemental indenture.

The trust will not enter into any supplemental indenture with the indenture trustee (either with or without the consent of the holders of notes) that would cause any trust not to be disregarded or treated as a grantor trust (assuming any such trust were not disregarded) for United States federal income tax purposes, as evidenced by an opinion of counsel.

Indenture Trustee and Servicer

Under the indenture, if an Event of Default with respect to the applicable series of notes has occurred and is continuing, the indenture trustee is obligated to exercise such of the rights and powers vested in it by the indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

Except during the continuance of an Event of Default, the indenture provides that the indenture trustee shall perform only those duties that are specifically set forth therein, and no implied covenants or obligations of the indenture trustee will be read into the indenture and in the absence of bad faith on its part, the indenture trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the indenture trustee and conforming to the requirements of the indenture; but in the case of any such certificates or opinions which by any provision of the indenture are specifically required to be furnished to the indenture trustee, the indenture trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of the indenture.

No provision of the indenture will be construed to relieve the indenture trustee from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misconduct, except that:

•	this paragraph does not limit the effect of the immediately preceding paragraph;

•	the indenture trustee will not be liable for any error of judgment made in good faith by a responsible officer, unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts;

•	the indenture trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with the direction of the holders of notes representing a majority of the aggregate principal amount of the notes of the applicable series then outstanding (or if an Event of Default under the notes has occurred and the holders direct the indenture trustee to take action as described under “— Certain Rights of Holders” above) relating to the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred upon the indenture trustee, under the indenture; and

•	no provision of the indenture requires the indenture trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties thereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The indenture trustee may resign at any time by giving not less than 60 days’ prior written notice thereof to the trust and the holders of the applicable series of notes. If no successor indenture trustee shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning indenture trustee may petition any court of competent jurisdiction for the appointment of a successor indenture trustee.

If at any time:

•	the indenture trustee shall cease to be eligible to serve as indenture trustee under the requirements of the indenture and shall fail to resign after written request by the trust or any applicable holder of notes of such series (who has been a bona fide holder of a note for at least six months);

•	the indenture trustee shall become incapable of acting with respect to the applicable series of notes or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of the indenture trustee or of its property shall be appointed, or any public officer shall take charge or control of the indenture trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

•	the indenture trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act of 1939, as amended, with respect to the applicable series of notes after written request by the trust or any applicable holder of notes of such series (who has been a bona fide holder of a note for at least six months);

then the trust (except upon the occurrence and during the continuation of an Event of Default) may petition any court of competent jurisdiction to remove the indenture trustee with respect to such series of notes and appoint a successor indenture trustee.

In addition to the right of petition given to the resigning indenture trustee and the right of removal given to the trust pursuant to the preceding paragraphs, any holder who has been a bona fide holder of notes of the applicable series for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor indenture trustee or the removal of the indenture trustee and the appointment of a successor indenture trustee, as the case may be.

Holders of a majority in aggregate principal amount of the notes of the applicable series at the time outstanding may at any time remove the indenture trustee with respect to the notes of the applicable series and appoint a successor indenture trustee with respect to the notes of the applicable series by delivering to the indenture trustee so removed, to the successor indenture trustee so appointed and to the trust the evidence required for such action by the indenture.

If the indenture trustee resigns, is removed or becomes incapable of acting, or if a vacancy occurs in the office of the indenture trustee for any reason, the trust shall promptly appoint a successor indenture trustee. No resignation or removal of the indenture trustee and no appointment of a successor indenture trustee shall become effective until the acceptance of appointment by the successor indenture trustee. If, within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor indenture trustee shall be appointed by holders of notes representing a majority in aggregate principal amount of the outstanding notes of the applicable series delivered to the trust and the retiring indenture trustee, the successor indenture trustee so appointed shall, upon its acceptance of such appointment, become the successor indenture trustee and supersede the successor indenture trustee appointed by the trust.

The indenture trustee and each successor indenture trustee must be a United States person within the meaning of section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”).

With respect to any series of notes as to which affiliates of the indenture trustee will serve as an agent, the relevant trust will appoint an eligible and unaffiliated entity to serve as indenture trustee with respect to such series of notes, instead of the indenture trustee.

The indenture trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as indenture trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the fourth quarter of 2008, Citibank’s Agency and Trust group manages in excess of $4.5 trillion in fixed income and equity investments on behalf of approximately 2,800 corporations worldwide. Since 1987, Citibank Agency and Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the fourth quarter of 2008, Citibank, N.A. acts as trustee and paying agent for various funding agreement backed note programs with approximately 342 trusts outstanding.

Meetings of Holders

A meeting of holders of notes of the applicable series may be called at any time and from time to time pursuant to the indenture to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the indenture to be made, given or taken by such holders of such series of notes.

Unless otherwise provided in the notes of the applicable series, the indenture trustee may at any time call a meeting of holders of notes of the applicable series for any purpose specified in the preceding paragraph, to be held at such time and at such place in The City of New York or at such other place as the indenture trustee shall determine. Notice of every meeting of such holders of notes of the applicable series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, must be given not less than 21 nor more than 180 days prior to the date fixed for the meeting.

Subject to the provisions under “— Modification and Amendments” above and Section 316 of the Trust Indenture Act of 1939, as amended, any resolution passed or decision taken at any meeting of holders of notes of the applicable series duly held in accordance with the indenture will be binding on all of the holders of notes of the applicable series, whether or not such holders were present or represented at the meeting.

Nonrecourse Enforcement

Notwithstanding anything to the contrary contained in the indenture or the notes, other than as described below, none of us, our officers, directors, affiliates, employees or agents, the trust and none of its trustees, beneficial owners (including the trust beneficial owner) or agents, or any of their respective officers, directors, affiliates, employees or agents, all of whom we refer to collectively in this prospectus and the accompanying prospectus supplement as the “nonrecourse parties,” will be personally liable for the payment of any principal, interest or any other sums at any time owing under the terms of any notes. If any Event of Default shall occur with respect to a series of notes, the right of the holder(s) of the notes of such series and the indenture trustee on behalf of such holder(s) in connection with a claim on such series of notes will be limited solely to a proceeding against the collateral for such series of notes.

Neither such holder(s) nor the indenture trustee on behalf of such holder(s) will have the right to proceed against the nonrecourse parties or the assets of any other trust to enforce the relevant series of notes (except that to the extent they exercise their rights, if any, to seize the funding agreement securing the notes held by such holder(s), they may enforce the funding agreement against us) or for any deficiency judgment remaining after foreclosure of any property included in the collateral. However, this will not in any manner or way constitute or be deemed a release of the debt or other obligations evidenced by the notes or otherwise affect or impair the enforceability against the assets of the relevant trust of the collateral or any other instrument or agreement evidencing, securing or relating to the indebtedness or the obligations evidenced by the notes. The holders of notes are not precluded from foreclosing upon any property included in the collateral.

Enforcement of Rights Under Securities Laws

Since we are the depositor and a statutory issuer of the notes, purchasers of notes may proceed directly against us to enforce their rights under the United States federal and state securities laws. The right by such purchasers to proceed against us, with respect to the applicable funding agreement, under the United States federal and state securities laws is no different than if we had issued the funding agreement directly to such purchasers.

Miscellaneous

Notices

All notices regarding notes may be sent by overnight courier or first class mail (or equivalent) or (if posted to an overseas address) by airmail, postage prepaid, to the registered owners of the notes as their names appear in the note register maintained by the registrar or, for book-entry notes, notice may be given to The Depository Trust Company for communication by it to its accountholders or by delivery.

Governing Law; Submission to Jurisdiction

The indenture and the notes of each series shall be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the validity or perfection of the ownership of and security interest in the relevant funding agreement of the relevant trust or remedies under the indenture in respect thereof may be governed by the laws of a jurisdiction other than the State of New York. All judicial proceedings brought against the trust or the indenture trustee arising out of or relating to the indenture, any note or any portion of the collateral may be brought in a United States federal court of competent jurisdiction located in New York City, the Borough of Manhattan, provided that the pricing supplement for any series of notes may specify other jurisdictions as to which the trust may consent to the nonexclusive jurisdiction of its courts with respect to such series of notes.

DESCRIPTION OF THE FUNDING AGREEMENTS

This section provides a summary of the material terms and conditions of the funding agreements issued under this program. Specific terms of a funding agreement issued with respect to a series of notes and the extent to which these general provisions apply to that funding agreement will be provided in the applicable prospectus supplement and pricing supplement to this prospectus. This summary is not complete and you should read the detailed provisions of the funding agreement. A copy of the form of the funding agreement is filed as an exhibit to the registration statement (of which this prospectus is a part) and is incorporated into this prospectus by reference.

General

Each funding agreement will be issued by us to the applicable trust and will be held separately as collateral by the indenture trustee (or its custodian) for the benefit of the holders of the related series of notes. Each funding agreement will represent our unsecured obligation. Under each funding agreement, the applicable trust shall pay us a deposit in an amount equal to the issue price (expressed as a percentage) of the notes multiplied by the aggregate principal amount of the series of notes plus the aggregate amount of the trust beneficial interest issued in connection with such funding agreement plus accrued interest, if any, less any commission or compensation payments due to any person. Such deposit shall be made in the currency in which such notes are denominated. Upon receipt of such deposit, we shall then be obligated to establish a bookkeeping account which will evidence our obligation under the funding agreement. Unless otherwise specified in the applicable pricing supplement, the deposit of such obligation will be deemed to be equal to the aggregate face amount of the notes of such series of notes plus the aggregate amount of the trust beneficial interest and interest, if any, will accrue on such balance at such rate and upon such terms as is accruing on the applicable series of notes. Unless otherwise specified in the applicable pricing supplement, for a funding agreement securing a series of notes other than discount notes, the aggregate of the deposits received pursuant to the funding agreement (as specified in the applicable schedule to such funding agreement), less any withdrawals to make payments under such funding agreement (other than additional amounts, if applicable), plus any interest accrued pursuant to such funding agreement, all as set forth in the applicable schedule to such funding agreement, is referred to as the “guaranteed fund.” Unless otherwise specified in the applicable pricing supplement, for a funding agreement securing a series of notes that are discount notes, the aggregate of the deposits received pursuant to the funding agreement (as specified in the applicable schedule to such funding agreement), less any withdrawals to make payments under such funding agreement (other than additional amounts, if applicable), plus any accrual of discount (determined in accordance with the applicable series of notes), plus, if applicable, any interest accrued pursuant to such funding agreement, all as set forth in the applicable schedule to such funding agreement, is referred to as the “guaranteed fund.” The bookkeeping account established to evidence the guaranteed fund is a general account obligation and shall not be an obligation of any of our separate accounts.

Under each funding agreement, we will be obligated to make or cause to be made certain payments as are necessary to permit the trust to meet in full its scheduled payment obligations under the relevant series of notes. Therefore, the currency of denomination, maturity, redemption, repayment and interest rate provisions of the funding agreement issued by us to the trust shall be structured so that the payments made by or at the direction of us will enable the trust to meet its requisite obligations under the relevant series of notes. The repayment of principal on such funding agreement will occur at the stated date of maturity of the funding agreement, or, under certain circumstances specified by the terms of the funding agreement, at a date or dates prior to maturity. Amounts received by a trust in respect of interest or principal on a funding agreement will be applied to all payments due the holders of notes of the related series of notes and beneficial interest for that trust. Unless otherwise specified in the applicable pricing supplement, each funding agreement provides that all such payments are intended to be made without any United States tax withholding obligations. Any amendment or modification to the terms of a series of notes made after the effective date of the relevant funding agreement will not affect our payment obligations pursuant to the relevant funding agreement, unless such amendment or modification has been consented to in writing by us. Additional terms of each funding agreement will be described in the applicable prospectus supplement and pricing supplement.

A funding agreement is a type of insurance company product in which the purchaser, usually an institutional investor, pays the insurance company a deposit and, in turn, receives scheduled payments of principal and interest. The deposit we receive on the issuance of a funding agreement under this program will be part of our general account and not allocated to any of our separate accounts. Our general account is the account which contains all of our assets and liabilities other than those held in our separate accounts. Separate accounts are segregated accounts which are established for certain products that we sell. A separate account holds assets and liabilities specifically related to one or more products and segregates these assets and liabilities from the assets and liabilities of all other separate accounts and the assets and liabilities of our general account. Since the deposit made under any funding agreement issued by us under this program will be part of our general account, our obligations under each such funding agreement will be the obligations of our general account, rather than the obligations of any separate account. As such, we will invest the proceeds from the sale of funding agreements under this program in a portfolio of assets which along with our other general account assets will be used to meet our contractual obligations under the funding agreements and our other general account obligations. We will earn the spread differential, if any, between the cost of our obligations under such funding agreements and the yield on our invested assets. We may periodically, consistent with our past practice and subject to our compliance with all applicable regulatory restrictions, dividend a portion of our net income from the general account to our direct parent, Lion Connecticut Holdings Inc.

We have established internal procedures to ensure that we perform all of our payment obligations under the funding agreements. A specific group of employees in our company will monitor performance of our payment obligations under the funding agreements and will promptly notify the indenture trustee in the event we have not timely made payments under any funding agreement. Under the applicable indenture, the calculation agent will notify us of the amount of interest due on any notes prior to any interest payment date. Additionally, in the event that we fail timely to make any payment under the applicable funding agreement, the indenture trustee will notify us of such failure and will have the right to enforce the rights of noteholders contained in the indenture.

Unless otherwise set forth in the applicable pricing supplement, the funding agreements will be rated AA- by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. We expect the funding agreements to be rated A1 by Moody’s Investors Service, Inc. (“Moody’s”). The rating of the applicable funding agreement by Moody’s will be specified in the applicable pricing supplement. Notes of a series will be issued only in the event that, at the time of issuance of such series of notes, at least one nationally recognized rating agency would assign an investment grade rating to such series of notes and the funding agreement securing such series of notes.

The trust will grant a security interest in and collaterally assign the funding agreement relating to the applicable series of notes to the indenture trustee as collateral to secure the trust’s obligations under that series of notes.

Priority

Each funding agreement is our unsecured obligation and, in the event of our impairment or insolvency, the Iowa Insurance Commissioner will be authorized and directed to commence delinquency proceedings for the purpose of liquidating, rehabilitating, reorganizing or conserving us pursuant to Iowa Code Sections 507C.4, 507C.12, 507C.13, 507C.14 and 507C.16. In conducting delinquency proceedings, claims are prioritized and an order of distribution is specified pursuant to Iowa Code Section 507C.42. There are nine classes within the priority scheme, with each successive class being fully junior to the preceding class. Class 1 priority is given to the costs and expenses of administration of the insurer during the delinquency proceedings and Class 2 priority is given to the claims of the insurer’s policyholders and guaranty associations. Sidley Austin LLP, counsel to us, has opined that, subject to the limitations, qualifications and assumptions set forth in its opinion letter, in a properly prepared and presented case, a court applying Iowa law would conclude that loss claims of principal and interest in respect of each funding agreement would be accorded Class 2 priority under Iowa Code Section 507C.42 and paid equally in priority with our other policyholders.

Sidley Austin LLP has advised that its opinion is based on its interpretation of the relevant provisions of the Iowa Code as construed by relevant administrative and judicial authority. However, the Iowa Code and regulations, interpretations and decisions are subject to change, either prospectively or retroactively, and many of the issues addressed in counsel’s opinion depend upon a facts and circumstances analysis that has received little or no administrative or judicial consideration. Therefore, the Iowa Insurance Commissioner, in his/her capacity as liquidator, rehabilitator or otherwise, or the courts could disagree in whole or in part with our analysis.

Iowa law would apply to our insolvency or receivership proceedings. Sidley Austin LLP has advised that the statutory liquidation priority accorded to funding agreements under Iowa law does not clearly apply to any additional amounts required to be paid (if specified in the applicable pricing supplement) as may be necessary in order that the net amounts receivable by a holder after any withholding or deduction under United States tax law shall equal the respective amounts which would have been receivable by such holder in the absence of such withholding or deduction. Accordingly, Sidley Austin LLP has advised that claims for such payments, if any, may not rank equally with either life insurance policy and annuity claims or funding agreement claims, but would rank at least equally with the claims of our general creditors, which are given Class 5 priority under Iowa Code Section 507C.42. Sidley Austin LLP expressly disclaimed any opinion that claims for such payments would be entitled to any greater priority.

The scope of the Sidley Austin LLP opinion regarding a delinquency proceeding with respect to ING USA is limited to an Iowa delinquency proceeding under Iowa law and to only those claims that are made in domiciliary proceedings in an Iowa court. The opinion of Sidley Austin LLP recites basic facts with respect to the transaction in which the funding agreement is to be issued, and those facts are implicitly assumed in connection with the rendering of the opinion. The limitations and qualifications in the opinion are that it is limited to the application of the law of the State of Iowa and federal law of the United States and that the opinion is rendered solely as of the date thereof.

In the event that the funding agreements were not accorded Class 2 priority in our insolvency, the funding agreements would be accorded the lower priority associated with our general unsecured obligations.

Funding Agreement Events of Default

Each of the following events will constitute an event of default (a “funding agreement default”) under each funding agreement:

•	we shall fail to make any payment of interest, premium (if applicable) or additional amounts (if and as specified in the schedule to such funding agreement) in accordance with the funding agreement, if such failure to pay is not corrected within seven business days after it becomes due and payable;

•	we shall fail to make any payment of principal in accordance with the funding agreement, if such failure to pay is not corrected within one business day after it becomes due and payable;

•	(a) (i) a court having jurisdiction in the premises has entered a decree or order for relief in respect of us in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect of the United States of America or any other applicable jurisdiction, which decree or order is not stayed, or any other similar relief has been granted under any applicable law, or (ii) an insolvency case has been commenced against us under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect of the United States of America or any other applicable jurisdiction, or (iii) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over us, or over all or a substantial part of our property, has been entered, or (iv) there has occurred the involuntary appointment of an interim receiver, trustee or other custodian of us for all or a substantial part of our property, or (v) a court having jurisdiction in the premises has entered a decree or order declaring our dissolution, or (vi) a warrant of attachment, execution or similar process has been issued against any substantial part of our property and (b) any such event described in this paragraph has not been dismissed within sixty (60) days; or

•	if we: (a) have an order for relief entered with respect to us, or (b) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect of the United States of America or any other applicable jurisdiction, or (c) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or (d) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of our property, or (e) make any assignment for the benefit of our creditors, or (f) fail or are unable, or admit in writing our inability, to pay our debts as such debts become due, or (g) our Board of Directors adopts any resolution or otherwise authorizes any action to approve or for the purpose of effecting any of the actions referred to in this paragraph.

Upon the occurrence and continuance of a funding agreement default specified in the first or second bullet point above, the indenture trustee (as collateral holder) has the right, in addition to any other rights and remedies they may have at law or in equity, to immediately demand payment of all principal and accrued and unpaid interest and any other amount due to such date under the affected funding agreement. Upon the occurrence of a funding agreement default specified in the third or fourth bullet point above, the principal of and accrued and unpaid interest and any other amounts payable under the affected funding agreement will be immediately due and payable without any declaration or other action by the trust or the indenture trustee (as collateral holder).

Optional Redemption; Optional Repayment

If a redemption right is specified in the pricing supplement related to a series of notes, we may redeem the related funding agreement prior to the stated maturity date of such funding agreement in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), at the applicable redemption price (as defined below), together with unpaid interest, if any, accrued thereon to, but excluding, the date of redemption. We must give written notice to the trust not more than 60 nor less than 35 calendar days prior to the date of redemption. “Redemption price”, with respect to a funding agreement, means an amount equal to the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction, as described in the pricing supplement, if applicable) multiplied by the unpaid principal amount to be redeemed. The initial redemption percentage, if any, applicable to a funding agreement shall decline at each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid amount thereof to be redeemed.

If a repayment right is specified in the pricing supplement relating to a series of notes, the related funding agreement may be subject to repayment at the request of the relevant trust, upon the valid exercise of the repayment right in the related notes by the holder of such notes, on any repayment date specified in the applicable pricing supplement. On any such repayment date, unless otherwise specified in the applicable pricing supplement, the funding agreement shall be repayable in whole or in part in increments of $1,000 at the request of the relevant trust at a repayment price equal to 100% of the principal amount thereof to be repaid, together with interest thereon payable to the date of repayment. Exercise of such repayment right by a trust shall be irrevocable.

Survivor’s Option

Unless a funding agreement has been declared due and payable prior to its stated maturity date by reason of any event of default thereunder, or has been previously redeemed or otherwise repaid, a trust may request repayment of such funding agreement upon the valid exercise of the survivor’s option in the related notes by the authorized representative of the deceased beneficial owner of such notes. If a survivor’s option is specified in the notes and the applicable pricing supplement it will be more fully described in the prospectus supplement relating to such notes.

Withholding Tax and Payment of Additional Amounts

All amounts due in respect of each funding agreement will be made without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority, unless such withholding or deduction is required by law. Unless otherwise specified in the applicable pricing supplement, (a) we will not pay any additional amounts to the applicable trust in respect of such withholding or deduction, (b) any such withholding or deduction will not give rise to any funding agreement default or any independent right or obligation to redeem such funding agreement and (c) the trust will be deemed for all purposes to have received cash in an amount equal to the portion of such withholding or deduction that is attributable to such trust’s interest in the funding agreement as equitably determined by us.

If it is specified in the applicable pricing supplement and funding agreement that we have agreed to pay additional amounts to the trust to reflect any required withholding or deduction under the funding agreement and we are required, or based on an opinion of independent legal counsel selected by us a material probability exists that we will be required, to pay additional amounts in respect of such withholding or deduction, pursuant to (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any governmental authority in the United States, which amendment or change is enacted, promulgated, issued or announced on or after the effective date of the applicable funding agreement, we will have the right to redeem the affected funding agreement by giving not less than 30 and no more than 60 days prior written notice to the trust and by paying to the trust the outstanding principal of, and premium, if any, and accrued but unpaid interest, on, the relevant funding agreement or such other amount as is specified in the applicable pricing supplement. If we redeem the related funding agreement issued to the trust, the related trust will redeem all of the notes of the applicable series as provided in the indenture.

Early Redemption for Tax Event

Each funding agreement will provide that, upon the occurrence of a tax event (as described below), we may redeem such funding agreement by giving not less than 30 and no more than 60 calendar days prior written notice to the applicable trust and by paying to such trust the outstanding principal of, and premium, if any, and accrued but unpaid interest, on, the relevant funding agreement or such other amount as is specified in the applicable pricing supplement. If we redeem a funding agreement, the applicable trust will redeem all of the notes of the series secured by such funding agreement as provided in the indenture. The term “tax event” means that we shall have received an opinion of independent legal counsel stating in effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any governmental authority in the United States, which amendment or change is enacted, promulgated, issued or announced on or after the effective date of the funding agreement, there is more than an insubstantial risk that (i) the trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to interest accrued or received on the relevant funding agreement or (ii) the trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges.

Restrictions on Transfer

Each funding agreement will contain provisions prohibiting the owner of the funding agreement from transferring or assigning the funding agreement or any right to receive payments under the funding agreement to any other person without our express written consent. In connection with the issuance of a series of notes by the trust, we will consent to the collateral assignment of the related funding agreement that will secure the obligations of the trust under such notes to the indenture trustee.

Intended Tax Treatment

The funding agreement will provide that we and the applicable trust each agree to treat the funding agreement, if not disregarded for United States federal income tax purposes, as our debt obligation for United States federal, state and local income and franchise tax purposes.

Governing Law

Each funding agreement will be subject to the laws of the State of Colorado.

FEES AND EXPENSES

All expenses of the program will be paid pursuant to separate expense and indemnity agreements entered into between us and the indenture trustee, the custodian, the trust beneficial owner and the trustee (on behalf of itself and each trust to be formed in connection with the issuance of a series of notes) and each expense and indemnity agreement to be entered into with each service provider that may become a provider of services under the programs from time to time. Forms of each expense and indemnity agreement have been filed as exhibits to the registration statement (which includes this prospectus) and are incorporated into this prospectus by reference.

Pursuant to each expense and indemnity agreement, we will pay the costs and expenses relating to the offering, sale and issuance of any series of notes and costs, expenses and taxes incurred by each trust other than certain excluded amounts described below and we will pay the costs and expenses of the indenture trustee, the custodian, the trust beneficial owner, the trustee, each trust and each service provider appointed from time to time and will indemnify each of them with respect to certain matters.

Under each expense and indemnity agreement, we will not be obligated to pay any costs, expenses, taxes or other amounts that are considered excluded amounts. Excluded amounts include:

•	any payment obligation by a trust to a noteholder under the notes;

•	any obligation of a trust to the extent such obligation has been paid using funds available to the trust from payments under the relevant funding agreement;

•	any cost, loss, damage, claim, action, suit, expense, disbursement, tax, penalty or liability of any kind or nature whatsoever resulting from or relating to any insurance regulatory or other governmental authority asserting that:

•	the notes are participations in the relevant funding agreement or are contracts of insurance; or

•	the offer, purchase, sale and/or transfer of the notes and/or the pledge and collateral assignment of the funding agreement by the trust to the indenture trustee constitute the conduct of the business of insurance or reinsurance or require the trust or holder of notes to be licensed as an insurer, insurance agent or broker;

•	any cost, loss, damage, claim, expense, tax, penalty or liability of any kind imposed on a service provider to the trust resulting from the bad faith, misconduct or negligence of such service provider;

•	any income taxes or overhead expenses of any service provider; or

•	any withholding taxes imposed with respect to payments made under the relevant funding agreement and any additional amounts paid to any noteholder.

Each expense and indemnity agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

Additionally, under certain circumstances to the extent not paid pursuant to the applicable expense and indemnity agreement, the indenture trustee, the custodian, the trust beneficial owner, the trustee and any service provider appointed from time to time may be paid out of the trust’s assets as described in the table below:

Circumstances
Giving Rise to
Payment of	Party Receiving such
Expenses	Fees and Expenses	General Purpose	Source of Funds	Distribution Priority	Amount Payable

Event of Default under indenture	Indenture trustee, trustee and custodian	Reasonable and customary expenses and counsel fees incurred by the indenture trustee, the trustee or the custodian and any other amounts due and unpaid to the indenture trustee, the trustee or the custodian by the trust	Amounts collected by the indenture trustee following an event of default under the indenture	First priority	In the case of the indenture trustee, actual fees and expenses in an aggregate amount of no more than $250,000 for all notes issued by all trusts and, in the case of the trustee and the custodian, actual fees and expenses in an aggregate amount of no more than $250,000 for all notes issued by all trusts.

Liquidation of the trust	Indenture trustee, trustee, custodian, trust beneficial owner and any service provider appointed from time to time	Any claims, including expenses	Assets of a trust upon the liquidation of such trust	Second priority (after the payment of all amounts due and unpaid on the notes, if any, of the applicable trust)	Actual expenses

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds whose underlying assets include the assets of such plans (collectively, “ERISA plans”), and on those persons who are fiduciaries with respect to ERISA plans. Investments by ERISA plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA plan’s investments be made in accordance with the documents governing the ERISA plan. Each fiduciary of an ERISA plan should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA plan and related trust.

Under United States Department of Labor regulations at 29 C.F.R. § 2510.3-101, as in effect from time to time and as amended by Section 3(42) of ERISA (the “plan asset regulations”), the assets of a trust may be deemed to be “plan assets” of an ERISA plan or a “plan” (such as an individual retirement account or a Keogh plan), as defined in Section 4975(e)(1) of the Code, other than a governmental or church plan described in Section 4975(g)(2) or (3) of the Code, (together with ERISA plans, “plans”) for purposes of ERISA and Section 4975 of the Code if a plan or a person investing “plan assets” of a plan acquires an equity interest in a trust and none of the exceptions contained in the plan asset regulations are applicable. An equity interest is defined under the plan asset regulations as an interest other than an instrument that is treated as indebtedness under applicable local law and has no “substantial equity features.” There is very little pertinent authority on the issue of what constitutes an equity interest for purposes of the plan asset regulations. Accordingly, whether the notes would be treated as debt or equity for purposes of the plan asset regulations is unclear. Since, however, the holders of notes of a series will have recourse only to the relevant collateral that secures such series of notes, if the notes were treated as equity interests, only the related funding agreement would be treated as assets of any plan holding a note.

Even if the notes are treated as equity interests for purposes of the plan asset regulations, because (a) the relevant trust expects that the funding agreement will be treated as debt, rather than equity, for United States federal tax purposes and (b) the funding agreement should not be deemed to have any “substantial equity features,” none of the assets underlying the funding agreement should be treated as “plan assets” for purposes of the plan asset regulations. Those conclusions are based, in part, upon the traditional debt features of the funding agreement, including the reasonable expectation of purchasers of the notes that the payments due under the funding agreement will be paid when due, as well as the absence of conversion rights, warrants and other typical equity features.

Therefore, subject to the considerations described herein, the notes are eligible for purchase by plans, any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (“plan asset entity”) and any person investing “plan assets” of any plan.

Section 406 of ERISA and Section 4975 of the Code also prohibit plans from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such plans (together, “parties in interest”), unless a statutory or administrative exemption is available. The types of transactions between plans and parties in interest that are prohibited include: (a) sales, exchanges or leases of property, (b) loans or other extensions of credit and (c) the furnishing of goods and services. For example, if either we or a trust or any of the Agents is a party in interest with respect to a plan (either directly or by reason of our ownership of subsidiaries), the purchase of the notes by or on behalf of the plan would likely be a prohibited transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below). A party in interest that engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to rescind the transaction and pay an amount to the plan for any loss realized by the plan or profits realized by such persons and certain other liabilities that could have a significant adverse effect on such persons.

The United States Department of Labor (“DOL”) has issued prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase and holding of the notes by or on behalf of a plan. These class exemptions include PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). Another exemption that may apply is the statutory service provider exemption set forth in Section 408(b)(17) of ERISA and Section 4975(d) (20) of the Code (the “Service Provider Exemption”). There can be no assurances that any of these class exemptions, the Service Provider Exemption or any other exemptions will be available with respect to any particular transaction involving the notes. In addition, a purchaser of the notes should be aware that, even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

Accordingly, the notes may not be purchased or held by any plan, any plan asset entity or any person investing “plan assets” of any plan, unless the purchase and holding of the notes is not a prohibited transaction or is exempt under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the statutory Service Provider Exemption or any other prohibited transaction exemption issued by the DOL or set forth in ERISA. Any purchaser of the notes or any interest therein, including in the secondary market, will be deemed to have represented that, among other things, either it is not a plan or other plan asset entity and it is not purchasing the notes on behalf of or with “plan assets” of any plan or other plan asset entity, or its purchase and holding of the notes is exempt under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. Such representations shall be deemed to be made each day from the date on which the purchaser purchases the notes through and including the date on which the purchaser disposes of the notes.

Moreover, the notes may not be purchased or held by any plan, any plan asset entity or any person investing “plan assets” of any plan if ING USA, the trust, the custodian, the indenture trustee, the Purchasing Agent, any Agent or any of their respective affiliates: (a) has investment discretion with respect to the assets of the plan used to effect such purchase; (b) has authority or responsibility to give, or regularly give, investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such assets and (2) will be based on the particular investment needs of such plan; or (c) unless PTCE 95-60, 91-38 or 90-1 applies, is an employer maintaining or contributing to such plan.

Any insurance company proposing to invest assets of its general account in the notes should consider the implications of the United States Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), in which the United States Supreme Court held that in certain circumstances assets in a life insurance company’s general account are treated as assets of a plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the DOL in January 2000.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing notes on behalf of or with “plan assets” of any plan or plan asset entity consult with their counsel regarding the potential consequences under ERISA and the Code and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the statutory Service Provider Exemption.

Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state, local or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code such as Section 503 of the Code. No view is expressed as to whether an investment in the notes (and any continued holding of the notes), or the operation and administration of the trust, is appropriate or permissible for any governmental plan or church plan under Section 503 of the Code, or under any state, local or other law respecting such plan. Any purchaser of the notes or any interest therein, including in the secondary market, will be deemed to have represented that, among other things, either (a) it is not a governmental plan or a church plan or any entity the assets of which are treated as including assets of such plans and it is not purchasing the notes on behalf of or with assets of any such plan or entity or (b) its purchase, holding and disposition of the notes is not in violation of the laws applicable to any such governmental plan or church plan. Such representations shall be deemed to be made each day from the date on which the purchaser purchases the notes through and including the date on which the purchaser disposes of the notes. Fiduciaries of any such plans should consult with their counsel before purchasing any notes.

The sale of any notes to a plan is in no respect a representation by any party or entity that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

Notwithstanding the above, with regard to a particular trust, the sale of notes to plans or a person utilizing the “plan assets” of plans might not be allowed, or might only be allowed subject to certain additional conditions, in which case the applicable pricing supplement will disclose the prohibition or such additional conditions.

THE ERISA CONSIDERATIONS SET FORTH ABOVE ARE ONLY INTENDED AS A SUMMARY AND MAY NOT BE APPLICABLE DEPENDING UPON A PLAN’S SPECIFIC FACTS AND CIRCUMSTANCES. PLAN FIDUCIARIES SHOULD CONSULT THEIR OWN ADVISORS WITH RESPECT TO THE ADVISABILITY OF AN INVESTMENT IN THE NOTES, AND POTENTIALLY ADVERSE CONSEQUENCES OF SUCH INVESTMENT, INCLUDING WITHOUT LIMITATION THE POSSIBLE EFFECTS OF CHANGES IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION

This prospectus relates to (i) the offering of notes through the trusts to institutional and retail investors from time to time for sale to or through the agents identified in the applicable prospectus supplement and (ii) the underlying funding agreements. Merrill Lynch International; Banc of America Securities LLC; Barclays Capital Inc.; Barclays Bank PLC; Credit Suisse Securities (USA) LLC; Credit Suisse Securities (Europe) Limited; Deutsche Bank Securities Inc.; Deutsche Bank AG, London Branch; Goldman, Sachs & Co.; Goldman Sachs International; HSBC Securities (USA) Inc.; HSBC Bank plc; ING Financial Markets LLC; J.P. Morgan Securities Inc.; J.P. Morgan Securities Ltd.; Morgan Stanley & Co. Incorporated; Morgan Stanley & Co. International plc; UBS Securities LLC; and UBS Limited have been named as agents (referred to below as “Agents”) in the prospectus supplement relating to the offering of notes to institutional investors under our secured medium-term notes program. If we add or remove an Agent from our secured medium-term notes program, the applicable pricing supplement will disclose such addition or removal. Also, Merrill Lynch, Pierce, Fenner & Smith Incorporated has been named as the purchasing agent (also referred to below as an “Agent”) in the prospectus supplement relating to the offering of notes to retail investors under our INGsm USA CoreNotes® program.

The distribution of the notes offered under this prospectus may occur in one or more transactions at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, all of which may change over time.

Each trust will use the net proceeds received from the sale of its series of notes to purchase a funding agreement issued by us. Each trust will collaterally assign and grant a security interest in the applicable funding agreement in favor of the indenture trustee for the benefit of the holders of notes issued by such trust.

In connection with the sale of the notes, the Agents may receive from the trust or from purchasers of the notes for whom they may act as agents compensation in the form of discounts, concessions or commissions. The Agents may sell the notes to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the purchasers for whom they may act as agents. The Agents and dealers that participate in the distribution of the notes are underwriters within the meaning of the Securities Act with respect to the notes being distributed and the funding agreement purchased by the trust. Any Agents that participate in the offering of the notes will be identified and their compensation will be described in the applicable prospectus supplement or pricing supplement. The applicable prospectus supplement or pricing supplement will also describe the other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers.

We will agree to indemnify the Agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Agents may be required to make in respect thereof.

With respect to any series of notes as to which affiliates of the indenture trustee will serve as an agent, the relevant trust will appoint an eligible and unaffiliated entity to serve as indenture trustee with respect to such series of notes, instead of the indenture trustee.

We are a statutory issuer of the notes under the Securities Act.

Under the Securities Act, each trust is a statutory underwriter of the funding agreement purchased with the proceeds from the issuance of such trust’s notes.

In the ordinary course of its business, the Agents and their affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with us and certain of our affiliates.

LEGAL MATTERS

Certain matters regarding the notes, their offering and the funding agreements will be passed upon:

•	for us by Eric G. Banta, internal counsel for ING USA (as to Colorado law);

•	for us by internal counsel for ING USA (as to Iowa law);

•	for us by Sidley Austin LLP (as to tax law matters);

•	for the trusts and us by Sidley Austin LLP (as to New York law matters, as to Illinois law matters, as to United States federal securities and tax law matters and as to certain insurance regulatory matters); and

•	for the Agents by Pillsbury Winthrop Shaw Pittman LLP (as to New York law matters and as to United States federal securities law matters).

Opinions issued in connection with future offerings may be issued by counsel other than those listed above. The name of such counsel other than those listed above will be included in the applicable pricing supplement.

Sidley Austin LLP has from time to time represented, and continues to represent, one or more of the Agents in connection with matters unrelated to the offering of the notes.

EXPERTS

The financial statements and the related financial statement schedules incorporated in this prospectus by reference from the ING USA Annual Report on Form 10-K for the year ended December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their reports, which are incorporated in this prospectus by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth those expenses to be incurred by ING USA Annuity and Life Insurance Company in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission filing fee, all amounts shown are estimates.

Securities and Exchange Commission registration fee	$51,090.00
Fees and expenses of trustees	$157,000
Printing and engraving expenses	$100,000
Accountant’s fees and expenses	$184,000
Legal fees and expenses	$250,000
Rating agency fees	$1,380,000
Miscellaneous expenses	$25,000

Total	$2,147,090

Item 15.	Indemnification of Directors and Officers.

ING USA Annuity and Life Insurance Company

The Iowa Business Corporation Act grants ING USA Annuity and Life Insurance Company the power to indemnify its directors and officers against liabilities under certain circumstances. The Amended Articles of Incorporation and the Amended and Restated Bylaws of ING USA Annuity and Life Insurance Company provide for indemnification of directors, officers, employees and agents to the full extent provided by the Iowa Business Corporation Act. The Amended Articles of Incorporation provide that ING USA Annuity and Life Insurance Company shall indemnify its directors and officers, as provided under the Iowa Business Corporation Act, subject to such limitations as may be established by ING USA Annuity and Life Insurance Company. The Amended Articles of Incorporation further provide that a director shall not be personally liable to ING USA Annuity and Life Insurance Company or its shareholders for monetary damages for any action taken, or failure to take any action, as a director, except for liability (a) for the amount of a financial benefit received by a director to which the director is not entitled, (b) for an intentional infliction of harm on ING USA Annuity and Life Insurance Company or its shareholders, (c) for an intentional violation of criminal law or (d) under Section 490.833 of the Iowa Business Corporation Act (relating to certain unlawful distributions to shareholders).

The Amended and Restated Bylaws provide that ING USA Annuity and Life Insurance Company shall, and may through insurance coverage, indemnify its directors, officers, employees and agents against all damages, awards, legal fees and other expenses reasonably incurred in connection with or resulting from any proceeding because of the director’s, officer’s, employee’s or agent’s position with ING USA Annuity and Life Insurance Company or another entity that the director, officer, employee or agent serves at ING USA Annuity and Life Insurance Company’s request. The Amended and Restated Bylaws further state that the indemnification provided therein shall not be deemed exclusive and shall be in addition to any rights as may be otherwise provided as a matter of law subject to such limitations as may be established by ING USA Annuity and Life Insurance Company.

Item 16.	Exhibits.

Exhibit
Number		Description

1	*	Form of Distribution Agreement
4	.1*	Form of Standard Indenture Terms to be entered into between Citibank, N.A., as indenture trustee, and U.S. Bank National Association, as trustee on behalf of the applicable trust
4	.2*	Form of Indenture to be entered into between Citibank, N.A., as indenture trustee, and U.S. Bank National Association, as trustee on behalf of the applicable trust (included as Section B to the Omnibus Instrument filed as Exhibit 4.8 hereto)
4	.3*	Form of Institutional Global Note (Secured Medium-Term Notes) (included as Exhibit A-2 to the Standard Indenture Terms filed as Exhibit 4.1 hereto)
4	.4*	Form of Retail Global Note (INGsm USA CoreNotes®) (included as Exhibit A-1 to the Standard Indenture Terms filed as Exhibit 4.1 hereto)
4	.5*	Form of Standard Trust Terms to be entered into between U.S. Bank National Association, as trustee, and GSS Holdings II, Inc., as trust beneficial owner
4	.6*	Form of Trust Agreement to be entered into between U.S. Bank National Association, as trustee, and GSS Holdings II, Inc., as trust beneficial owner (included as Section A to the Omnibus Instrument filed as Exhibit 4.8 hereto)
4	.7*	Form of Funding Agreement to be issued by ING USA Annuity and Life Insurance Company
4	.8*	Form of Omnibus Instrument
4	.9*	Form of Closing Instrument
4	.10*	Form of Custodial Agreement by and among U.S. Bank National Association, as custodian, Citibank, N.A., as indenture trustee, and U.S. Bank National Association, as trustee (on behalf of each trust)
5	.1*	Opinion of Eric G. Banta, internal counsel for ING USA Annuity and Life Insurance Company
5	.2*	Opinion of Sidley Austin LLP
8	*	Opinion of Sidley Austin LLP
10	.1*	Form of Expense and Indemnity Agreement by and between ING USA Annuity and Life Insurance Company and U.S. Bank National Association, as trustee (on behalf of itself and each trust)
10	.2*	Form of Expense and Indemnity Agreement by and between ING USA Annuity and Life Insurance Company and Citibank, N.A., as indenture trustee, registrar, transfer agent, paying agent and calculation agent
10	.3*	Form of Expense and Indemnity Agreement by and between ING USA Annuity and Life Insurance Company and GSS Holdings II, Inc., as trust beneficial owner
10	.4*	Form of Expense and Indemnity Agreement by and between ING USA Annuity and Life Insurance Company and U.S. Bank National Association, as custodian
12		Statement Regarding Computation of Ratio of Earnings to Fixed Charges
23.1		Consent of Ernst & Young LLP
23	.2*	Consent of Eric G. Banta, internal counsel for ING USA Annuity and Life Insurance Company (included in Exhibit 5.1)
23	.3*	Consent of Sidley Austin LLP (included in Exhibit 5.2)
23	.4*	Consent of Sidley Austin LLP (included in Exhibit 8)
23	.5*	Consent of Sidley Austin LLP
24	*	Power of Attorney of Board of Directors and Officers of ING USA Annuity and Life Insurance Company
25	*	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Citibank, N.A., as indenture trustee under each Indenture
99	.1*	Form of Institutional Pricing Supplement
99	.2*	Form of Retail Pricing Supplement

*	Previously filed.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales of the securities registered hereby are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that:

(A) The undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(B) Provided, further, however, that the undertakings set forth in paragraphs (i) and (ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is relying on Rule 430(B):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at the date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in this registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions discussed in Item 15 above, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, ING USA Annuity and Life Insurance Company (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Denver, State of Colorado, on this 16th day of April, 2009.

ING USA Annuity and Life Insurance Company

By:	/s/ J. Randolph Dobo
Name: J. Randolph Dobo
Title: President, ING Institutional Markets
(Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Robert G. Leary		Director

* Steven T. Pierson		Senior Vice President and Chief Accounting Officer

* David A. Wheat		Chief Financial Officer, Executive Vice President and Director

* Bridget M. Healy		Director

* Catherine H. Smith		Director

* Valerie G. Brown		President (principal executive officer)

*By:	/s/ Eric G. Banta Eric G. Banta, as Attorney-in-Fact		April 16, 2009

EXHIBIT INDEX

Exhibit
Number		Description

1	*	Form of Distribution Agreement
4	.1*	Form of Standard Indenture Terms to be entered into between Citibank, N.A., as indenture trustee, and U.S. Bank National Association, as trustee on behalf of the applicable trust
4	.2*	Form of Indenture to be entered into between Citibank, N.A., as indenture trustee, and U.S. Bank National Association, as trustee on behalf of the applicable trust (included as Section B to the Omnibus Instrument filed as Exhibit 4.8 hereto)
4	.3*	Form of Institutional Global Note (Secured Medium-Term Notes) (included as Exhibit A-2 to the Standard Indenture Terms filed as Exhibit 4.1 hereto)
4	.4*	Form of Retail Global Note (INGsm USA CoreNotes®) (included as Exhibit A-1 to the Standard Indenture Terms filed as Exhibit 4.1 hereto)
4	.5*	Form of Standard Trust Terms to be entered into between U.S. Bank National Association, as trustee, and GSS Holdings II, Inc., as trust beneficial owner
4	.6*	Form of Trust Agreement to be entered into between U.S. Bank National Association, as trustee, and GSS Holdings II, Inc., as trust beneficial owner (included as Section A to the Omnibus Instrument filed as Exhibit 4.8 hereto)
4	.7*	Form of Funding Agreement to be issued by ING USA Annuity and Life Insurance Company
4	.8*	Form of Omnibus Instrument
4	.9*	Form of Closing Instrument
4	.10*	Form of Custodial Agreement by and among U.S. Bank National Association, as custodian, Citibank, N.A., as indenture trustee, and U.S. Bank National Association, as trustee (on behalf of each trust)
5	.1*	Opinion of Eric G. Banta, internal counsel for ING USA Annuity and Life Insurance Company
5	.2*	Opinion of Sidley Austin LLP
8	*	Opinion of Sidley Austin LLP
10	.1*	Form of Expense and Indemnity Agreement by and between ING USA Annuity and Life Insurance Company and U.S. Bank National Association, as trustee (on behalf of itself and each trust)
10	.2*	Form of Expense and Indemnity Agreement by and between ING USA Annuity and Life Insurance Company and Citibank, N.A., as indenture trustee, registrar, transfer agent, paying agent and calculation agent
10	.3*	Form of Expense and Indemnity Agreement by and between ING USA Annuity and Life Insurance Company and GSS Holdings II, Inc., as trust beneficial owner
10	.4*	Form of Expense and Indemnity Agreement by and between ING USA Annuity and Life Insurance Company and U.S. Bank National Association, as custodian
12		Statement Regarding Computation of Ratio of Earnings to Fixed Charges
23.1		Consent of Ernst & Young LLP
23	.2*	Consent of Eric G. Banta, internal counsel for ING USA Annuity and Life Insurance Company (included in Exhibit 5.1)
23	.3*	Consent of Sidley Austin LLP (included in Exhibit 5.2)
23	.4*	Consent of Sidley Austin LLP (included in Exhibit 8)
23	.5*	Consent of Sidley Austin LLP
24	*	Power of Attorney of Board of Directors and Officers of ING USA Annuity and Life Insurance Company
25	*	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Citibank, N.A., as indenture trustee under each Indenture
99	.1*	Form of Institutional Pricing Supplement
99	.2*	Form of Retail Pricing Supplement

*	Previously filed.